Exhibit 10.1

EXECUTION VERSION

SECOND AMENDMENT TO
THIRD AMENDED AND RESTATED LOAN AGREEMENT

THIS SECOND AMENDMENT TO THIRD AMENDED AND RESTATED LOAN AGREEMENT, dated as of March 30, 2021 (this “Amendment”), is among THE CHEESECAKE FACTORY INCORPORATED, a Delaware corporation (the “Borrower”), the lenders party hereto (the “Lenders”) and JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

WHEREAS, the Borrower, the Lenders party thereto from time to time, and the Administrative Agent are parties to a Third Amended and Restated Loan Agreement dated as of July 30, 2019 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Loan Agreement”; the Existing Loan Agreement as amended by this Amendment and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Amended Loan Agreement”). Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them in the Amended Loan Agreement, and the rules of interpretation set forth in Section 1.03 (Terms Generally) of the Amended Loan Agreement shall be incorporated herein by reference as if fully set forth herein, mutatis mutandis.

WHEREAS, the Borrower has requested that the Administrative Agent and the Required Lenders agree to certain amendments to the Existing Loan Agreement, and each of the Lenders signatory hereto, which Lenders collectively constitute the Required Lenders referred to in the Existing Loan Agreement, have agreed, subject to the terms and conditions set forth herein, to amend the Existing Loan Agreement as herein provided.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1.        Amendments to Existing Loan Agreement. Effective as of the Effective Date (as defined below) and subject to the satisfaction of the conditions precedent in Section 2 of this Amendment, the Existing Loan Agreement (including the Schedules and Exhibits thereto) is hereby amended by deleting the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and by adding the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Amended Loan Agreement attached as Exhibit A hereto.

2.         Conditions Precedent to Effectiveness. This Amendment shall become effective as of the date first above written (the “Effective Date”) upon satisfaction of each of the following conditions:

2.1       Amendment. The Administrative Agent shall have received counterparts of this Amendment, duly executed by the parties hereto;

2.2       Guaranty. The Administrative Agent shall have received a Third Amended and Restated Guaranty substantially in the form of Exhibit B, duly executed by each of the Guarantors;

2.3       Liquidity. Liquidity as calculated on the Effective Date shall be at least $100,000,000, and the Administrative Agent shall have received a certificate to that effect, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower; and

2.4       Fees; Costs and Expenses. The Administrative Agent shall have received payment of all of its fees and expenses incurred in connection with this Amendment, including the reasonable fees and expenses of its counsel, to the extent invoiced within one Business Day prior to the Effective Date.

3.         Representations and Warranties. The Borrower represents and warrants to the Administrative Agent and the Lenders that, on and as of the Effective Date, and after giving effect to this Amendment:

3.1       Authorization. The execution and delivery by the Borrower of this Amendment, and its performance hereunder and under the Amended Loan Agreement, have been duly authorized by all necessary corporate action, and this Amendment has been duly executed and delivered by the Borrower.

3.2     Binding Obligation. This Amendment and the Amended Loan Agreement each constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

3.3       No Legal Obstacle to Amendment. The execution and delivery by the Borrower of this Amendment, and its performance hereunder and under the Amended Loan Agreement, (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect, (ii) filings necessary to perfect or maintain the perfection or priority of the Liens granted by the Loan Parties pursuant to the terms set forth in the Collateral Documents, and (iii) consents, approvals, registrations, filings or actions the failure of which to obtain or perform would not reasonably be expected to have a Material Adverse Effect; (b) will not violate any applicable law or regulation in any material respect or the charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries or any order of any Governmental Authority; (c) will not, in any material respect, violate or result in a default under any material indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries; and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries, except for any Liens granted by the Loan Parties after the date hereof pursuant to the terms set forth in the Collateral Documents.

3.4       Incorporation of Certain Representations. After giving effect to the terms of this Amendment, the representations and warranties set forth in Article III of the Amended Loan Agreement are true and correct in all material respects (without duplication of any materiality qualifiers set forth therein) on and as of the Effective Date as though made on and as of the Effective Date (except to the extent such representations and warranties relate to an earlier date, in which case they were true and correct in all material respects (without duplication of any materiality qualifiers set forth therein) as of such date).

3.5       No Default. Immediately prior to and upon the effectiveness of this Amendment, no Default or Event of Default exists and is continuing.

4.         Miscellaneous.

4.1      Incorporation. Upon the effectiveness of this Amendment, each reference in the Existing Loan Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import shall mean and be a reference to the Amended Loan Agreement, and each reference to the Existing Loan Agreement in any other document, instrument or agreement executed or delivered in connection with the Amended Loan Agreement shall mean and be a reference to the Amended Loan Agreement.

4.2       Ratification. Except as expressly amended by this Amendment and the amendment and restatement of the Guaranty (as defined in the Existing Loan Agreement) executed in connection herewith, the Existing Loan Agreement and all other documents, instruments and agreements executed or delivered in connection therewith shall remain unchanged and in full force and effect, and are hereby ratified and confirmed in all respects on and as of the Effective Date.

4.3      No Waiver. This Amendment is limited solely to the matters expressly set forth herein and is specific in time and in intent and does not constitute, nor should it be construed as, a waiver or amendment of any other term or condition, right, power, privilege or remedy under the Amended Loan Agreement or under any agreement, contract, indenture, document or instrument mentioned therein. The execution, delivery and effectiveness of this Amendment shall not preclude or prejudice any rights of the Administrative Agent or the Lenders thereunder, or any exercise thereof or the exercise of any other right, power, privilege or remedy, nor shall it require the Required Lenders to agree to an amendment, waiver or consent for a similar transaction or on a future occasion. Nor shall any future waiver of any right, power, privilege or default hereunder, or under any agreement, contract, indenture, document or instrument mentioned in the Amended Loan Agreement, constitute a waiver of any other right, power, privilege or default of the same or of any other term or provision. The Borrower acknowledges and expressly agrees that the Administrative Agent and each Lender reserves the right to, and does in fact, require strict compliance with all terms and provisions of the Amended Loan Agreement and the other Loan Documents.

4.4       Entire Agreement. This Amendment and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

4.5       Construction. This parties hereto acknowledge and agree that this Amendment shall not be construed more favorably in favor of any party hereto based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiation of this Amendment.

4.6      Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns as provided in the Amended Loan Agreement.

4.7        Incorporation of Loan Agreement Provisions. The provisions of Sections 9.06 (Counterparts; Integration; Effectiveness; Electronic Execution), 9.07 (Severability), 9.09 (Governing Law; Jurisdiction; Consent to Service of Process), 9.10 (Waiver of Jury Trial) and 9.11 (Headings) of the Amended Loan Agreement are incorporated herein by reference as if fully set forth herein, mutatis mutandis.

4.8        Amendment is a “Loan Document”. This Amendment is a Loan Document and all references to a “Loan Document” in the Amended Loan Agreement and the other Loan Documents (including all such references in the representations and warranties in the Amended Loan Agreement and the other Loan Documents) shall be deemed to include this Amendment.

[Signatures Immediately Follow]

IN WITNESS WHEREOF, the signatories hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

BORROWER:	THE CHEESECAKE FACTORY INCORPORATED

	By:	/s/ David Overton
	Name:	David Overton
	Title:	Chief Executive Officer

Signature Page to Second Amendment
to Third Amended and Restated Loan Agreement

ADMINISTRATIVE AGENT:	JPMORGAN CHASE BANK, N.A., as Administrative Agent

	By:	/s/ Marshall J. Trenckmann
	Name:	Marshall J. Trenckmann
	Title:	Managing Director

Signature Page to Second Amendment
to Third Amended and Restated Loan Agreement

LENDERS:	JPMORGAN CHASE BANKS, N.A., as a Lender

	By:	/s/ Marshall J. Trenckmann
	Name:	Marshall J. Trenckmann
	Title:	Managing Director

Signature Page to Second Amendment
to Third Amended and Restated Loan Agreement

BANK OF THE WEST, as a Lender

By:	/s/ Nabil B. Khoury
Name:	Nabil B. Khoury
Title:	Director

Signature Page to Second Amendment
to Third Amended and Restated Loan Agreement

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Glenn Leyrer
Name:	Glenn Leyrer
Title:	Vice President

Signature Page to Second Amendment
to Third Amended and Restated Loan Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Jake Ganajian
Name:	Jake Ganajian
Title:	Senior Vice President

Signature Page to Second Amendment
to Third Amended and Restated Loan Agreement

TD BANK, N.A., as a Lender

By:	/s/ Alan Garson
Name:	Alan Garson
Title:	Senior Vice President

Signature Page to Second Amendment
to Third Amended and Restated Loan Agreement

BANK OF AMERICA, N.A., as a Lender

By:	/s/ David Barney
Name:	David Barney
Title:	Senior Vice President

Signature Page to Second Amendment
to Third Amended and Restated Loan Agreement

COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH, as a Lender

By:	/s/ André Baladi
Name:	André Baladi
Title:	Managing Director

By:	/s/ Sarah Fleet
Name:	Sarah Fleet
Title:	Executive Director

Signature Page to Second Amendment
to Third Amended and Restated Loan Agreement

EXHIBIT A
to Second Amendment
to Third Amended and Restated Loan Agreement

Amended Loan Agreement

[Attached]

Exhibit A to the
Second Amendment to
Third Amended and Restated Loan Agreement

(Conformed Copy)

THIRD AMENDED AND RESTATED LOAN AGREEMENT

dated as of

July 30, 2019

among

THE CHEESECAKE FACTORY INCORPORATED,

The Lenders Party Hereto

and

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent,

BANK OF AMERICA, N.A.,
and
WELLS FARGO BANK, NATIONAL ASSOCIATION
as Co-Syndication Agents

and

BANK OF THE WEST,
as Documentation Agent

___________________________

JPMORGAN CHASE BANK, N.A.,
as Sole Bookrunner and Sole Lead Arranger

Composite Copy

(as amended by the First Amendment, dated as of May 1, 2020, and the Second Amendment, dated as of March 30, 2021)

Page

ARTICLE I Definitions	1

SECTION 1.01. Defined Terms	1
SECTION 1.02. Classification of Loans and Borrowings	~~24~~31
SECTION 1.03. Terms Generally	~~24~~32
SECTION 1.04. Accounting Terms; GAAP	~~25~~32
SECTION 1.05. Interest Rates; LIBOR Notification	~~25~~33
SECTION 1.06. Letter of Credit Amounts	~~26~~33
SECTION 1.07. Divisions	~~26~~34

ARTICLE II The Credits	~~26~~34

SECTION 2.01. Commitments	~~26~~34
SECTION 2.02. Loans and Borrowings	~~27~~34
SECTION 2.03. Requests for Revolving Borrowings	~~27~~35
SECTION 2.04. Swingline Loans	~~28~~35
SECTION 2.05. Letters of Credit	~~29~~37
SECTION 2.06. Funding of Borrowings	~~34~~41
SECTION 2.07. Interest Elections	~~34~~42
SECTION 2.08. Termination and Reduction of Commitments	~~36~~43
SECTION 2.09. Repayment of Loans; Evidence of Debt	~~36~~44
SECTION 2.10. Prepayment of Loans	~~37~~44
SECTION 2.11. Fees	~~38~~45
SECTION 2.12. Interest	~~39~~46
SECTION 2.13. Alternate Rate of Interest	~~39~~47
SECTION 2.14. Increased Costs	~~40~~48
SECTION 2.15. Break Funding Payments	~~42~~49
SECTION 2.16. Withholding of Taxes; Gross-Up	~~42~~50
SECTION 2.17. Payments Generally; Pro Rata Treatment; Sharing of Set-offs	~~46~~54
SECTION 2.18. Mitigation Obligations; Replacement of Lenders	~~48~~56
SECTION 2.19. Defaulting Lenders	~~49~~57
SECTION 2.20. Increase in Commitments	~~52~~59

ARTICLE III Representations and Warranties	~~53~~60

-i-

(continued)

Page

SECTION 3.01. Organization; Powers	~~53~~60
SECTION 3.02. Authorization; Enforceability	~~53~~60
SECTION 3.03. Governmental Approvals; No Conflicts	~~53~~61
SECTION 3.04. Financial Condition; No Material Adverse Change	~~53~~61
SECTION 3.05. Properties; Liens	~~54~~61
SECTION 3.06. Litigation and Environmental Matters	~~54~~61
SECTION 3.07. Compliance with Laws and Agreements	~~54~~62
SECTION 3.08. Margin Regulations; Investment Company Status	~~54~~62
SECTION 3.09. Taxes	~~55~~62
SECTION 3.10. ERISA	~~55~~62
SECTION 3.11. Subsidiaries; Equity Interests	~~55~~63
SECTION 3.12. Labor Matters	~~55~~63
SECTION 3.13. Disclosure	~~55~~63
SECTION 3.14. Anti-Corruption Laws and Sanctions	~~56~~63
SECTION 3.15. EEA Financial Institutions	~~56~~64
SECTION 3.16. Security Interest in Collateral	64

ARTICLE IV Conditions	~~56~~64

SECTION 4.01. Effective Date	~~56~~64
SECTION 4.02. Each Credit Event	~~58~~66

ARTICLE V Affirmative Covenants	~~59~~67

SECTION 5.01. Financial Statements and Other Information	~~59~~67
SECTION 5.02. Notices of Material Events	~~60~~69
SECTION 5.03. Existence; Conduct of Business	~~61~~69
SECTION 5.04. Payment of Obligations	~~61~~69
SECTION 5.05. Maintenance of Properties; Insurance	~~61~~69
SECTION 5.06. Books and Records; Inspection Rights	~~61~~70
SECTION 5.07. Compliance with Laws	~~62~~70
SECTION 5.08. Use of Proceeds and Letters of Credit	~~62~~70
SECTION 5.09. Additional Guarantors; Collateral Requirement; Further Assurances	~~62~~71

-ii-

(continued)

Page

SECTION 5.10. Post-Closing Covenant	~~62~~71

ARTICLE VI Negative Covenants	~~63~~72

SECTION 6.01. Indebtedness	~~63~~72
SECTION 6.02. Liens	~~64~~75
SECTION 6.03. Fundamental Changes	~~65~~76
SECTION 6.04. Investments, Loans, Advances, Guarantees and Acquisitions	~~66~~76
SECTION 6.05. Hedge Agreements	~~67~~78
SECTION 6.06. Restricted Payments	~~67~~78
SECTION 6.07. Transactions with Affiliates	~~68~~80
SECTION 6.08. Restrictive Agreements	~~68~~80
SECTION 6.09. Financial Covenants	~~69~~80
SECTION 6.10. Sale and Leaseback	~~70~~81
SECTION 6.11. Sale of Assets	~~70~~82
SECTION 6.12. Capital Expenditures	~~71~~82

ARTICLE VII Events of Default	~~71~~83

SECTION 7.01. Events of Default	83
SECTION 7.02. Remedies Upon an Event of Default	85
SECTION 7.03. Application of Payments	85

ARTICLE VIII The Administrative Agent	~~73~~87

SECTION 8.01. Authorization and Action	~~73~~87
SECTION 8.02. Administrative Agent’s Reliance, ~~Indemnification~~Limitation of Liability, Etc	~~76~~89
SECTION 8.03. Posting of Communications	~~77~~91
SECTION 8.04. The Administrative Agent Individually	~~78~~92
SECTION 8.05. Successor Administrative Agent	~~79~~93
SECTION 8.06. Acknowledgements of Lenders and Issuing Banks	~~80~~94
SECTION 8.07. Certain ERISA Matters	~~80~~96
SECTION 8.08. Guarantee Matters	~~82~~97
SECTION 8.09. Collateral Matters	97
SECTION 8.10. Credit Bidding.	99

-iii-

(continued)

Page

ARTICLE IX Miscellaneous	~~82~~99

SECTION 9.01. Notices	~~82~~99
SECTION 9.02. Waivers; Amendments	~~83~~100
SECTION 9.03. Expenses; Limitation of Liability; Indemnity; ~~Damage Waiver~~ Etc.	~~84~~102
SECTION 9.04. Successors and Assigns	~~86~~103
SECTION 9.05. Survival	~~90~~107
SECTION 9.06. Counterparts; Integration; Effectiveness; Electronic Execution	~~90~~107
SECTION 9.07. Severability	~~91~~108
SECTION 9.08. Right of Setoff	~~91~~108
SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process	~~91~~108
SECTION 9.10. WAIVER OF JURY TRIAL	~~92~~109
SECTION 9.11. Headings	~~93~~110
SECTION 9.12. Confidentiality	~~93~~110
SECTION 9.13. Interest Rate Limitation	~~94~~111
SECTION 9.14. USA PATRIOT Act	~~94~~111
SECTION 9.15. California Judicial Reference	~~94~~111
SECTION 9.16. Judgment Currency	~~95~~112
SECTION 9.17. No Fiduciary Duty, etc	~~95~~112
SECTION 9.18. Acknowledgement and Consent to Bail-In of ~~EEA~~Affected Financial Institutions	~~96~~113
SECTION 9.19. Acknowledgement Regarding Any Supported QFCs	~~96~~113
SECTION 9.20. Amendment and Restatement	~~97~~114

-iv-

SCHEDULES:

Schedule 2.01 – Commitments

Schedule 2.05 – Existing Letters of Credit

Schedule 3.06 – Disclosed Matters

Schedule 3.11 – Subsidiaries and Equity Interests

Schedule 6.01 – Existing Indebtedness

Schedule 6.02 – Existing Liens

Schedule 6.08 – Existing Restrictions

EXHIBITS:

Exhibit A – Form of Assignment and Assumption

Exhibit B-1 – Form of Compliance Certificate (Minimum Liquidity – Monthly)

Exhibit B-2 – Form of Compliance Certificate

Exhibit C – Form of U.S. Tax Compliance Certificates

~~Exhibit D – Form of Acknowledgment and Reaffirmation Agreement~~

THIRD AMENDED AND RESTATED LOAN AGREEMENT dated as of July 30, 2019, among THE CHEESECAKE FACTORY INCORPORATED, a Delaware corporation, the LENDERS party hereto, and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

The Borrower, certain lenders and the Administrative Agent are parties to that certain Second Amended and Restated Loan Agreement dated as of December 22, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Existing Loan Agreement”). The parties hereto agree that the Existing Loan Agreement is hereby amended and restated in its entirety as follows:

ARTICLE I

Definitions

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, is or are bearing interest at a rate determined by reference to the Alternate Base Rate.

~~“Acknowledgment and Reaffirmation Agreement” means the Acknowledgment and Reaffirmation Agreement made by the Guarantors in favor of the Administrative Agent and the Lenders, substantially in the form of Exhibit D.~~

“Acquisition” means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Borrower or any of its Subsidiaries (a) acquires any ongoing business or all or substantially all of the assets of any Person, or division thereof, whether through purchase of assets, merger or otherwise or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the Equity Interests of a Person which has ordinary voting power for the election of directors or other similar management personnel of a Person (other than Equity Interests having such power only by reason of the happening of a contingency) or a majority (by percentage of voting power) of the outstanding Equity Interests of a Person.

“Act” has the meaning assigned to such term in Section 9.14.

“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Administrative Agent” means JPMorgan in its capacity as administrative agent for the Lenders hereunder.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent-Related Person” has the meaning assigned to it in Section 9.03(d).

“Agreement” means this Third Amended and Restated Loan Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%; provided that, for the purpose of this definition, the Adjusted LIBO Rate for any day shall be based on the LIBO Screen Rate (or if the LIBO Screen Rate is not available for such one month Interest Period, the Interpolated Rate) at approximately 11:00 a.m. London time on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.14, then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoing would be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement.

“Alternative Currency” means any currency other than dollars that is a lawful currency that is readily available, freely transferable and not restricted, able to be converted into dollars and available in the London interbank deposit market.

“Ancillary Document” has the meaning assigned to it in Section 9.06(b).

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or any of its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Percentage” means, with respect to any Lender, the percentage of the total Commitments represented by such Lender’s Commitment; provided that in the case of Section 2.19 when a Defaulting Lender shall exist, “Applicable Percentage” shall mean the percentage of the total Commitments (disregarding any Defaulting Lender’s Commitment) represented by such Lender’s Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments and to any Lender’s status as a Defaulting Lender at the time of determination.

2

“Applicable Rate” means, for any day, with respect to any ABR Loan or Eurodollar Revolving Loan, or with respect to the Unused Fees payable hereunder, as the case may be, (i) from the First Amendment Effective Date until the date on which the Administrative Agent receives a certificate pursuant to Section 5.01(c) for a fiscal quarter ending on or after ~~June 29~~December 28, 2021 so long as the Borrower is in compliance with Section 6.09 as of the last day of such fiscal quarter, 1.50% per annum for any ABR Loan, 2.50% per annum for Eurodollar Revolving Loans and 0.40% for the Unused Fee, and (ii) thereafter, the applicable rate per annum set forth below under the caption “ABR Spread”, “Eurodollar Spread” or “Unused Fee”, as the case may be, based upon the Net Adjusted Leverage Ratio as set forth in the most recent certificate received by the Administrative Agent pursuant to Section 5.01(c):

APPLICABLE RATE

Net Adjusted Leverage Ratio	Eurodollar Spread	ABR Spread	Unused Fee
< 2.75 to 1.00	1.00%	0.00%	0.125%
2.75 to 1.00 < x < 3.50 to 1.00	1.125%	0.125%	0.15%
3.50 to 1.00 < x < 4.25 to 1.00	1.375%	0.375%	0.20%
> 4.25 to ~~1.0~~1.00	1.75%	0.75%	0.25%

“Approved Electronic Platform” has the meaning assigned to it in Section 8.03(a).

“Approved Fund” has the meaning assigned to such term in Section 9.04.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form (including electronic records generated by the use of an electronic platform) approved by the Administrative Agent.

“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable ~~EEA~~ Resolution Authority in respect of any liability of an ~~EEA~~Affected Financial Institution.

“Bail-In Legislation” means~~,~~ (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule~~.~~ and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.

3

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment or has had any order for relief in such proceeding entered in respect thereof; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, so long as such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” means The Cheesecake Factory Incorporated, a Delaware corporation.

“Borrowing” means (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, or (b) a Swingline Loan.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Canadian Dollar” means lawful money of Canada.

“Capital Expenditures” means, without duplication, any expenditure or commitment to expend money for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a balance sheet of the Borrower and its Subsidiaries prepared in accordance with GAAP.

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“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases or financing leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the Issuing Bank or Swingline Lender (as applicable) and the Lenders, as collateral for LC Exposure, ~~Obligations~~obligations in respect of Swingline Loans, or obligations of Lenders to fund participations in respect of either thereof (as the context may require), cash or deposit account balances or, if the Administrative Agent, the Issuing Bank or Swingline Lender shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to (a) the Administrative Agent and (b) the Issuing Bank or Swingline Lender (as applicable). “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means any of:

(a)            direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(b)          investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;

(c)            investments in certificates of deposit, banker’s acceptances and time deposits maturing within 1 year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

(d)            fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; or

(e)          money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000.

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“Cash Interest Expense” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, Interest Expense, minus the portion thereof which is not payable in cash.

“Cash Management Services” means each and any of the following bank services provided to the Borrower or any Subsidiary: (a) credit cards for commercial customers (including, without limitation, “commercial credit cards” and purchasing cards), (b) stored value cards, (c) merchant processing services, and (d) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, any direct debit scheme or arrangement, overdrafts and interstate depository network services and cash pooling services).

“Cash Management Bank” shall mean, with respect to any Cash Management Services, any Lender or Affiliate of a Lender (or any Person that was a Lender or Affiliate of a Lender at the time any arrangement with respect to such Cash Management Services was entered into) providing such services.

“CFC” shall mean a “controlled foreign corporation” as defined in Section 957 of the Code.

“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of Equity Interests representing more than 35.0% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Borrower; (b) occupation at any time of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were not (i) directors of the Borrower on the Effective Date, (ii) nominated or appointed by the board of directors of the Borrower or (iii) approved (which approval may or may not include an endorsement) by a majority of the board of directors of the Borrower as director candidates prior to their election; or (c) the acquisition of direct or indirect Control of the Borrower by any Person or group.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s or the Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.

“Charges” has the meaning assigned to such term in Section 9.13.

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“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Swingline Loans.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means any and all property of any Loan Party, now existing or hereafter acquired, upon which a Lien is purported to be created by any Collateral Document. Notwithstanding anything in the Loan Documents to the contrary, the term “Collateral” shall not include any Excluded Assets.

“Collateral Documents” means, collectively, the Security Agreement and any other agreements, instruments and documents required to be delivered in connection with this Agreement or any other Loan Document and all other security documents hereafter delivered to the Administrative Agent for the purpose of granting or perfecting a Lien on any property of any Loan Party to secure the Obligations, including, without limitation, all other security agreements, intellectual property security agreements, pledge agreements, and financing statements. For the avoidance of doubt, upon the occurrence of the Collateral Release Event, each of the Collateral Documents (other than any documents entered into with respect to Cash Collateralization) shall be deemed to be automatically terminated and released, except for any provisions of such Collateral Documents that by their terms expressly survive termination.

“Collateral Release Event” means the first date on which (a) the Covenant Relief Period has terminated in accordance with the terms set forth in the definition thereof, (b) the Borrower has delivered a compliance certificate to the Administrative Agent pursuant to Section 5.01(c) evidencing the Borrower’s compliance with the applicable covenants set forth in Section 6.09 as of the last day of any fiscal quarter ending on or after March 29, 2022, (c) no Indebtedness of any Loan Party incurred under Section 6.01(l)(i)(B) or Section 6.01(l)(ii) is outstanding as of such date, other than any such Indebtedness (i) which is subordinated to the repayment in full of the Obligations (other than any inchoate indemnity obligations) on customary debt subordination terms reasonably acceptable to the Administrative Agent or (ii) consisting of Convertible Indebtedness which contains customary conversion or exchange rights and customary offer to repurchase rights for transactions of such type and (d) no Default or Event of Default shall have occurred and be continuing.

“Collateral Requirement” means, at any relevant time of determination, any or all of the following requirements (as applicable):

(a)            each Loan Party shall have executed and delivered to the Administrative Agent the Security Agreement (or a joinder thereto in accordance with the terms thereof) and any other applicable Collateral Document required to be delivered pursuant to Section 5.09 or 5.10;

(b)            to the extent required to be delivered pursuant to the terms of the applicable Collateral Documents, all instruments and documents in the possession of any of the Loan Parties, together with allonges or assignments as may be necessary or appropriate to perfect the Administrative Agent’s (for the benefit of the Administrative Agent and the other Secured Parties) security interest in such Collateral, shall be delivered to Administrative Agent;

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(c)          all certificates (including certificates representing Equity Interests of all Significant Subsidiaries and powers in blank with respect thereto) and documents (including UCC financing statements and any intellectual property security agreement or other filings with the United States Patent and Trademark Office or United States Copyright Office) required by the Collateral Documents to be filed, delivered, registered or recorded to create the Liens intended to be created by the Collateral Documents and perfect such Liens to the extent required by, and with the priority required by, the Collateral Documents, shall have been filed, registered or recorded or delivered to the Administrative Agent for filing, registration or recording; and

(d)            the Borrower shall deliver to Administrative Agent copies of insurance policies, declaration pages, certificates, and endorsements of insurance or insurance binders evidencing liability, casualty and property insurance meeting the requirements set forth herein or in the Collateral Documents;

provided that (w) the Collateral Requirement shall not apply after the occurrence of the Collateral Release Event, (x) the Collateral Requirement shall not require (i) any filings or other action in any jurisdiction outside of the United States or required by the laws of any jurisdiction outside of the United States to create or perfect any security interest, including, without limitation, any intellectual property registered or applied for in any jurisdiction outside the United States (it being understood that there shall be no security agreements or pledge agreements governed under the laws of any jurisdiction outside the United States); (ii) deposit or security account control agreements or control, lockbox or similar arrangements; (iii) any notices to be sent to account debtors or other contractual third parties (other than during the continuance of an Event of Default); (iv) any landlord or bailee waivers or collateral access agreements; (v) any action in connection with letters of credit or chattel paper for the benefit of any Loan Party; or (vi) other than certificated Equity Interests with respect to Significant Subsidiaries, no certificated Equity Interests shall be required to be delivered for possession to the Administrative Agent unless the Administrative Agent may reasonably make a request therefor (any perfection actions not required to be taken pursuant to this proviso shall be referred to as “Excluded Perfection Actions”), (y) the Collateral Requirement shall not apply to any Excluded Assets, and (z) the Administrative Agent may grant extensions of time for the creation and perfection of security interests in or the obtaining of legal opinions or other deliverables with respect to particular assets (including extensions beyond the timeframes set forth in Sections 5.09 and 5.10 or in connection with assets acquired or Subsidiaries formed or acquired, after the Second Amendment Effective Date).

“Commitment” means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08, (b) increased from time to time pursuant to Section 2.20 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable. The initial aggregate amount of the Lenders’ Commitments is $400,000,000.

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“Communications” has the meaning assigned to it in Section 8.03(c).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Total Assets” means at any time the total assets of the Borrower and its Subsidiaries calculated on a consolidated basis as of such time.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Convertible Indebtedness” means Indebtedness of the Borrower permitted to be incurred under the terms of this Agreement that is either (a) convertible into common stock of the Borrower (and cash in lieu of fractional shares) and/or cash (in an amount determined by reference to the price of such common stock) or (b) sold as units with call options, warrants or rights to purchase (or substantially equivalent derivative transactions) that are exercisable for common stock of the Borrower and/or cash (in an amount determined by reference to the price of such common stock).

“Co-Syndication Agents” means each of Bank of America, N.A. and Wells Fargo Bank, National Association.

“Covenant Relief Period” means the period beginning on the First Amendment Effective Date and continuing through the first date (which shall be on or after ~~June 29~~December 28, 2021) on which the Borrower has delivered a compliance certificate to the Administrative Agent pursuant to Section 5.01(c) evidencing the Borrower’s compliance with the covenants set forth in Section 6.09 as of the last day of a fiscal quarter ending on or after ~~June 29~~December 28, 2021.

“Credit Party” means the Administrative Agent, the Issuing Bank, the Swingline Lender or any other Lender.

“Debt” means the outstanding principal amount of Indebtedness of the Borrower and its Subsidiaries of the nature referred to in clauses (a), (b), (c), (d), (e), (f), (g) and (h) of the definition of “Indebtedness”; provided, that for the purpose of this definition and for the avoidance of doubt, clause (e) of the definition shall not include any earn-out obligations or similar deferred obligations of the Borrower or any Subsidiary incurred or created in connection with either of the Project North Acquisitions in accordance with the Project North Acquisition Agreements (based upon such agreements as set forth in the closing certificate delivered pursuant to Section 4.01(f)). The Debt of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. For the avoidance of doubt, it is understood and agreed that any amounts classified as Deemed Landlord Financing Liabilities shall not be deemed to be Debt for purposes hereof.

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“Deemed Landlord Financing Liabilities” means any deemed landlord financing liabilities as determined in accordance with GAAP so long as such liabilities are not evidenced by a note or similar instrument and are repayable solely through the payment of Rental Expense (or the Borrower is not required to repay such liability).

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means any Lender that (a) has failed, within three Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a Loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Credit Party or the Borrower, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s or the Borrower’s, as applicable, receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of (A) a Bankruptcy Event or (B) a Bail-In Action.

“Denomination Date” means each of the following: (i) each date of issuance of a Letter of Credit denominated in an Alternative Currency, (ii) each date of an amendment of any Letter of Credit denominated in an Alternative Currency having the effect of increasing the amount thereof, (iii) each date of any LC Disbursement with respect to any Letter of Credit denominated in an Alternative Currency, and (iv) such additional dates as the Administrative Agent or the Issuing Bank shall determine.

“Designated Alternative Currency” means Canadian Dollars and any other Alternative Currency that has been designated by the Administrative Agent and the Issuing Bank as a Designated Alternative Currency at the request of the Borrower.

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“Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed by the Borrower in its periodic reports filed with the Securities and Exchange Commission prior to the Effective Date or such matters that have occurred prior to the Effective Date and are expected to be disclosed in such a report to be filed after the Effective Date, which are described in Schedule 3.06.

“Documentation Agent” means Bank of the West.

“dollars” or “$” refers to lawful money of the United States of America.

“EBITDA” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, an amount equal to Net Income for such period plus (a) the following to the extent deducted in calculating such Net Income, without duplication: (i) Interest Expense for such period, (ii) the net provision for Federal, state, local and foreign income taxes payable by the Borrower and its Subsidiaries for such period, (iii) depreciation and amortization expense for such period, (iv) the amount of noncash stock option expense for such period, (v) other non-recurring expenses of the Borrower and its Subsidiaries reducing such Net Income for such period which do not represent a cash item in such period or any future period, (vi) to the extent paid in cash or accrued during such period, reasonable and documented costs and expenses incurred in connection with any Permitted Acquisition (whether or not such Permitted Acquisition is consummated) and supported by documentation provided to the Administrative Agent, (vii) non-cash Rental Expense for such period, (viii) non-recurring integration costs for such period and (ix) pre-opening expenses in connection with Permitted Acquisitions and expenses relating to business restructuring and strategic initiatives for such period, provided that the aggregate amount added back to EBITDA pursuant to this clause (ix) shall not exceed 15% of EBITDA for such period (calculated after giving effect to such add-backs), and minus (b) to the extent included in calculating such Net Income, without duplication, (i) all noncash items increasing Net Income for such period, (ii) all EBITDA of any joint venture or other non-wholly owned Subsidiary of the Borrower for such period, except to the extent of any amounts distributed to the Borrower in cash and (iii) cash payments made during such period in respect of non-cash Rental Expenses added back pursuant to clause (a)(vii) above for a prior period.

“EBITDAR” means, for any period, EBITDA for such period plus, to the extent deducted from Net Income, the Rental Expense of the Borrower and its Subsidiaries for such period.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

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“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

“EITF” has the meaning assigned to such term in Section 6.10.

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to (a) the environment, (b) preservation or reclamation of natural resources, (c) the management, release or threatened release of any Hazardous Material or (d) health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or Section 4001(a)(14) of ERISA or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) the failure to satisfy the “minimum funding standard” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal of the Borrower or any of its ERISA Affiliates from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition upon the Borrower or any of its ERISA Affiliates of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

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“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default” has the meaning assigned to such term in ~~Article VII~~Section 7.01.

“Excluded Assets” means, collectively:

(a)            any fee-owned real property and leasehold rights and interests in real property;

(b)            any “intent-to-use” application for registration of a trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, solely to the extent, if any, that and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law;

(c)            any property and assets in respect of which pledges and security interests are prohibited by applicable law, rule or regulation or agreements with any governmental authority (other than to the extent that such prohibition would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408, 9-409 or other applicable provisions of the UCC of any relevant jurisdiction or any other applicable law) or would require governmental consent, approval, license or authorization; provided that, immediately upon the ineffectiveness, lapse or termination of any such prohibitions, such assets shall automatically cease to constitute Excluded Assets;

(d)            margin stock (within the meaning of Regulation U issued by the Board) and Equity Interests in any Person (other than any wholly-owned Subsidiaries) that cannot be pledged without the consent of unaffiliated third parties;

(e)            voting Equity Interests in any CFC or FSHCO in excess of 65% of the voting Equity Interests of such CFC or FSHCO;

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(f)            any property or assets subject to certificates of title (including motor vehicles (other than to the extent perfection of security interests in such motor vehicles shall be limited to the filing of UCC financing statements), aircraft and aircraft engines) and commercial tort claims;

(g)             any lease, license, permit, capital lease obligation or other agreement or any property subject to a purchase money security interest, similar agreement or other contractual restriction to the extent that a grant of a security interest therein would (i) violate or invalidate such lease, license, permit, capital lease obligation, agreement or purchase money arrangement or other contractual restriction, (ii) create a right of termination in favor of any other party thereto (other than the Borrower or any Subsidiary) or (iii) require consent of an unaffiliated third party thereunder (other than (x) proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC notwithstanding such prohibition, (y) to the extent that any such term has been waived or (z) to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408, 9-409 or other applicable provisions of the UCC of any relevant jurisdiction or any other applicable law); provided that, immediately upon the ineffectiveness, lapse or termination of any such term, such assets shall automatically cease to constitute Excluded Assets;

(h)            (i) payroll and other employee wage and benefit accounts, (ii) tax accounts, including, without limitation, sales tax accounts, (iii) escrow accounts, and (iv) fiduciary or trust accounts and, in the case of clauses (i) through (iv), the funds or other property held in or maintained in any such account (as long as in each case, the accounts described in clauses (i) through (iv) are used solely for such purposes and hold no amounts not used for such purpose (other than de minimis amounts required in order to hold such accounts open));

(i)             any property or assets to the extent the creation or perfection of pledges thereof, or security interests therein, could reasonably be expected to result in adverse tax consequences or adverse regulatory consequences to the Borrower or any of its Subsidiaries, as reasonably determined by the Borrower; and

(j)             those assets as to which the Administrative Agent and the Borrower shall reasonably agree that the cost of obtaining such a security interest or perfection thereof are excessive in relation to the benefit to the Lenders of the security to be afforded thereby.

Notwithstanding the foregoing, “Excluded Assets” shall not include any proceeds, products, substitutions or replacements of Excluded Assets (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Assets).

“Excluded Perfection Actions” has the meaning given thereto in the proviso to the definition of Collateral Requirement.

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“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan, Letter of Credit or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan, Letter of Credit or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.18(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.16, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan, Letter of Credit or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.16(f) and (d) any withholding Taxes imposed under FATCA.

“Existing Letters of Credit” means the letters of credit listed on Schedule 2.05 that were issued by the Issuing Bank (as defined in the Existing Loan Agreement) for the account of the Borrower.

“Existing Loan Agreement” has the meaning assigned to such term in the preamble to this Agreement.

“FATCA” means Sections 1471 through 1474 of the Code, known as the Foreign Account Tax Compliance Act, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as the NYFRB shall set forth on ~~its public website~~the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that, if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

“First Amendment Effective Date” means May 1, 2020.

“Foreign Lender” means a Lender that is not a U.S. Person.

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“FRC Acquisition” means the Acquisition by The Cheesecake Factory Restaurants, Inc. of any and all limited liability company interests in Fox Restaurant Concepts LLC pursuant to the Project North MIPA.

“FSHCO” shall mean an entity that owns (directly or indirectly) no material assets other than Equity Interests (or Equity Interests and debt interests) of one or more CFCs.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Guarantors” means, collectively, (a) The Cheesecake Factory Restaurants, Inc., (b) The Cheesecake Factory Bakery Incorporated, (c) TCF Co. LLC, (d) Grand Lux Café, LLC, (e) TCF California Holding Company, (f) Middle East IP Corporation, (g) North Restaurants LLC, (h) Fox Restaurant Concepts LLC and (i) any other Subsidiary that executes a joinder to the Guaranty pursuant to Section 5.09.

“Guaranty” means the ~~Second~~Third Amended and Restated Guaranty, dated as of ~~December 22, 2015~~the Second Amendment Effective Date, made by the Guarantors in favor of the Administrative Agent and the ~~Lenders~~other Secured Parties.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

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“Hedge Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries shall be a Hedge Agreement.

“Hedge Counterparty” shall mean, with respect to any Hedge Agreement, any Lender or Affiliate of a Lender (or any Person that was a Lender or Affiliate of a Lender at the time such Hedge Agreement was executed) party thereto.

“Holdout Lender” has the meaning assigned to such term in Section 9.02(c).

“Impacted Interest Period” has the meaning assigned to it in the definition of “LIBO Rate.”

“Increase Effective Date” has the meaning assigned to such term in Section 2.20(c).

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding (w) trade accounts payable in the ordinary course of business, (x) any earn-out obligation until such obligation becomes or would constitute a liability on the balance sheet of such Person in accordance with GAAP, (y) expenses accrued in the ordinary course of business and (z) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller, unless such amounts or obligations would constitute a liability on the balance sheet of such Person in accordance with GAAP), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances. The Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer, as applicable, except to the extent (i) such Indebtedness is expressly made non-recourse to such Person or (ii) such Person’s liability for such Indebtedness is otherwise limited in recourse or amount, but only up to the amount of the value of the assets to which recourse is limited or the amount of such limit. Notwithstanding the foregoing, Permitted Warrant Transactions (and any obligations thereunder) shall not constitute Indebtedness.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a) above, Other Taxes.

“Indemnitee” has the meaning assigned to such term in Section 9.03(~~b~~c).

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“Ineligible Institution” has the meaning assigned to such term in Section 9.04(b).

“Information Memorandum” means the Confidential Information Memorandum dated July 2019 relating to the Borrower and the Transactions occurring on the Effective Date.

“Interest Election Request” means a request by the Borrower to convert or continue a Revolving Borrowing in accordance with Section 2.07.

“Interest Expense” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, the sum of all interest (including that attributable to Capital Lease Obligations), premium payments, debt discount, fees, charges and related expenses of the Borrower and its Subsidiaries in connection with borrowed money or in connection with the deferred purchase price of assets, in each case to the extent treated as interest expense in accordance with GAAP.

“Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December and the Maturity Date, (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and the Maturity Date and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid and the Maturity Date.

“Interest Period” means with respect to the initial Interest Period hereunder, the period commencing on the date of the initial Borrowing and continuing for such number of days as the Borrower and Administrative Agent may agree and with respect to any subsequent Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding date in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Interpolated Rate” means, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period for which the LIBO Screen Rate is available for the applicable currency that is shorter than the Impacted Interest Period; and (b) the LIBO Screen Rate for the shortest period (for which that LIBO Screen Rate is available for the applicable currency) that exceeds the Impacted Interest Period, in each case, at such time.

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“IRS” means the United States Internal Revenue Service.

“Issuing Bank” means Bank of the West in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.05(i). The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate. Each reference herein to the “Issuing Bank” in connection with a Letter of Credit or other matter shall be deemed to be a reference to the relevant Issuing Bank with respect thereto.

“JPMorgan” means JPMorgan Chase Bank, N.A.

“LC Disbursement” means a payment made by the Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the LC Exposure at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Article 29(a) of the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the applicable time) or Rule 3.13 or Rule 3.14 of the International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time) or similar terms of the Letter of Credit itself, or if compliant documents have been presented but not yet honored, such Letter of Credit shall be deemed to be “outstanding” and “undrawn” in the amount so remaining available to be paid, and the obligations of the Borrower and each Lender shall remain in full force and effect until the Issuing Bank and the Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit.

“LC Sublimit” means $40,000,000.

“Lender Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

“Lender-Related Person” has the meaning assigned to it in Section 9.03(b).

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender and the Issuing Bank.

“Letter of Credit” means the Existing Letters of Credit and any letter of credit issued pursuant to this Agreement.

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“Liabilities” means losses, claims (including intraparty claims), demands, damages or liabilities of any kind.

“LIBO Rate” means, with respect to any Eurodollar Borrowing for any applicable currency and for any Interest Period, the LIBO Screen Rate at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that if the LIBO Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) with respect to the applicable currency then the LIBO Rate shall be the Interpolated Rate.

“LIBO Screen Rate” means, for any day and time, with respect to any Eurodollar Borrowing for any applicable currency and for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for U.S. Dollars/the relevant currency for a period equal in length to such Interest Period as displayed on such day and time on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion)); provided that if the LIBO Screen Rate as so determined would be less than zero, such rate shall be deemed to zero for the purposes of calculating such rate.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset or (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

“Liquidity” means, at any time, the sum of (a) the aggregate amount of unrestricted cash and Cash Equivalents of the Borrower and its Subsidiaries held in the United States and Canada at such time plus (b) the aggregate unused Commitments at such time.

“Loan Documents” means, collectively, (a) this Agreement, (b) the Guaranty, (c) ~~the Acknowledgment and Reaffirmation Agreement~~each Collateral Document and (d) any other agreement or certificate executed by a Loan Party from time to time in connection with this Agreement, including, in each case, all appendices, exhibits and schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to this Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative (but specifically excluding any agreements with respect to any Cash Management Services and Hedge Agreements).

“Loan Parties” means, collectively, the Borrower, the Guarantors and their respective successors and assigns, and the term “Loan Party” shall mean any one of them or all of them individually, as the context may require.

“Loans” means the loans and advances made by the Lenders to the Borrower pursuant to this Agreement, including Swingline Loans.

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“Material Adverse Effect” means a material adverse effect on (a) the business, assets, property or financial condition of the Borrower and the Subsidiaries taken as a whole, (b) the validity or enforceability of any of the Loan Documents or (c) any of the material rights of or remedies available to the Lenders under any of the Loan Documents.

“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit) or obligations in respect of one or more Hedge Agreements, of any one or more of the Borrower and its Subsidiaries in an aggregate principal amount exceeding $20,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Subsidiary in respect of any Hedge Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Hedge Agreement were terminated at such time.

“Maturity Date” means July 30, 2024.

“Maximum Rate” has the meaning assigned to such term in Section 9.13.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Adjusted Leverage Ratio” means, as of the last day of any fiscal quarter, the ratio of (a) the sum of (i) Debt as of such measurement date plus (ii) the product of (x) eight times (y) Rental Expense for the four fiscal quarter period ending on such measurement date (other than non-cash Rental Expense for such period, but including cash payments made during such period in respect of non-cash Rental Expense for a prior period) minus (iii) unrestricted domestic cash and Cash Equivalents of the Borrower and its Subsidiaries in excess of $25,000,000 as of the measurement date to (b) EBITDAR for the four fiscal quarter period ending on such measurement date; provided that ~~(x)~~ for purposes of calculating the Net Adjusted Leverage Ratio for the fiscal quarter ending ~~March 30, 2021, such calculation shall be based on Rental Expense and EBITDAR for the period of the two consecutive fiscal quarters ending on such date times two and (y) for purposes of calculating the Net Adjusted Leverage Ratio for the fiscal quarter ending June 29~~December 28, 2021, such calculation shall be based on Rental Expense and EBITDAR for the period of the three consecutive fiscal quarters ending on such date times 4/3.

“Net Income” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, the net income of the Borrower and its Subsidiaries (in accordance with GAAP but excluding extraordinary gains and extraordinary losses) for that period.

“North Italia Acquisition” means the Acquisition by TCF California Holding Company of any and all limited liability company interests in or North Restaurants LLC pursuant to the Project North Option Exercise Agreements.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

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“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Obligations” means any and all obligations, indebtedness, or liabilities of any kind or character owed to any Secured Party by the Borrower or any other Loan Party and arising directly or indirectly out of or in connection with this Agreement, the Guaranty, or the other Loan Documents (in each case as amended, supplemented, modified or restated from time to time) plus all Secured Hedge Obligations and Secured Cash Management Obligations, including all such obligations, indebtedness, or liabilities, whether for principal, interest (including any and all interest which, but for the application of the provisions of the Bankruptcy Code, would have accrued on such amounts), premium, reimbursement obligations, fees, costs, expenses (including reasonable attorneys’ fees required to be paid by the Borrower pursuant hereto), or indemnity obligations, whether heretofore, now, or hereafter made, incurred, or created, whether voluntarily or involuntarily made, incurred, or created, whether secured or unsecured (and if secured, regardless of the nature or extent of the security), whether absolute or contingent, liquidated or unliquidated, or determined or indeterminate, whether Borrower or any Subsidiary is liable individually or jointly with others, and whether recovery is or hereafter becomes barred by any statute of limitations or otherwise becomes unenforceable for any reason whatsoever, including any act or failure to act by any Secured Party; provided, however, that the definition of “Obligations” shall not, with respect to any Loan Party, include any Excluded Swap Obligations (as defined in the Guaranty) of such Loan Party.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan, Letter of Credit or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.18).

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight Eurodollar borrowings by U.S.–managed banking offices of depository institutions (as such composite rate shall be determined by the NYFRB as set forth on ~~its public website~~the NYFRB’s Website from time to time) and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

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“Participant” has the meaning set forth in Section 9.04.

“Participant Register” has the meaning assigned to such term in Section 9.04(c).

“Payment” has the meaning assigned to it in Section 8.06(c).

“Payment Notice” has the meaning assigned to it in Section 8.06(c).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Acquisition” has the meaning assigned to such term in Section 6.04(e).

“Permitted Bond Hedge Transaction” means any call or capped call option (or substantively equivalent derivative transaction) on the Borrower’s common stock purchased by the Borrower in connection with the issuance of any Convertible Indebtedness; provided that the purchase price for such Permitted Bond Hedge Transaction, less the proceeds received by the Borrower from the sale of any related Permitted Warrant Transaction, does not exceed the net proceeds received by the Borrower from the sale of such Convertible Indebtedness issued in connection with the Permitted Bond Hedge Transaction.

“Permitted Encumbrances” means:

(a)            Liens imposed by law for Taxes, assessments or governmental charges that are not yet due and delinquent or are being contested in compliance with Section 5.04;

(b)            carriers’, warehousemen’s, mechanics’, suppliers’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.04;

(c)          pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(d)          pledges and deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e)            judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of ~~Article VII~~Section 7.01;

(f)            precautionary financing statements regarding leases (other than capital leases), subleases, licenses or consignments entered into by Borrower or any other Loan Party;

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(g)            easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

(h)            Liens on any cash earnest money deposits made in connection with any letter of intent or purchase agreement in connection with an Acquisition or investment; ~~and~~

(i)            customary rights of first refusal, “tag-along”~~‘~~  and “drag-along” rights, and put and call arrangements under joint venture agreements for joint ventures permitted hereunder~~.~~;

(j)            leases, licenses, subleases or sublicenses granted to third parties in the ordinary course of business and not interfering in any material respect with the ordinary conduct of business of the Borrower or any Subsidiary;

(k)            Liens in favor of a banking or other financial institution arising as a matter of law or in the ordinary course of business under customary general terms and conditions encumbering deposits or other funds maintained with a financial institution (including the right of set-off) and that are within the general parameters customary in the banking industry or arising pursuant to such banking institution’s general terms and conditions;

(l)            Liens on specific items of inventory or other goods (other than fixed or capital assets) and proceeds thereof of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business;

(m)            Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business so long as such Liens only cover the related goods; and

(n)            Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes.

“Permitted Investments” means any of:

(a)            direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(b)            investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;

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(c)            investments in certificates of deposit, banker’s acceptances and time deposits maturing within 1 year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

(d)            fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;

(e)            money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000; or

(f)            other investments to the extent permitted under the Borrower’s Investment Policy dated May 31, 2006 (without giving effect to any amendments thereto).

“Permitted Refinancing Indebtedness” means Indebtedness issued or incurred (including by means of the extension or renewal of existing Indebtedness) to modify, refinance, refund, extend, renew or replace existing Indebtedness (“Refinanced Indebtedness”); provided that

(a)            the principal amount (or accreted value, if applicable) of such modifying, refinancing, refunding, extending, renewing or replacing Indebtedness is not greater than the principal amount (or accreted value, if applicable) of such Refinanced Indebtedness, except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, extending, renewal or replacing and by an amount equal to any existing commitments unutilized thereunder;

(b)            such modifying, refinancing, refunding, extending, renewing or replacing Indebtedness has a final maturity that is no sooner than, and a weighted average life to maturity that is no shorter than, such Refinanced Indebtedness; and

(c)            if such Refinanced Indebtedness is subordinated to the Obligations, such modifying, refinancing, refunding, extending, renewing or replacing Indebtedness is subordinated in right of payment to the Obligations on terms, taken as a whole, at least as favorable to the Lenders as those contained in the documentation governing such Refinanced Indebtedness.

“Permitted Warrant Transaction” means any call option, warrant or right to purchase (or substantively equivalent derivative transaction) on the Borrower’s common stock sold by the Borrower substantially concurrently with any purchase by the Borrower of a related Permitted Bond Hedge Transaction.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

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“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Proceeding” means any claim, litigation, investigation, arbitration or administrative, judicial or regulatory action or proceeding in any jurisdiction.

“Project North Acquisitions” means the FRC Acquisition and/or the North Italia Acquisition.

“Project North Acquisition Agreements” means (i) the Project North MIPA and (ii) the Project North Option Exercise Agreements.

“Project North MIPA” means that certain Membership Interest Purchase Agreement by and among Fox Restaurant Concepts LLC, the Sellers party thereto, SWF Posse LLC, as Sellers’ Representative, The Cheesecake Factory Restaurants, Inc., and, solely for the limited purposes set forth therein, the Borrower, in substantially the form delivered to the Lenders prior to the date hereof, as amended, modified or supplemented in accordance with its terms.

“Project North Option Exercise Agreements” means (i) that certain Amendment & Option Exercise Agreement, by and among North Investors LLC, Villa Entertainment Group, LLC, TCF California Holding Company, Borrower, Samuel W. Fox, Fox Restaurant Concepts LLC, North Restaurants LLC, each of the Persons listed on Exhibit A thereof and FRC Management LLC, in substantially the form delivered to the Lenders prior to the date hereof, as amended, modified or supplemented in accordance with its terms, and (ii) that certain Operating Agreement of North Restaurants LLC, by and among Fox Restaurant Concepts LLC, Villa Entertainment Group, LLC, North Investors LLC and TCF California Holding Company, dated as of November 14, 2016, as amended, modified or supplemented in accordance with its terms.

“Projected Project North Borrowings” has the meaning set forth in Section 6.04(~~f~~g).

“Property” of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

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“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning assigned to it in Section 9.19.

“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) any Issuing Bank, as applicable.

“Register” has the meaning set forth in Section 9.04(b).

“Regulation D” means Regulation D of the Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Rental Expense” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, total rental expense as calculated in accordance with GAAP.

“Replacement Lender” has the meaning assigned to such term in Section 9.02(c).

“Required Lenders” means, at any time, Lenders having Revolving Credit Exposures and unused Commitments representing at least 50.1% of the sum of the total Revolving Credit Exposures and unused Commitments at such time (but subject to Section 2.19(b) with respect to Defaulting Lenders).

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Borrower or any option, warrant or other right to acquire any such Equity Interests in the Borrower.

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the aggregate outstanding principal amount of such Lender’s Revolving Loans, its LC Exposure and its Swingline Exposure at such time.

“Revolving Loan” means a Loan made pursuant to Section 2.03.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business.

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“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the date of this Agreement, Crimea, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b) or (d) any Person otherwise the subject of any Sanctions.

“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, the European Union or any European Union member state, Her Majesty’s Treasury or other relevant sanctions authority.

“Second Amendment Effective Date” means March 30, 2021.

“Secured Cash Management Obligations” means the obligations of the Borrower or any of its Subsidiaries, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), in connection with Cash Management Services provided by any Cash Management Bank.

“Secured Hedge Obligations” means the obligations of the Borrower or any of its Subsidiaries under any and all Hedge Agreements between the Borrower or any such Subsidiary and any Hedge Counterparty.

“Secured Parties” means (a) the Lenders, (b) the Administrative Agent, (c) each Issuing Bank, (d) each Hedge Counterparty, (e) each Cash Management Bank, (f) each Indemnitee pursuant to Section 9.03(c) and (g) the successors and assigns of each of the foregoing.

“Security Agreement” means the Pledge and Security Agreement (including any and all supplements thereto) to be entered into pursuant to Section 5.10, among the Loan Parties and the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, in form reasonably satisfactory to the Administrative Agent and the Loan Parties, and any other pledge or security agreement entered into by any other Loan Party (as required by this Agreement or any other Loan Document) for the benefit of Administrative Agent and the other Secured Parties, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Significant Subsidiary” means each Subsidiary (including such Subsidiary’s interest in its direct and indirect Subsidiaries) of the Borrower that:

(a)            accounted for at least 5% of consolidated revenues of the Borrower and its Subsidiaries or 5% of EBITDA of the Borrower and its Subsidiaries, in each case for the four fiscal quarters of the Borrower ending on the last day of the last fiscal quarter of the Borrower immediately preceding the date as of which any such determination is made; or

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(b)            has total assets which represent at least 5% of the consolidated assets of the Borrower and its Subsidiaries as of the last day of the last fiscal quarter of the Borrower immediately preceding the date as of which any such determination is made;

provided that in no event shall the Subsidiaries of the Borrower that are not Significant Subsidiaries (i) account for more than 20% of consolidated revenues of the Borrower and its Subsidiaries or more than 20% of EBITDA of the Borrower and its Subsidiaries, in each case for the four fiscal quarters of the Borrower ending on the last day of the last fiscal quarter of the Borrower immediately preceding the date as of which any such determination is made; or (ii) have total assets which represent more than 20% of the consolidated assets of the Borrower and its Subsidiaries as of the last day of the last fiscal quarter of the Borrower immediately preceding the date as of which any such determination is made. In the event that any Subsidiaries would not constitute Significant Subsidiaries but for this proviso, the Borrower shall designate which such Subsidiaries shall be Significant Subsidiaries in order to comply with this proviso.

“Specified Acquisition Agreement Representations” shall mean such of the representations and warranties made by the Sellers or the Company (as each term is defined in the Project North MIPA) or the Company in the Project North MIPA as are material to the interests of the Lenders, but only to the extent that The Cheesecake Factory Restaurants, Inc. has the right to terminate its obligations under the Project North MIPA or otherwise decline to consummate the Project North MIPA as a result of a breach of such representations and warranties in the Project North MIPA.

“Specified Currency” has the meaning assigned to such term in Section 9.16.

“Specified Representations” shall mean the representations and warranties set forth in Sections 3.01 (~~a) (~~solely with respect to the valid existence of the Loan Parties), 3.02, 3.03, 3.04(b) (solely with respect to the North Italia Acquisition), 3.08 and 3.14.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D). Such reserve percentage shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

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“Subsidiary” means any subsidiary of the Borrower.

“Supported QFC” has the meaning assigned to it in Section 9.19.

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.

“Swingline Lender” means JPMorgan, in its capacity as lender of Swingline Loans hereunder.

“Swingline Loan” means a Loan made pursuant to Section 2.04.

“Target Material Adverse Effect” means a “Company Material Adverse Effect” as defined in the Project North MIPA.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), value added taxes, or any other goods and services, use or sales taxes, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Transactions” means the execution, delivery and performance by the Borrower and the Guarantors of the applicable Loan Documents, the borrowing of Loans and the use of the proceeds thereof, ~~and~~ the issuance of Letters of Credit hereunder, the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents and the perfection or maintenance of the Liens created under the Collateral Documents (including the priority thereof).

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

“UK Financial Institutions” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

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“Unused Fee” means the fee payable by the Borrower pursuant to Section 2.11(a).

“U.S. Dollar Equivalent” means, on any Denomination Date, (a) with respect to any amount in dollars, such amount and (b) with respect to any amount in an Alternative Currency, the equivalent of such amount in dollars determined by using the rate of exchange for the purchase of dollars with the Alternative Currency last provided (either by publication or otherwise provided to the Administrative Agent) by the applicable Thomson Reuters Corp., Refinitiv, or any successor thereto (“Reuters”) source on the Business Day (New York City time) immediately preceding the date of determination or if such service ceases to be available or ceases to provide a rate of exchange for the purchase of dollars with the Alternative Currency, as provided by such other publicly available information service which provides that rate of exchange at such time in place of Reuters chosen by the Administrative Agent in its sole discretion (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its sole discretion) and (c) if such amount is denominated in any other currency, the equivalent of such amount in dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its sole discretion.

“U.S. Person” means a “United States Person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.16(f)(ii)(B)(3).

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule~~.~~, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurodollar Loan”) or by Class and Type (e.g., a “Eurodollar Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”), or by Type (e.g., a “Eurodollar Borrowing”) or by Class and Type (e.g., a “Eurodollar Revolving Borrowing”).

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SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law, rule or regulation herein shall, unless otherwise specified, refer to such law, rule or regulation as amended, modified or supplemented from time to time and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.04. Accounting Terms; GAAP. (a) Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to (i) any election under Financial Accounting Standards Board Accounting Standards Codification 825 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value”, as defined therein and (ii) any treatment of Indebtedness under Accounting Standards Codification 470-20 or 2015-03 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.

(b)            Notwithstanding anything to the contrary contained in Section 1.04(a) or in the definition of “Capital Lease Obligations,” any change in accounting for leases pursuant to GAAP resulting from the adoption of Financial Accounting Standards Board Accounting Standards Update No. 2016-02, Leases (Topic 842) (“FAS 842”), to the extent such adoption would require treating any lease (or similar arrangement conveying the right to use) as a capital lease or a financing lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect on December 31, 2018, such lease shall not be considered a capital lease or a financing lease for purposes of this Agreement, and all calculations and deliverables under this Agreement or any other Loan Document shall be made or delivered, as applicable, in accordance therewith.

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(c)            Notwithstanding anything to the contrary contained in Section 1.04(a) or otherwise in this Agreement, for purposes of calculating non-cash Rental Expense for any period of four fiscal quarters, the Borrower shall be permitted to assume that the portion of such non-cash Rental Expense for such period resulting from adjustments related to the adoption of FAS 842 is $21,000,000, so long as the Borrower reasonably believes that the actual amount of such adjustments for such period is within $5,000,000 of such amount.

SECTION 1.05. Interest Rates; LIBOR Notification. The interest rate on Eurodollar Loans is determined by reference to the LIBO Rate, which is derived from the London interbank offered rate. The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. In July 2017, the U.K. Financial Conduct Authority announced that, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to the ICE Benchmark Administration (together with any successor to the ICE Benchmark Administrator, the “IBA”) for purposes of the IBA setting the London interbank offered rate. As a result, it is possible that commencing in 2022, the London interbank offered rate may no longer be available or may no longer be deemed an appropriate reference rate upon which to determine the interest rate on Eurodollar Loans. In light of this eventuality, public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of the London interbank offered rate. In the event that the London interbank offered rate is no longer available or in certain other circumstances as set forth in Section 2.13(b) of this Agreement, such Section 2.13(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent will notify the Borrower, pursuant to Section 2.13, in advance of any change to the reference rate upon which the interest rate on Eurodollar Loans is based. However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of “LIBO Rate” or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate, as it may or may not be adjusted pursuant to Section 2.13(b), will be similar to, or produce the same value or economic equivalence of, the LIBO Rate or have the same volume or liquidity as did the London interbank offered rate prior to its discontinuance or unavailability.

SECTION 1.06. Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the amount of such Letter of Credit available to be drawn at such time; provided that with respect to any Letter of Credit that, by its terms, provides for one or more automatic increases in the available amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum amount is available to be drawn at such time.

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SECTION 1.07. Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.

ARTICLE II

The Credits

SECTION 2.01. Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make Revolving Loans denominated in dollars to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result (after giving effect to any application of proceeds of such Borrowing pursuant to Section 2.09) in (a) such Lender’s Revolving Credit Exposure exceeding such Lender’s Commitment or (b) the sum of the total Revolving Credit Exposures exceeding the total Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.

SECTION 2.02. Loans and Borrowings. (a) Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b)            Subject to Section 2.13, each Revolving Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c)            At the commencement of each Interest Period for any Eurodollar Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $2,500,000 and not less than $5,000,000. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e). Each Swingline Loan shall be in an amount that is an integral multiple of $1,000,000 and not less than $2,000,000. Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of five Eurodollar Revolving Borrowings outstanding.

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(d)            Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

SECTION 2.03. Requests for Revolving Borrowings. To request a Revolving Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 12:00 noon, New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 12:00 noon, New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i)            the aggregate amount of the requested Borrowing;

(ii)            the date of such Borrowing, which shall be a Business Day;

(iii)            whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

(iv)            in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(v)            the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.

If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Revolving Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04. Swingline Loans. (a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Borrower from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $10,000,000, (ii) the Swingline Lender’s Revolving Credit Exposure exceeding its Commitment; or (iii) the sum of the total Revolving Credit Exposures exceeding the total Commitments; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.

(b)            To request a Swingline Loan, the Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 12:00 noon, New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Borrower. The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a wire transfer to the account designated by the Borrower on the requested date of such Swingline Loan.

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(c)            The Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., New York City time, on any Business Day require the Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender’s Applicable Percentage of such Swingline Loan or Loans. Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender’s Applicable Percentage of such Swingline Loan or Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

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SECTION 2.05. Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit for its own account denominated in dollars or, to the extent the Issuing Bank then issues letters of credit in any Designated Alternative Currency, in such Designated Alternative Currency, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. Notwithstanding anything herein to the contrary, the Issuing Bank shall have no obligation hereunder to issue, and shall not issue, any Letter of Credit the proceeds of which would be made available to any Person (i) to fund any activity or business of or with any Sanctioned Person, or in any Sanctioned Country or (ii) in any manner that would result in a violation of any Sanctions by any party to this Agreement. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Effective Date shall be subject to and governed by the terms and conditions hereof.

(b)            Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension, but in any event no less than three Business Days) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof, the currency thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed the LC Sublimit and (ii) the sum of the total Revolving Credit Exposures shall not exceed the total Commitments.

The Issuing Bank shall not be under any obligation to issue any Letter of Credit if:

(i)            any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing such Letter of Credit, or any law applicable to the Issuing Bank shall prohibit, or require that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense that was not applicable on the Effective Date and that the Issuing Bank in good faith deems material to it; or

(ii)            the issuance of such Letter of Credit would violate one or more policies of the Issuing Bank applicable to letters of credit generally.

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(c)            Expiration Date. Each Letter of Credit shall expire (or be subject to termination by notice from the Issuing Bank to the beneficiary thereof) at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) unless such Letter of Credit is cash collateralized as provided in paragraph (j) hereof, the date that is five Business Days prior to the Maturity Date.

(d)            Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason, including after the Maturity Date. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e)            Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 2:00 p.m., New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 12:00 noon, New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 2:00 p.m., New York City time, on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 12:00 noon, New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that, if such LC Disbursement is not less than $1,000,000, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.04 that such payment be financed with an ABR Revolving Borrowing or Swingline Loan in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan. In the case of a Letter of Credit denominated in any Alternative Currency, the Borrower shall reimburse the Issuing Bank in such currency, unless (A) the Issuing Bank (at its option) shall have specified in the notice of such LC Disbursement that it will require reimbursement in dollars, (B) in the absence of any such requirement for reimbursement in dollars, the Borrower shall have notified the Issuing Bank promptly following receipt of the notice of drawing that the Borrower will reimburse the Issuing Bank in dollars or (C) the Borrower shall have requested that such payment be financed with an ABR Revolving Borrowing or Swingline Loan. In the case of any such reimbursement in dollars of a drawing under a Letter of Credit denominated in any Alternative Currency, the Issuing Bank shall notify the Borrower of the U.S. Dollar Equivalent of the amount of the drawing promptly following the determination thereof. If the Borrower fails to make any such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof (which in the case of any payment in any Alternative Currency shall be the U.S. Dollar Equivalent thereof) and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower (which in the case of any payment in any Alternative Currency shall be the U.S. Dollar Equivalent thereof), in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement. In the event that (A) a drawing denominated in any Alternative Currency is to be reimbursed in dollars and (B) the dollar amount paid by the Borrower, including pursuant to an ABR Revolving Borrowing or Swingline Loan, shall not be adequate on the date of that payment to purchase in accordance with normal banking procedures a sum denominated in such Alternative Currency equal to the drawing, the Borrower agrees, as a separate and independent obligation, to indemnify the Issuing Bank for the loss resulting from its inability on that date to purchase such Alternative Currency in the full amount of the drawing.

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(f)            Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, (iv) any adverse change in the relevant exchange rates or in the availability of any Alternative Currency to the Borrower or in the relevant currency markets generally ~~or~~, (v) any exchange, release or nonperfection of any Collateral, or any release or amendment or waiver of or consent to departure from the Guaranty or any other guarantee, for all or any of the obligations of any Loan Party in respect of such Letter of Credit, or (vi) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms, any error in translation or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

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(g)            Disbursement Procedures. The Issuing Bank shall, within the time allowed by applicable law or the specific terms of the Letter of Credit, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly after such examination notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy or electronic mail) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such LC Disbursement.

(h)            Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the reimbursement is due and payable, at the rate per annum then applicable to ABR Revolving Loans and such interest shall be due and payable on the date when such reimbursement is payable; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.12(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i)            Replacement or Resignation of the Issuing Bank. The Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.11(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit then outstanding and issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit or extend or otherwise amend any existing Letter of Credit. Subject to the appointment and acceptance of a successor Issuing Bank, the Issuing Bank may resign as Issuing Bank at any time upon thirty days’ prior written notice to the Administrative Agent, the Borrower and the Lenders, in which case, the Issuing Bank shall be replaced in accordance with this Section 2.05(i).

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(j)            Cash Collateralization. If (i) any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing greater than 50.1% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph or (ii) the Borrower shall request the issuance of a Letter of Credit with an expiry date subsequent to the fifth Business Day prior to the Maturity Date, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date (or, in the case of clause (ii), in the face amount of such Letter of Credit) plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of ~~Article VII~~Section 7.01. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed, together with related fees, costs and customary processing charges, and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing greater than 50.1% of the total LC Exposure), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

SECTION 2.06. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.04. The Administrative Agent will make such Loans available to the Borrower by wire transfer to the account designated by the Borrower in the applicable Borrowing Request; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the Issuing Bank.

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(b)            Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

SECTION 2.07. Interest Elections. (a) Each Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Revolving Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Revolving Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b)            To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

(c)            Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i)            the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)            the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

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(iii)            whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv)            if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d)            Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)            If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Revolving Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Revolving Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Revolving Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

SECTION 2.08. Termination and Reduction of Commitments. (a) Unless previously terminated, the Commitments shall terminate on the Maturity Date.

(b)          The Borrower may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.10, the Revolving Credit Exposures would exceed the total Commitments.

(c)            The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or other pending transaction, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

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SECTION 2.09. Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan on the Maturity Date, and (ii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Maturity Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two Business Days after such Swingline Loan is made; provided that on each date that a Revolving Borrowing is made, the Borrower shall repay all Swingline Loans then outstanding and the proceeds of any such Borrowing shall be applied by the Administrative Agent to repay any Swingline Loans outstanding.

(b)            Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c)            The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d)            The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(e)            Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form.

SECTION 2.10. Prepayment of Loans. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section.

(b)            The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy or electronic mail) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Revolving Borrowing, not later than 12:00 noon, New York City time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Revolving Borrowing, not later than 12:00 noon, New York City time, one Business Day before the date of prepayment, or (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 a.m., New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08. Promptly following receipt of any such notice relating to a Revolving Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Revolving Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12.

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(c)            If the Administrative Agent notifies the Borrower at any time that the sum of the total Revolving Credit Exposures exceed an amount equal to 105% of the total Commitments then in effect, then, within two Business Days after receipt of such notice, the Borrower shall prepay Loans and/or Cash Collateralize the LC Exposure in an aggregate amount sufficient to cause the total Revolving Credit Exposures to be less than or equal to the total Commitments then in effect. The Administrative Agent may, at any time and from time to time after the initial deposit of such Cash Collateral, request that additional Cash Collateral be provided in order to protect against the results of exchange rate fluctuations.

(d)            If the Administrative Agent notifies the Borrower at any time that the LC Exposure exceeds an amount equal to 105% of the LC Sublimit, then, within two Business Days after receipt of such notice, the Borrower shall Cash Collateralize the LC Exposure in an aggregate amount sufficient to cause the LC Exposure to be less than or equal to the LC Sublimit. The Administrative Agent may, at any time and from time to time after the initial deposit of such Cash Collateral, request that additional Cash Collateral be provided in order to protect against the results of exchange rate fluctuations.

SECTION 2.11. Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender an Unused Fee, which shall accrue at the Applicable Rate on the daily unused amount of the Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which such Commitment terminates; provided that Swingline Loans shall not be considered utilization of the Commitment for purposes of any calculation made pursuant to this Section 2.11(a). Accrued Unused Fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof. All Unused Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b)         The Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to Eurodollar Revolving Loans on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings or other standard costs and charges thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

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(c)            The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

(d)            All fees payable hereunder shall be paid on the dates due, in dollars in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of Unused Fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

SECTION 2.12. Interest. (a) The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b)            The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c)            Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

(d)            Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Revolving Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

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(e)            All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.13. Alternate Rate of Interest. (a) If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(i)            the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable (including because the LIBO Screen Rate is not available or published on a current basis), for the applicable currency and such Interest Period; or

(ii)            the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for the applicable currency and such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for the applicable currency and such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (x) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Eurodollar Borrowing shall be ineffective and (y) if any Borrowing Request requests a Eurodollar Revolving Borrowing, such Borrowing shall be made as an ABR Borrowing; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted.

(b)            If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in clause (a)(i) have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in clause (a)(i) have not arisen but either (w) the supervisor for the administrator of the LIBO Screen Rate has made a public statement that the administrator of the LIBO Screen Rate is insolvent (and there is no successor administrator that will continue publication of the LIBO Screen Rate), (x) the administrator of the LIBO Screen Rate has made a public statement identifying a specific date after which the LIBO Screen Rate will permanently or indefinitely cease to be published by it (and there is no successor administrator that will continue publication of the LIBO Screen Rate), (y) the supervisor for the administrator of the LIBO Screen Rate has made a public statement identifying a specific date after which the LIBO Screen Rate will permanently or indefinitely cease to be published or (z) the supervisor for the administrator of the LIBO Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the LIBO Screen Rate may no longer be used for determining interest rates for loans, then the Administrative Agent and the Borrower shall endeavor to establish an alternate rate of interest to the LIBO Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable (but for the avoidance of doubt, such related changes shall not include a reduction of the Applicable Rate); provided that, if such alternate rate of interest as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. Notwithstanding anything to the contrary in Section 9.02, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such amendment. Until an alternate rate of interest shall be determined in accordance with this clause (b) (but, in the case of the circumstances described in clause (ii)(w), clause (ii)(x) or clause (ii)(y) of the first sentence of this Section 2.13(b), only to the extent the LIBO Screen Rate for the applicable currency and such Interest Period is not available or published at such time on a current basis), (x) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Eurodollar Borrowing shall be ineffective, and (y) if any Borrowing Request requests a Eurodollar Revolving Borrowing, such Borrowing shall be made as an ABR Borrowing.

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SECTION 2.14. Increased Costs. (a) If any Change in Law shall:

(i)            impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank;

(ii)            impose on any Lender or the Issuing Bank or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein; or

(iii)          subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, continuing, converting or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender, the Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender, the Issuing Bank or such other Recipient hereunder (whether of principal, interest or any other amount), then, upon the request of such Lender, the Issuing Bank or such other Recipient, the Borrower will pay to such Lender, the Issuing Bank or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, the Issuing Bank or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered as reasonably determined by such Lender, the Issuing Bank or such other Recipient (which determination shall be made in good faith (and not in an arbitrary or capricious basis) and substantially consistent with similarly situated customers of such Person under agreements having provisions similar to this Section 2.14(a) after consideration of such factors as such Person then reasonably determines to be relevant).

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(b)            If any Lender or the Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered as reasonably determined by such Lender, the Issuing Bank or such other Recipient (which determination shall be made in good faith (and not in an arbitrary or capricious basis) and substantially consistent with similarly situated customers of such Person under agreements having provisions similar to this Section 2.14~~(a)~~  after consideration of such factors as such Person then reasonably determines to be relevant).

(c)            A certificate of a Lender or the Issuing Bank setting forth in reasonable detail the amount or amounts necessary to compensate such Lender or the Issuing Bank or the Lender’s or the Issuing Bank’s holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)            Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.15. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10(b) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.18, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

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SECTION 2.16. Withholding of Taxes; Gross-Up. (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.16) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)            Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c)            Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 2.16, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d)            Indemnification by the Borrower. The Borrower shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

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(e)            Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f)            Status of Lenders.

(i)            Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.16(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)            Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

(A)            any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), an executed copy of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

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(B)            any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)            in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, an executed copy of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)            in the case of a Foreign Lender claiming that its extension of credit will generate U.S. effectively connected income, an executed copy of IRS Form W-8ECI;

(3)            in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit C-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) an executed copy of IRS Form W-8BEN or IRS Form W-8BEN-E; or

(4)            to the extent a Foreign Lender is not the beneficial owner, an executed copy of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-2 or Exhibit C-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-4 on behalf of each such direct and indirect partner;

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(C)            any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)            if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(g)            Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.16 (including by the payment of additional amounts pursuant to this Section 2.16), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.16 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

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(h)            Survival. Each party’s obligations under this Section 2.16 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(i)            FATCA. For purposes of determining withholding Taxes imposed under FATCA, from and after the Effective Date the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) this Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

(j)            Defined Terms. For purposes of this Section 2.16, the term “applicable law” includes FATCA.

SECTION 2.17. Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) The Borrower shall make each payment or prepayment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.14, 2.15 or 2.16, or otherwise) prior to 1:00 p.m., New York City time, on the date when due or the date fixed for any prepayment hereunder, in immediately available funds, without set off, recoupment or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 10 South Dearborn, Chicago, Illinois 60606, except payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.14, 2.15, 2.16 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. Unless otherwise provided for herein, if any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

(b)            At any time that payments are not required to be applied in the manner required by Section ~~12 of the Guaranty~~7.03, if at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards expenses and indemnities of the Credit Parties then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of expenses and indemnities then due to such parties, (ii) second, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (iii) third, towards payment of principal and unreimbursed LC Disbursements, then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements, then due to such parties.

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(c)            If any Lender shall, by exercising any right of set off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or Participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d)            Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder (including any date that is fixed for prepayment by notice from the Borrower to the Administrative Agent pursuant to Section 2.10(b)) that the Borrower will not make such payment or prepayment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e)            If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), 2.05(d), 2.06(b), 2.17(d) or 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender and for the benefit of the Administrative Agent, the Swingline Lender or the Issuing Bank to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid, and/or (ii) hold any such amounts in a segregated account over which the Administrative Agent has exclusive control as cash collateral for, and application to, any future funding obligations of such Lender under such Sections; in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

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SECTION 2.18. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)            If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any Indemnified Taxes or additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, or if any Lender becomes a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights (other than its existing rights to payments pursuant to Sections 2.14 or 2.16) and obligations under this Agreement and the other Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and if a Commitment is being assigned, the Issuing Bank and the Swingline Lender), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Each party hereto agrees that (i) an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and such parties are participants), and (ii) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to an be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender; provided that any such documents shall be without recourse to or warranty by the parties thereto.

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SECTION 2.19. Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)            fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.11(a);

(b)            any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 2.17(b) or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Bank or the Swingline Lender hereunder; third, to cash collateralize LC Exposure with respect to such Defaulting Lender in accordance with this Section; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) cash collateralize future LC Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with this Section; sixth, to the payment of any amounts owing to the Lenders, the Issuing Bank or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Bank or the Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or LC Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LC Disbursements owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in the Borrower’s obligations corresponding to such Defaulting Lender’s LC Exposure and Swingline Loans are held by the Lenders pro rata in accordance with the Commitments without giving effect to clause (d) below. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto;

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(c)            the Commitment and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether all Lenders or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 9.02), provided that any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender which affects such Defaulting Lender differently than other affected Lenders shall require the consent of such Defaulting Lender;

(d)            if any Swingline Exposure or LC Exposure exists at the time a Lender becomes a Defaulting Lender then:

(i)            all or any part of such Swingline Exposure and LC Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent (x) the sum of all non-Defaulting Lenders’ Revolving Credit Exposures plus such Defaulting Lender’s Swingline Exposure and LC Exposure does not exceed the total of all non-Defaulting Lenders’ Commitments and (y) the conditions set forth in Section 4.02 are satisfied at such time; and

(ii)            if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within one Business Day following notice by the Administrative Agent (x) first, prepay such Swingline Exposure and (y) second, cash collateralize for the benefit of the Issuing Bank only the Borrower’s obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.05(j) for so long as such LC Exposure is outstanding;

(iii)          if the Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to Section 2.19(d)(ii), the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.11(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;

(iv)          if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to Section 2.19(d)(i), then the fees payable to the Lenders pursuant to Section 2.11(a) and Section 2.11(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages; or

(v)            if all or any portion of such Defaulting Lender’s LC Exposure is neither cash collateralized nor reallocated pursuant to Section 2.19(d)(i) or (ii), then, without prejudice to any rights or remedies of the Issuing Bank or any Lender hereunder, all Unused Fees that otherwise would have been payable to such Defaulting Lender under Section 2.11(a) (solely with respect to the portion of such Defaulting Lender’s Commitment that was utilized by such LC Exposure) and letter of credit fees payable under Section 2.11(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Bank until such LC Exposure is cash collateralized and/or reallocated; and

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(e)            so long as any Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure will be 100% covered by the Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.19(d)(ii), and participating interests in any such newly issued or increased Letter of Credit or newly made Swingline Loan shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.19(d)(i) (and Defaulting Lenders shall not participate therein).

If (i) a Bankruptcy Event or a Bail-In Action with respect to a Lender Parent shall occur following the date hereof and for so long as such event shall continue or (ii) the Swingline Lender or the Issuing Bank has a good faith reasonable belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, the Swingline Lender shall not be required to fund the Swingline Loan and the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless the Swingline Lender or the Issuing Bank, as the case may be, shall have entered into arrangements with the Borrower or such Lender, satisfactory to the Swingline Lender or the Issuing Bank, as the case may be, to defease any risk to it in respect of such Lender hereunder.

In the event that the Administrative Agent, the Borrower, the Issuing Bank and the Swingline Lender each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall (i) purchase at par such of the Loans of the other Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage and (ii) reimburse the other Lenders for any amounts that would be owing to such Lenders under Section 2.15 if such purchase were a repayment by the Borrower.

SECTION 2.20. Increase in Commitments. (a) Increase. Provided there exists no Default, the Borrower may from time to time request an increase in the Commitments by an amount (for all such increases) not exceeding (i) during the Covenant Relief Period, $125,000,000 and (ii) thereafter, the result of (x) $200,000,000 minus (y) the amount of any such increases effectuated pursuant to the foregoing clause (i); provided that (A) any such request for an increase shall be in a minimum amount of $10,000,000, (B) the Borrower may make a maximum of three such requests pursuant to this clause (a) and (C) the consent of the Lenders shall not be required for such an increase.

(b)            Additional Lenders. Subject to the approval of the Administrative Agent, the Issuing Bank and the Swingline Lender (which approvals shall not be unreasonably withheld), the Borrower may (i) invite existing Lenders to increase the amount of their Commitments and/or (ii) invite additional proposed lenders to become Lenders pursuant to a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent and its counsel. Notwithstanding anything herein to the contrary, no Lender shall have any obligation to increase its Commitment and no Lender’s Commitment shall be increased without its consent thereto, and each Lender may at its option, unconditionally and without cause, decline to increase its Commitment.

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(c)            Effective Date and Allocations. If the Commitments are increased in accordance with this Section, the Administrative Agent and the Borrower shall determine the effective date (the “Increase Effective Date”) and the Borrower shall (subject to clause (b) above) determine final allocation of such increase. The Administrative Agent shall promptly notify the Lenders of the final allocation of such increase and the Increase Effective Date.

(d)            Conditions to Effectiveness of Increase. As a condition precedent to such increase, the Borrower shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Increase Effective Date signed by an authorized officer of such Loan Party (i) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (ii) in the case of the Borrower, certifying that, before and after giving effect to such increase, the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date. The Borrower shall prepay any Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 2.15) to the extent necessary to keep the outstanding Loans ratable with any revised Applicable Percentages arising from any nonratable increase in the Commitments under this Section.

(e)            Conflicting Provisions. This Section shall supersede any provisions in Section 9.02 to the contrary.

ARTICLE III

Representations and Warranties

The Borrower represents and warrants to the Lenders that:

SECTION 3.01. Organization; Powers. Each of the Borrower and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

SECTION 3.02. Authorization; Enforceability. The Transactions are within the Borrower’s corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement and each other Loan Document has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower and each other Loan Party party thereto, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

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SECTION 3.03. Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect, and (ii) filings necessary to perfect or maintain the perfection or priority of the Liens granted by the Loan Parties after the Second Amendment Effective Date pursuant to the terms set forth in the Collateral Documents; (b) will not violate any applicable law or regulation in any material respect or the charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries or any order of any Governmental Authority~~,~~; (c) will not, in any material respect, violate or result in a default under any material indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries~~,~~; and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries, except for any Liens granted by the Loan Parties after the date hereof pursuant to the terms set forth in the Collateral Documents.

SECTION 3.04. Financial Condition; No Material Adverse Change. (a) The Borrower has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the fiscal year ended December 30, 2018, reported on by KPMG LLP, independent public accountants and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended April 2, 2019, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to ~~year end~~year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

(b)           Since December 30, 2018, there has been no material adverse change in the business, assets, property, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries, taken as a whole.

SECTION 3.05. Properties; Liens. (a) Each of the Borrower and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

(b)         Each of the Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(c)          The property of the Borrower and its Subsidiaries is subject to no Liens, other than Liens permitted by Section 6.02.

SECTION 3.06. Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve this Agreement or the Transactions.

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(b)           Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

(c)           Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

SECTION 3.07. Compliance with Laws and Agreements. Each of the Borrower and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

SECTION 3.08. Margin Regulations; Investment Company Status. (a) The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board), or extending credit for the purpose of purchasing or carrying margin stock.

(b)            Neither the Borrower nor any of its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

SECTION 3.09. Taxes. Each of the Borrower and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $20,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $20,000,000 the fair market value of the assets of all such underfunded Plans.

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SECTION 3.11. Subsidiaries; Equity Interests. As of the Effective Date, the Borrower has no Subsidiaries other than those specifically disclosed in Part (a) of Schedule 3.11, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by a Loan Party in the amounts specified on Part (a) of Schedule 3.11 free and clear of all Liens. As of the Effective Date, the Borrower has no equity investments in any other corporation or entity other than those specifically disclosed in Part (b) of Schedule 3.11.

SECTION 3.12. Labor Matters. There are no collective bargaining agreements or Multiemployer Plans covering the employees of the Borrower or any of its Subsidiaries as of the Effective Date and neither the Borrower nor any Subsidiary has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five years, in each case, which could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.13. Disclosure. (a) Except as set forth in the financial statements referred to in Section 3.04 and the Disclosed Matters, there are no agreements, restrictions or liabilities of the Borrower and its Subsidiaries of any kind which could reasonably be expected to result in a Material Adverse Effect. The Information Memorandum and the other reports, financial statements, certificates or other information (other than projected financial information) furnished by or on behalf of the Borrower or any Subsidiary to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished), taken as a whole, do not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading as of the date such information was dated or certified; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions and estimates believed to be reasonable at the time made (it being understood that any such projected financial information is subject to significant uncertainties and contingencies, many of which are beyond the Borrower’s control, and that actual results may differ from any such projected financial information and such differences may be material).

(b)           As of the Effective Date, to the best knowledge of the Borrower, the information included in the Beneficial Ownership Certification (if any) provided on or prior to the Effective Date to any Lender in connection with this Agreement is true and correct in all respects.

SECTION 3.14. Anti-Corruption Laws and Sanctions. The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Borrower, its Subsidiaries and their respective officers and employees and to the knowledge of the Borrower its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Borrower, any Subsidiary or any of their respective directors, officers or employees, or (b) to the knowledge of the Borrower, any agent of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing or Letter of Credit, use of proceeds or other transaction contemplated by this Agreement will violate any Anti-Corruption Law or applicable Sanctions.

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SECTION 3.15. EEA Financial Institutions. No Loan Party is an EEA Financial Institution.

SECTION 3.16. Security Interest in Collateral. Upon the execution and delivery of the Security Agreement and prior to the occurrence of the Collateral Release Event, the provisions of the Security Agreement are effective to create legal and valid Liens on all the Collateral described therein in favor of the Administrative Agent, for the benefit of itself and the other Secured Parties. In the case of (a) Equity Interests of Significant Subsidiaries represented by certificates, (i) when such certificates are delivered to the Collateral Agent or (ii) when financing statements in appropriate form are filed in the office of the jurisdiction of organization of the owner of such Equity Interests, and (b) the other Collateral described in the Security Agreement, when financing statements in appropriate form are filed in the office of the jurisdiction of organization of the applicable Loan Party and such other filings as are specified in the Security Agreement have been completed, the Lien created by the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds and products thereof, as security for the Obligations, in each case, prior and superior in right to any other Person (except Liens permitted by Section 6.02).

ARTICLE IV

Conditions

SECTION 4.01. Effective Date. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

(a)           Credit Agreement and Loan Documents. The Administrative Agent (or its counsel) shall have received (i) from each party hereto either (A) a counterpart of this Agreement signed on behalf of such party or (B) written evidence satisfactory to the Administrative Agent (which may include telecopy or electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement, (ii) a duly executed copy of the Acknowledgement and Reaffirmation Agreement, by and among the Guarantors, and (iii) evidence that Middle East IP Corporation shall have become party to the Guaranty as a Guarantor in form and substance reasonably satisfactory to the Administrative Agent.

(b)           Opinions. The Administrative Agent shall have received a written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Latham & Watkins LLP, counsel for the Loan Parties, covering such matters relating to the Loan Parties, this Agreement or the Transactions contemplated on the Effective Date as the Administrative Agent shall reasonably request. The Borrower hereby requests such counsel to deliver such opinion.

(c)           Secretary’s Certificates; Certified Charters; Good Standing Certificates. The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Loan Parties, the authorization of the Transactions contemplated on the Effective Date and any other legal matters relating to such Loan Parties, this Agreement or the Transactions contemplated on the Effective Date, all in form and substance satisfactory to the Administrative Agent and its counsel.

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(d)           Approvals. All governmental and third party approvals necessary or, in the discretion of the Administrative Agent, advisable in connection with the financing contemplated hereby and the continuing operations of the Borrower and its Subsidiaries shall have been obtained and be in full force and effect.

(e)           Financials. The Administrative Agent shall have received (i) satisfactory audited consolidated financial statements of the Borrower for the three most recent fiscal years ended prior to the Effective Date as to which such financial statements are available and (ii) satisfactory unaudited interim consolidated financial statements of the Borrower for each quarterly period ended subsequent to the date of the latest financial statements delivered pursuant to clause (i) of this paragraph as to which such financial statements are available.

(f)            Closing Certificate. The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02 and attaching substantially final execution copies of each of the Project North Acquisition Agreements (including all schedules and exhibits thereto).

(g)           Fees. The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out of pocket expenses required to be reimbursed or paid by the Borrower hereunder.

(h)           Beneficial Ownership. To the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five days prior to the Effective Date, any Lender that has requested, in a written notice to the Borrower at least 10 days prior to the Effective Date, a Beneficial Ownership Certification in relation to the Borrower shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause (h) shall be deemed to be satisfied).

(i)            KYC. The Administrative Agent shall have received, at least five days prior to the Effective Date, all documentation and other information regarding the Borrower requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, to the extent requested in writing of the Borrower at least 10 days prior to the Effective Date.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 12:00 noon, Los Angeles time, on July 31, 2019 (or such later date acceptable to the Administrative Agent) (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

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SECTION 4.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

(a)           The representations and warranties of the Borrower set forth in this Agreement shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment, renewal, extension of such Letter of Credit, as applicable (other than the representations and warranties that specifically refer to an earlier date); and

(b)           At the time of and immediately after giving effect to such Borrowing or the issuance, amendment or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing;

provided that, for any Borrowing made to finance the North Italia Acquisition or the FRC Acquisition, at the Borrower’s election, so long as (i) the North Italia Acquisition or the FRC Acquisition, as applicable, shall have been consummated, or substantially simultaneously with such Borrowing, shall be consummated, in all material respects in accordance with the terms of the applicable Project North Acquisition Agreement, without giving effect to any amendments, consents or waivers by the Borrower, The Cheesecake Factory Restaurants, Inc. or TCF California Holding Company, as applicable, that are materially adverse to the interests of the Lenders, without the prior consent of the Required Lenders (it being understood that (x) any increase by 10% or more in the purchase price of, or consideration for, the North Italia Acquisition or the FRC Acquisition, as applicable, and (y) any waivers, modifications, consents or amendments to, or in respect of, the definition of “Company Material Adverse Effect” (as set forth in the Project North MIPA as of the date hereof) in each case shall be deemed materially adverse to the interests of the Lenders), (ii) the amount of such Borrowing does not exceed the applicable Projected Project North Borrowings, (iii) in the case of the FRC Acquisition, no Target Material Adverse Effect shall have occurred since the date of execution of the Project North MIPA, (iv) such Borrowing is made within six months of the Effective Date and (v) the Administrative Agent shall have received written notice of the Borrower’s election to invoke the provisions of this proviso together with a certificate of a Financial Officer of the Borrower as to the matters set forth in clauses (i), (ii) and (iii) above, as applicable, and the following clauses (A) and (B):

(A)          the condition described in clause (a) above shall not be required to be satisfied in connection with such Borrowing; provided that as a condition to such Borrowing, the Specified Acquisition Agreement Representations shall be true and correct in all material respects and the Specified Representations shall be true and correct in all material respects (other than any Specified Representations which are qualified by materiality, material adverse effect or similar language, which Specified Representations shall be true and correct in all respects after giving effect to such qualification); and

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(B)           the condition described in clause (b) above shall not be required to be satisfied in connection with such Borrowing so long as no Event of Default under clause (a), (b), (h) or (i) of ~~Article VII~~Section 7.01 shall have occurred and be continuing as of such date.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in clauses (a) and (b) of this Section to the extent such conditions are required to be satisfied pursuant to this Section.

ARTICLE V

Affirmative Covenants

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated or been cash collateralized pursuant to Section 2.05(j) and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

SECTION 5.01. Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent and each Lender:

(a)            within 90 days after the end of each fiscal year of the Borrower (provided that, solely with respect to the fiscal year ending December ~~31~~29, 2020, such deadline shall be not later than the earlier of (x) the date allowed by the Securities and Exchange Commission for the filing of Form 10-K for such fiscal year for the Borrower and (y) 105 days after the end of such fiscal year), its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by KPMG LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

(b)           within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower (provided that, solely with respect to the fiscal quarters ending March 30, 2020, June 29, 2020 and September 29, 2020, such deadline shall be not later than the earlier of (x) the date allowed by the Securities and Exchange Commission for the filing of Form 10-Q for such fiscal quarter for the Borrower and (y) 85 days after the end of such fiscal quarter), its consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

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(c)           concurrently with any delivery of financial statements under clause (a) or (b) above, a compliance certificate of a Financial Officer of the Borrower substantially in the form of Exhibit B-2 (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.01, 6.04, 6.06 and 6.09 and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

(d)           promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be;

(e)           as soon as available but not less than 60 days after the beginning of each fiscal year of the Borrower, a copy of the projected consolidated and consolidating balance sheet, income statement and cash flow statement of the Borrower for such fiscal year;

(f)           promptly following any request therefor, (x) copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Borrower by independent accountants in connection with the accounts or books of the Borrower or any Subsidiary or any audit thereof, (y) any other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request and (z) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation (if applicable); ~~and~~

(g)           promptly and in any event within three Business Days after the last day of each calendar month pursuant to which the Borrower is required to comply with a minimum Liquidity test pursuant to Section 6.09(c) (and including the calendar month ending ~~March 30~~December 31, 2021 and each calendar month thereafter until the Borrower shall have delivered a certificate pursuant to Section 5.01(c) for a fiscal quarter ending on or after ~~March 30~~December 28, 2021 demonstrating that the Borrower is in compliance with Sections 6.09(a) and (b) ~~or Section 6.09(d)(i), as applicable,~~ as of the last day of such fiscal quarter), a compliance certificate of a Financial Officer of the Borrower substantially in the form of Exhibit B-1 setting forth reasonably detailed calculations demonstrating compliance with such test~~.~~; and

(h)           until the Collateral Release Event has occurred, promptly (and in any event not less than 10 days prior thereto, or such other period as reasonably agreed to by the Administrative Agent) written notice of any change (i) in any Loan Party’s legal name (as set forth in its certificate of organization or like document), or (ii) in the jurisdiction of organization or formation of any Loan Party or in the form of its organization.

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SECTION 5.02. Notices of Material Events. The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

(a)           the occurrence of any Default;

(b)           the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(c)           the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $20,000,000;

(d)           any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect; and

(e)           any change in the information provided in the Beneficial Ownership Certification (if any) delivered to such Lender that would result in a change to the list of beneficial owners identified in such certification.

Each notice delivered under this Section (i) shall be in writing, (ii) shall contain a header or a reference line that reads “Notice under Section 5.02 of the Third Amended and Restated Loan Agreement dated July 30, 2019” and (iii) shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03. Existence; Conduct of Business. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.

SECTION 5.04. Payment of Obligations. The Borrower will, and will cause each of its Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest will not have a Material Adverse Effect.

SECTION 5.05. Maintenance of Properties; Insurance. The Borrower will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations. Beginning on the date that is forty-five (45) days after the Second Amendment Effective Date (as such date may be extended by the Administrative Agent in its reasonable discretion) and continuing until the date upon which the Collateral Release Event occurs, such insurance shall name the Administrative Agent as additional insured on behalf of the Secured Parties (in the case of liability insurance (other than workers’ compensation insurance and employer’s liability insurance)) and lender’s loss payee (in the case of property insurance), as applicable.

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SECTION 5.06. Books and Records; Inspection Rights. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested; provided, however, that unless a Default shall have occurred and be continuing the Administrative Agent may not exercise its inspection rights more than two times in any year.

SECTION 5.07. Compliance with Laws. The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property (including, without limitation, all Environmental Laws), except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

SECTION 5.08. Use of Proceeds and Letters of Credit. The proceeds of the Loans will be used (i) to refinance existing Indebtedness and (ii) for other general corporate purposes of the Borrower and its Subsidiaries, including, without limitation, the repurchase or redemption of the Borrower’s Equity Interests and the funding of Permitted Acquisitions and other investments and Restricted Payments permitted hereunder. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the regulations of the Board, including Regulations T, U and X. Letters of Credit will be issued only to support the general corporate purposes of the Borrower and its Subsidiaries. The Borrower will not request any Borrowing or Letter of Credit, and the Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit directly or indirectly (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent such activities, businesses or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

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SECTION 5.09. Additional Guarantors; Collateral Requirement; Further Assurances.

(a)           ~~.~~ The Borrower will notify the Administrative Agent at the time that any domestic Subsidiary becomes a Significant Subsidiary or of the acquisition or formation of any new domestic Subsidiary that is a Significant Subsidiary and, promptly thereafter (and in any event within 30 days), cause such Person to (~~a~~i) become a Guarantor by executing and delivering to the Administrative Agent a counterpart of the Guaranty or such other document as the Administrative Agent shall deem appropriate for such purpose; (ii) at any time prior to the occurrence of the Collateral Release Event, become a grantor under the Security Agreement by executing and delivering to the Administrative Agent a counterpart of the Security Agreement or such other document as the Administrative Agent shall deem appropriate for such purpose and otherwise cause the Collateral Requirement to be satisfied; and (~~b~~iii) deliver to the Administrative Agent documents of the types referred to in Section 4.01(~~d~~c) and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in ~~clause (a~~clauses (i) and (ii)), all in form, content and scope reasonably satisfactory to the Administrative Agent.  In addition, the Borrower may at any time upon notice to the Administrative Agent cause any Subsidiary that is not a Significant Subsidiary to take any of the actions described in clauses (~~a~~i) ~~and~~through (~~b~~iii) above.

(b)           At any time prior to the occurrence of the Collateral Release Event, promptly upon reasonable request by the Administrative Agent, the Loan Parties shall (and shall cause their Subsidiaries to) (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Collateral Document or other document or instrument relating to any Collateral, and (ii) execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing (x) UCC and other financing statements and (y) any intellectual property security agreements or other filings with the United States Patent and Trademark Office or United States Copyright Office, as applicable), in order to effectuate the Transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and priority of the security interests created or intended to be created by the Collateral Documents.

SECTION 5.10. Post-Closing Covenant. By not later than ~~15~~45 days after the Second Amendment Effective Date (or such later date as the Administrative Agent may agree in its reasonable discretion), ~~the Borrower shall deliver copies of the Articles of Incorporation (or equivalent) for each Loan Party, certified as of a recent date by the Secretary of State of such Loan Party’s jurisdiction of organization, to the Administrative Agent.~~each of the following conditions shall be satisfied:

(a)           Security Agreement. The Administrative Agent shall have received a duly executed copy of the Security Agreement. The Lenders hereby authorize and direct the Administrative Agent to execute and deliver such document.

(b)           Additional Collateral Documents; Insurance Documents. The Administrative Agent shall have received (i) duly executed copies of any other Collateral Documents required to satisfy the Collateral Requirement (including, for the avoidance of doubt, any intellectual property security agreements), and (ii) copies of the insurance certificates and endorsements referred to in Section 5.05.

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(c)           Lien Searches. The Administrative Agent shall have received the results of a recent Lien search in the jurisdiction of organization of each Loan Party, and such search shall reveal no Liens on any of the assets of the Loan Parties except for Liens permitted by Section 6.02.

(d)           Filings, Registrations and Recordings. Each document (including any UCC financing statement) required by the Collateral Documents or under the Collateral Requirement to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 6.02) shall be in proper form for filing, registration or recordation.

(e)           Pledged Equity Interests; Stock Powers; Pledged Notes. The Administrative Agent shall have received (i) the certificates representing the Equity Interests required to be pledged pursuant to the Security Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledger thereof, and (ii) each promissory note (if any) pledged to the Administrative Agent pursuant to the Security Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledger thereof.

(f)            Secretary’s Certificates; Resolutions. With respect to each Loan Party, the Administrative Agent shall have received documents of the types referred to in Section 4.01(c), all in form, content and scope reasonably satisfactory to the Administrative Agent.

(g)           Legal Opinion. The Administrative Agent shall have received a written opinion (addressed to the Administrative Agent and the Lenders and dated as of the date of the execution of the Security Agreement) of Latham & Watkins LLP, counsel for the Loan Parties, covering such matters relating to the Loan Parties, the Security Agreement and any other applicable Collateral Documents as the Administrative Agent shall reasonably request. The Borrower hereby requests such counsel to deliver such opinion.

ARTICLE VI

Negative Covenants

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated or been cash collateralized pursuant to Section 2.05(j) and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

SECTION 6.01. Indebtedness. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

(a)           Indebtedness created hereunder;

(b)           Indebtedness existing on the date hereof and set forth in Schedule 6.01, and any extensions, renewals or replacements of any such Indebtedness;

(c)           Indebtedness of the Borrower to any Guarantor and of any Subsidiary to the Borrower or any Guarantor;

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(d)           Guarantees by the Borrower of Indebtedness of any Guarantor and by any Subsidiary of Indebtedness of the Borrower or any Guarantor;

(e)           Indebtedness of the Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that (i) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this clause (e) shall not exceed $50,000,000 at any time outstanding;

(f)            Indebtedness of the Borrower or any Subsidiary (in addition to that permitted under clause (e) above) in an aggregate principal amount not to exceed $15,000,000;

(g)           Deemed Landlord Financing Liabilities of the Borrower or any Subsidiary;

(h)           Indebtedness of any Subsidiary to the Borrower or any Guarantor as a result of an investment permitted under Section 6.04(~~f~~g);

(i)            earn-out obligations or similar deferred obligation of the Borrower or any Subsidiary incurred or created in connection with either of the Project North Acquisitions;

(j)            Indebtedness of the Borrower or any Subsidiary in the form of earn-outs (in addition to that permitted under clause (i) above), indemnification, incentive, non-compete, consulting or other similar arrangements and other contingent obligations in respect of Permitted Acquisitions (both before and after any liability associated therewith becomes fixed) in an aggregate principal amount not to exceed $50,000,000;

(k)           Indebtedness assumed in connection with a Permitted Acquisition; provided that (i) such Indebtedness exists at the time such Permitted Acquisition is consummated and is not created or incurred in connection therewith or in contemplation thereof, (ii) at the time of execution of the definitive documentation governing such Permitted Acquisition, no Event of Default exists or would result therefrom, (iii) no Loan Party (other than such Person so acquired in such Permitted Acquisition or any other Person that such Person merges with or that acquires the assets of such Person in connection with such Permitted Acquisition) shall have any liability or other obligation with respect to such Indebtedness and (iv) if such Indebtedness is secured, no Lien thereon shall extend to or cover any other assets other than the assets acquired in such Permitted Acquisition (other than the proceeds or products thereof, accessions or additions thereto and improvements thereon) or attach to any other property of any Loan Party; and

(l)            ~~other~~ unsecured Indebtedness of the Borrower (including, without limitation, unsecured Indebtedness that is convertible into equity) ~~in an aggregate principal amount not to exceed (i) while the Covenant Relief Period in in effect, $75,000,000 at any time outstanding, so long as the Borrower has received the Administrative Agent’s prior written consent to the incurrence of such Indebtedness; and (~~consisting of:

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(i)            while the Covenant Relief Period is in effect, so long as the Borrower is in pro forma compliance with Section 6.09(c), adjusted to give pro forma effect to the actual amount of Debt outstanding after the incurrence of such Indebtedness:

(A)            Indebtedness subject to the Administrative Agent’s prior written consent in an aggregate principal amount not to exceed $75,000,000; and

(B)            Indebtedness in an aggregate principal amount not to exceed $350,000,000 so long as (x) the net cash proceeds (less the cost of any Permitted Bond Hedge Transaction, if applicable) from such incurrence are used to either prepay the dividend on the Borrower’s preferred Equity Interests and/or redeem or repurchase all or a portion of the Borrower’s preferred Equity Interests outstanding on the Second Amendment Effective Date (and the aggregate amount of such Indebtedness incurred pursuant to this clause (B) does not exceed the amount required to complete the aforementioned transactions set forth in clause (x) hereof and pay for related and customary transaction costs, fees and expenses) and (y) such Indebtedness does not mature or require amortization payments prior to the date that is six (6) months after the Maturity Date;

(ii)            ~~ii)~~ beginning on the first day following the end of the Covenant Relief Period and continuing thereafter, Indebtedness in an aggregate principal amount not to exceed $300,000,000 at any time outstanding, so long as ~~(in the case of clauses (i)~~such Indebtedness does not mature or require amortization payments prior to the date that is six (6) months after the Maturity Date; and ~~(ii)~~

(iii)           any Permitted Refinancing Indebtedness in respect of any Indebtedness permitted under clauses (i) or (ii) above;

~~(l) ) (w)~~provided that, (A) (x) in the case of clause (l)(ii) above, the Borrower is in compliance with Section 6.09(b), and (y) in the case of clause (l)(iii) above, the Borrower is in compliance with Sections 6.09(a) and (b), in each case of the foregoing clauses (x) and (y), as set forth in the most recent compliance certificate received by the Administrative Agent pursuant to Section 5.01(c) ~~or (g)~~, adjusted to give pro forma effect to the ~~actual amount of Debt outstanding after the~~ incurrence of such Indebtedness~~, (x~~; and (B) in the cases of clauses (l)(i), (ii) and (iii), (1) such Indebtedness does not restrict the right of the Borrower or any of its Subsidiaries to grant Liens on their assets to the ~~Credit Parties, (y) other than in the case of Indebtedness incurred pursuant to clause (i) above if such Indebtedness is incurred during a Covenant Relief Period pursuant to the Federal Reserve Board’s Main Street Lending programs or otherwise under the Coronavirus Aid, Relief, and Economic Security Act or any similar legislation in the United States relating to COVID-19, and, in each case, any applicable rules and regulations related thereto (collectively, the “CARES Act-Related Legislation”, and any such Indebtedness arising thereunder, the “CARES Act Indebtedness”), such Indebtedness does not require any repayment of the principal thereof prior to the date that is six months after the Maturity Date and (z) such~~Administrative Agent (for the benefit of itself and the other Secured Parties), and (2) such Indebtedness has covenants, if any, that are no more restrictive than those included in this Agreement as in effect at the time of incurrence thereof (~~except, with respect to any CARES Act Indebtedness, to the extent any such more-restrictive covenant is required by the applicable CARES Act-Related Legislation).~~or, if such Indebtedness is Convertible Indebtedness, has covenants that are no more restrictive than those customary for convertible notes).

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SECTION 6.02. Liens. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a)           Permitted Encumbrances;

(b)           any Lien on any property or asset of the Borrower or any Subsidiary existing on the date hereof and set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof;

(c)           any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be;

(d)           Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Subsidiary; provided that (i) such security interests secure Indebtedness permitted by clause (e) of Section 6.01, (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 90% of the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property or assets of the Borrower or any Subsidiary;

(e)           Liens securing Indebtedness permitted by clause (f) of Section 6.01; ~~and~~

(f)            Liens on property acquired pursuant to a Permitted Acquisition (and the proceeds thereof) or assets of a Subsidiary in existence at the time such Subsidiary is acquired pursuant to a Permitted Acquisition; provided that (i) such Lien was not created in contemplation of such Permitted Acquisition, (ii) such Lien does not extend to or cover any additional assets, (iii) the amount of any Indebtedness secured thereby is not increased and (iv) any Indebtedness secured thereby is permitted under Section 6.01(k)~~.~~; and

(g)           Liens granted in favor of Administrative Agent, for the benefit of itself and the other Secured Parties, pursuant to the Collateral Documents.

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SECTION 6.03. Fundamental Changes. (a) The Borrower will not, and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any substantial part of its assets, or all or substantially all of the stock of any of its Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Subsidiary may merge into or consolidate with any other Person and any other Person may merge into or consolidate with the Borrower or any Subsidiary if such merger or consolidation is consummated as part of a Permitted Acquisition, (ii) any Subsidiary may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (iii) any Subsidiary may merge into any other Subsidiary in a transaction in which the surviving entity is a Subsidiary, (iv) any Subsidiary may sell, transfer, lease or otherwise dispose of its assets to the Borrower or to another Subsidiary and (v) any Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders; provided that any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.04.

(b)           The Borrower will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related or incidental thereto.

SECTION 6.04. Investments, Loans, Advances, Guarantees and Acquisitions. The Borrower will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

(a)           Permitted Investments;

(b)            investments by the Borrower existing on the date hereof in the capital stock of its Subsidiaries;

(c)           loans or advances made by the Borrower to any Guarantor and made by any Subsidiary to the Borrower or any Guarantor;

(d)           (i) Guarantees constituting Indebtedness permitted by Section 6.01 or Guarantees by the Borrower or any of its Subsidiaries of obligations of the Borrower or any Guarantor (or, in the case of any such Guarantee by a Subsidiary that is not a Guarantor, any other Subsidiary) and (ii) Guarantees by the Borrower or any Subsidiary of obligations of the Borrower or any Subsidiary that do not constitute Indebtedness;

(e)           Acquisitions meeting the following requirements or otherwise approved by the Required Lenders (each such Acquisition constituting a “Permitted Acquisition”):

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(i)            as of the date of the consummation of such Acquisition, no Default shall have occurred and be continuing or would result from such Acquisition, and the representation and warranty contained in Section 5.08 shall be true both before and after giving effect to such Acquisition;

(ii)           such Acquisition is consummated on a non-hostile basis pursuant to a negotiated acquisition agreement approved by the board of directors or other applicable governing body of the seller or entity to be acquired, and no material and credible challenge to such Acquisition (excluding the exercise of appraisal rights) by any shareholder or director of the seller or entity to be acquired shall be pending;

(iii)          the business to be acquired in such Acquisition is similar or related to one or more of the lines of business in which the Borrower and its Subsidiaries are engaged on the Effective Date;

(iv)          as of the date of the consummation of such Acquisition, all material approvals required in connection therewith shall have been obtained; and

(v)           after giving pro forma effect to such Acquisition, the Net Adjusted Leverage Ratio shall not exceed 4.25 to 1.00; ~~and~~

(f)            investments in connection with (including, for the avoidance of doubt, the entry into, payment of any premium with respect to, and the settlement of) Permitted Bond Hedge Transactions; and

(g)            ~~(f)~~ any other purchases, acquisitions, loans, advances, Guarantees or other investments, provided that (i) at the time of any such investment (other than either of the Project North Acquisitions), the aggregate outstanding amount of investments (net of return of capital) made pursuant to this clause (~~f~~g) after the Effective Date shall not exceed $300,000,000 and (ii) after giving pro forma effect to such investment, the Net Adjusted Leverage Ratio shall not exceed 4.25 to 1.00; provided further that in the case of either of the Project North Acquisitions, the requirement described in this clause (ii) shall not apply so long as (x) at or about the time the applicable Project North Acquisition Agreement is executed, the Net Adjusted Leverage Ratio as of such time (but calculated giving pro forma effect to the consummation of such Project North Acquisition and any anticipated Borrowings in connection with such Project North Acquisition (as applicable, the “Projected Project North Borrowings”) and other incurrences of Indebtedness expected to be made in connection with such Project North Acquisition) does not exceed 4.25 to 1.00, (y) such Project North Acquisition is consummated within six months of the Effective Date and (z) the purchase price of, or consideration for, the applicable Project North Acquisition does not increase from that set forth in the applicable Project North Acquisition Agreement by more than 10%.

For purposes of determining compliance with this Section 6.04, in the event that a transaction or investment meets the criteria of more than one of the categories described in clauses (a) through (~~f~~g) above, the Borrower shall, in its discretion, be permitted to classify and reclassify such item of transaction or investment (or any portion thereof) and will only be required to include the amount and type of such transaction or investment in one or more of the above clauses. Notwithstanding the foregoing, while the Covenant Relief Period is in effect, the Borrower will not, and will not permit any of its Subsidiaries to, (x) consummate any Acquisitions or other investments pursuant to clauses (e) or (~~f~~g) above or (y) make any contractual payments arising in connection with the FRC Acquisition unless, in the case of this clause (y), after giving effect to any such contractual payments, the Borrower shall be in compliance with Section 6.09 on a pro forma basis.

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SECTION 6.05. Hedge Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any Hedge Agreement, except (a) Hedge Agreements entered into to hedge or mitigate risks to which the Borrower or any Subsidiary has actual exposure (other than those in respect of Equity Interests of the Borrower or any of its Subsidiaries), ~~and~~ (b) Hedge Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Subsidiary and (c) Hedge Agreements in connection with Permitted Bond Hedge Transactions or Permitted Warrant Transactions.

SECTION 6.06. Restricted Payments.

(a)           During the Covenant Relief Period, the Borrower will not, and will not permit any of its Subsidiaries to, declare or make, directly or indirectly, any Restricted Payment, except (i) the Borrower may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of the same class of Equity Interests or through adding such dividends to the liquidation preference of such Equity Interests; (ii) Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests; ~~and~~ (iii) the Borrower may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Borrower and its Subsidiaries, in each case, as in effect on the First Amendment Effective Date~~.~~; (iv) the Borrower may declare and pay dividends with respect to its preferred Equity Interests in an aggregate amount not to exceed $5,250,000 per each fiscal quarter ending on or prior to December 28, 2021 (for purposes of clarity, it being understood that such dividends may be paid on a date that is after the making of such declaration); (v) the making of cash payments in connection with any conversion, at the election of the holder of such Convertible Indebtedness, of Convertible Indebtedness, in an aggregate amount after the date of the applicable indenture governing such Convertible Indebtedness (together with any such payments pursuant to clause (b)(vii) below) not to exceed the sum of (A) the principal amount of such Convertible Indebtedness plus (B) any payments received by the Borrower or any of its Subsidiaries pursuant to the exercise, settlement or termination of any related Permitted Bond Hedge Transaction; (vi) (A) any payments in connection with a Permitted Bond Hedge Transaction and (B) the settlement of any related Permitted Warrant Transaction (I) by delivery of shares of the Borrower’s common stock upon settlement thereof or (II) by (x) set-off against the related Permitted Bond Hedge Transaction or (y) payment of an early termination amount thereof in common stock upon any early termination thereof; (vii) the issuance or delivery of any common stock of the Borrower to (A) settle the conversion of any Convertible Indebtedness (together with cash in lieu of any fractional share of common stock) or (B) convert preferred Equity Interests into common stock of the Borrower; (viii) the making of any cash interest payments on Convertible Indebtedness; and (ix) the Borrower may declare and make additional Restricted Payments using the net cash proceeds of unsecured Indebtedness permitted pursuant to Section 6.01(l) and/or of the issuance of new Equity Interests by the Borrower, in each case for purposes of either prepaying the dividend on the Borrower’s preferred Equity Interests and/or redeeming or repurchasing all or a portion of the Borrower’s preferred Equity Interests, so long as at the time of such making or declaration (A) no Default or Event of Default shall be then continuing and (B) after giving pro forma effect thereto, the Borrower shall be in compliance with Section 6.09(c).

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(b)           Beginning on the first day following the end of the Covenant Relief Period and continuing thereafter, the Borrower will not, and will not permit any of its Subsidiaries to, declare or make, directly or indirectly, any Restricted Payment, except (i) the Borrower may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of the same class of Equity Interests or through adding such dividends to the liquidation preference of such Equity Interests; (ii) Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests; (iii) the Borrower may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Borrower and its Subsidiaries; (iv) the Borrower may declare and make additional Restricted Payments in the form of dividends or other distributions (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any Subsidiary, or in the form of redemptions or repurchases of Equity Interests in the Borrower, so long as at the time of such making or declaration (x) no Default or Event of Default shall be then continuing and (y) after giving pro forma effect thereto, the Net Adjusted Leverage Ratio shall not exceed 4.25 to 1.00; (~~E~~v) the Borrower may make any other Restricted Payments in an aggregate amount not to exceed $100,000,000 after the Effective Date; ~~and~~ (~~v~~vi) the Borrower may make any Restricted Payment within 60 days after the date of declaration thereof, if at the date of such declaration such Restricted Payment would have complied with the provisions of clause (iv) hereof, provided that the calculation contemplated in clause (iv)(y) hereof shall for such purpose be calculated as of the date of such declaration but giving effect on a pro forma basis to any incurrence of Debt on and after such date and prior to (and after giving pro forma effect to) the making of such Restricted Payment (including any such Debt incurred to finance such Restricted Payment)~~.~~; (vii) the making of cash payments in connection with any conversion, at the election of the holder of such Convertible Indebtedness, of Convertible Indebtedness, in an aggregate amount after the date of the applicable indenture governing such Convertible Indebtedness (together with any such payments pursuant to clause (a)(v) above) not to exceed the sum of (A) the principal amount of such Convertible Indebtedness plus (B) any payments received by the Borrower or any of its Subsidiaries pursuant to the exercise, settlement or termination of any related Permitted Bond Hedge Transaction; (viii) (A) any payments in connection with a Permitted Bond Hedge Transaction and (B) the settlement of any related Permitted Warrant Transaction (I) by delivery of shares of the Borrower’s common stock upon settlement thereof or (II) by (x) set-off against the related Permitted Bond Hedge Transaction or (y) payment of an early termination amount thereof in common stock upon any early termination thereof; (ix) the issuance or delivery of any common stock of the Borrower to (A) settle the conversion of any Convertible Indebtedness (together with cash in lieu of any fractional share of common stock) or (B) convert preferred Equity Interests into common stock of the Borrower; (x) the Borrower may redeem or repurchase Convertible Indebtedness at any time so long as at the time of such redemption or repurchase (A) no Default or Event of Default shall be then continuing and (B) after giving pro forma effect thereto, the Borrower shall be in compliance with Section 6.09(a) and (b); (xi) the making of any cash interest payments on Convertible Indebtedness; and (xii) the Borrower may declare and make additional Restricted Payments using the net cash proceeds of the issuance of new Equity Interests by the Borrower, in each case for purposes of either prepaying the dividend on the Borrower’s preferred Equity Interests and/or redeeming or repurchasing all or a portion of the Borrower’s preferred Equity Interests, so long as at the time of such making or declaration (A) no Default or Event of Default shall be then continuing and (B) after giving pro forma effect thereto, the Borrower shall be in compliance with Section 6.09(a) and (b).

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SECTION 6.07. Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions that are at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among the Borrower and its wholly owned Subsidiaries not involving any other Affiliate and (c) any Restricted Payment permitted by Section 6.06.

SECTION 6.08. Restrictive Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets in favor of the Credit Parties, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by ~~this Agreement~~the Loan Documents, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.08 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided that such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, and (v) clause (a) of the foregoing shall not apply to customary provisions in leases restricting the assignment thereof.

SECTION 6.09. Financial Covenants. (a) Net Adjusted Leverage Ratio. Beginning with the fiscal quarter ending ~~June 29~~December 28, 2021 and continuing for each fiscal quarter occurring thereafter, the Net Adjusted Leverage Ratio shall not exceed 4.75 to 1.00 as of the last day of such fiscal quarter. For the avoidance of doubt, the Net Adjusted Leverage Ratio shall be calculated on an annualized basis for the fiscal quarter ending ~~June 29~~December 28, 2021, as set forth in the definition of “Net Adjusted Leverage Ratio”.

(b)           EBITDAR to Interest and Rental Expense. Beginning with the fiscal quarter ending ~~June 29~~December 28, 2021 and continuing for each fiscal quarter occurring thereafter, the ratio of EBITDAR for the four fiscal quarter period ending on the applicable measurement date to the sum of (i) Cash Interest Expense for the four fiscal quarter period ending on such measurement date plus (ii) Rental Expense for the four fiscal quarter period ending on such measurement date (other than non-cash Rental Expense for such period, but including cash payments made during such period in respect of non-cash Rental Expense for a prior period) shall not be less than 1.90 to 1.00 as of the last day of any fiscal quarter; provided that for purposes of calculating compliance with this clause (b) for the period of four fiscal quarters ending ~~June 29~~December 28, 2021, such calculation shall be based on EBITDAR, Cash Interest Expense and Rental Expense for the period of three fiscal quarters ending on such date times 4/3.

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(c)            Minimum Liquidity. Beginning with the calendar month ending May 31, 2020 and continuing through the calendar month ending ~~February~~December 28, 2021 (and for the last day of each calendar month from and after ~~April 30~~December 28, 2021 until the Administrative Agent shall have received a certificate pursuant to Section 5.01(c) for a fiscal quarter ending on or after ~~March 30~~December 28, 2021 demonstrating that the Borrower is in compliance with Sections 6.09(a)~~-~~ and (b) ~~or Section (d)(i), as applicable,~~ as of the last day of such fiscal quarter), Liquidity shall be at least $~~65,000,000~~100,000,000, calculated as of the last day of each such calendar month.

~~(d) March 30, 2021 Financial Covenants. Solely with respect to the fiscal quarter ending March 30, 2021, either:~~

~~(i) both:~~

~~(x)            the ratio of EBITDAR for the two fiscal quarter period ending on the applicable measurement date to the sum of (i) Cash Interest Expense for the two fiscal quarter period ending on such measurement date plus (ii) Rental Expense for the two fiscal quarter period ending on such measurement date (other than non-cash Rental Expense for such period, but including cash payments made during such period in respect of non-cash Rental Expense for a prior period) shall not be less than 1.90 to 1.00 as of March 30, 2021; provided that such calculation shall be based on EBITDAR, Cash Interest Expense and Rental Expense for the period of the two consecutive fiscal quarters ending on such date times two; and~~

~~(y)            the Net Adjusted Leverage Ratio shall not exceed 4.75 to 1.00 as of the last day of such fiscal quarter (provided that, for the avoidance of doubt, the Net Adjusted Leverage Ratio shall be calculated on an annualized basis for such fiscal quarter, as set forth in the definition of “Net Adjusted Leverage Ratio”); or~~

~~(ii) Liquidity shall be at least $65,000,000, calculated as of March 30, 2021.~~

SECTION 6.10. Sale and Leaseback. Except for leases that, upon completion of construction by the Borrower, meet the criteria of Emerging Issues Task Force (“EITF”) 97-10 and that qualify for sale-leaseback treatment in accordance with Statement of Financial Accounting Standards No. 98, the Borrower will not, and will not permit any of its Subsidiaries to, enter into any agreement or arrangement with any other Person providing for the leasing by the Borrower or any of its Subsidiaries of real or personal property which has been or is to be sold or transferred by the Borrower or any of its Subsidiaries to such other Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or any of its Subsidiaries.

SECTION 6.11. Sale of Assets. The Borrower will not, nor will it permit any Subsidiary to, lease, sell, transfer or otherwise dispose of its Property to any other Person, except:

(a)            sales of inventory and obsolete or excess assets in the ordinary course of business;

(b)            sales, leases and transfers of Property (~~a~~i) from the Borrower to any Guarantor, and (~~b~~ii) from any Subsidiary of the Borrower to the Borrower or any Guarantor;

(c)            (i) one or more transfers to a wholly-owned Subsidiary or wholly-owned Subsidiaries organized under the laws of a jurisdiction other than the United States, any state or territory thereof or the District of Columbia, of the right to license or use certain intellectual property assets of the Borrower and its Subsidiaries exclusively outside of the United States and (ii) the subsequent licensing by such Subsidiary or Subsidiaries of such intellectual property assets to third Persons that have contracted with the Borrower or its Subsidiaries to develop and operate restaurants and related businesses under the trademarks of the Borrower and its Subsidiaries outside of the United States;

(d)            terminations of real property leases in connection with closing underperforming restaurants; and

(e)            other sales, assignments, transfers, leases, conveyances or other dispositions of its Property, provided that (i) such disposition is for consideration consisting of cash or a combination of cash and notes, the principal amount of which notes shall not exceed $25,000,000 in the aggregate, (ii) such disposition is for not less than fair market value (as determined in good faith by the Borrower’s board of directors if the total consideration for such disposition is equal to or greater than $20,000,000), (iii) after giving effect to such disposition, no Default shall exist, and (iv) such Property, together with all other Property of the Borrower and its Subsidiaries previously leased, sold or disposed of (other than Property leased, sold or disposed of under clauses (a), (b) or (c) above) calculated at book value (A) during the immediately preceding twelve-month period, represents the disposition of not greater than 5% of the Borrower’s Consolidated Total Assets at the end of the fiscal year immediately preceding that in which such transaction is proposed to be entered into, and (B) during the period from the Effective Date to the date of such proposed transaction, represents the disposition of not greater than 15% of the Borrower’s Consolidated Total Assets at the end of the fiscal year immediately preceding that in which such transaction is proposed to be entered into.

For the avoidance of doubt, neither (x) the settling of Convertible Indebtedness, (y) interest payments on Convertible Indebtedness, nor (z) termination of any Permitted Bond Hedge Transaction shall constitute a lease, sale, transfer or other disposition of Property for the purposes of this Section 6.11.

SECTION 6.12. Capital Expenditures. During the Covenant Relief Period, the Borrower shall not, and shall not permit any Subsidiary to, make Capital Expenditures other than Capital Expenditures in an aggregate amount not to exceed $~~90,000,000~~120,000,000 in any period of 12 consecutive months.

ARTICLE VII

Events of Default

SECTION 7.01. Events of Default~~If any~~. Any of the following events ~~(“Events~~described in this Section 7.01 shall constitute an “Event of Default”~~) shall occur~~:

(a)            the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)            the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;

(c)            any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary in this Agreement, any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement, any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

(d)            the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a), 5.03 (with respect to the Borrower’s existence) ~~or~~, 5.08 or 5.10 or in Article VI;

(e)            any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article) or in any other Loan Document, and such failure shall continue unremedied for a period of 30 days after written notice thereof from the Administrative Agent to such Person (which notice will be given at the request of any Lender);

(f)             the Borrower or any Significant Subsidiary shall fail to make any payment (whether of principal or interest) in respect of any Material Indebtedness, when and as the same shall become due and payable (after the expiration of any applicable grace period);

(g)            any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to (i) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness or (ii) events that trigger any conversion rights of holders of Convertible Indebtedness;

(h)            an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Significant Subsidiary or its debts, or of a substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Significant Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i)             the Borrower or any Significant Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Significant Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j)             the Borrower or any Significant Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k)            one or more judgments for the payment of money not paid or fully covered by insurance (subject to any applicable deductible) as to which the insurer has not disputed or otherwise contested coverage in writing in an aggregate amount in excess of $25,000,000 shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed (by reason of a pending appeal or otherwise), or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Subsidiary to enforce any such judgment;

(l)             an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $20,000,000 in any year; ~~or~~

(m)            a Change in Control shall occur;

(n)            except as permitted by the terms of any Loan Document or as a result of the Administrative Agent’s failure to maintain possession of any stock certificates or other instruments delivered to it under the Collateral Documents, the Administrative Agent shall not have or shall cease to have a valid and perfected Lien in any Collateral with a value in excess of $1,000,000 purported to be covered by the Collateral Documents; or

(o)            (i) any material provision of any Collateral Document, for any reason other than as expressly permitted hereunder or thereunder (including without limitation, the occurrence of the Collateral Release Event or satisfaction in full of all Obligations), ceases to be in full force and effect (except solely as a result of applicable law) in accordance with its terms, or (ii) any Loan Party denies in writing that it has any or further liability or obligation under any Collateral Document, or purports in writing to revoke, terminate or rescind any Collateral Document (other than as expressly permitted hereunder or thereunder).

SECTION 7.02. Remedies Upon an Event of Default. If an Event of Default occurs, then, and in every such event (other than an event with respect to the Borrower or a Significant Subsidiary described in clause (h) or (i) of ~~this Article~~Section 7.01), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately; (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder and under any other Loan Document, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; (iii) require that the Borrower provide cash collateral as required in Section 2.05(j); and (iv) exercise on behalf of itself, the Lenders and the Issuing Bank all rights and remedies available to it, the Lenders and the Issuing Bank under the Loan Documents and applicable law; provided that, in the case of any event with respect to the Borrower or a Significant Subsidiary described in clause (h) or (i) of ~~this Article~~Section 7.01, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, and the obligation of the Borrower to cash collateralize the LC Exposure as provided in clause (iii) above shall automatically become effective, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

SECTION 7.03. Application of Payments. Notwithstanding anything herein to the contrary, following the occurrence and during the continuance of an Event of Default, and notice thereof to the Administrative Agent by the Borrower or the Required Lenders:

(a)            all payments received on account of the Obligations shall, subject to Section 2.19, be applied by the Administrative Agent as follows:

(i)            first, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts payable to the Administrative Agent (including fees and disbursements and other charges of counsel to the Administrative Agent payable under Section 9.03 and amounts pursuant to Section 2.11(c) payable to the Administrative Agent in its capacity as such);

(ii)            second, to payment of that portion of the Obligations constituting fees, expenses, indemnities and other amounts (other than principal, reimbursement obligations in respect of LC Disbursements, interest and Letter of Credit fees) payable to the Lenders and the Issuing Banks (including fees and disbursements and other charges of counsel to the Lenders and the Issuing Banks payable under Section 9.03) arising under the Loan Documents, ratably among them in proportion to the respective amounts described in this clause (ii) payable to them;

(iii)            third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit fees and charges and interest on the Loans and unreimbursed LC Disbursements, ratably among the Lenders and the Issuing Banks in proportion to the respective amounts described in this clause (iii) payable to them;

(iv)           fourth, (A) to payment of that portion of the Obligations constituting unpaid principal of the Loans, unreimbursed LC Disbursements, Secured Hedge Obligations and Secured Cash Management Obligations and (B) to cash collateralize that portion of LC Exposure comprising the undrawn amount of Letters of Credit to the extent not otherwise cash collateralized by the Borrower pursuant to Section 2.05 or 2.19, in each case, ratably among the applicable Lenders, Issuing Banks, Cash Management Banks and Hedge Counterparties in proportion to the respective amounts described in this clause (iv) payable to them; provided that (x) any such amounts applied pursuant to subclause (B) above shall be paid to the Administrative Agent for the ratable account of the applicable Issuing Banks to cash collateralize Obligations in respect of Letters of Credit, (y) subject to Section 2.05 or 2.19, amounts used to cash collateralize the aggregate amount of Letters of Credit pursuant to this clause (iv) shall be used to satisfy drawings under such Letters of Credit as they occur and (z) upon the expiration of any Letter of Credit (without any pending drawings), the pro rata share of cash collateral shall be distributed to the other Obligations, if any, in the order set forth in this Section 7.03;

(v)            fifth, to the payment in full of all other Obligations, in each case ratably among the Administrative Agent, the Lenders and the Issuing Banks based upon the respective aggregate amounts of all such Obligations owing to them in accordance with the respective amounts thereof then due and payable; and

(vi)           finally, the balance, if any, after all Obligations have been paid in full in cash, to the Borrower or as otherwise required by law; and

(b)            if any amount remains on deposit as cash collateral after all Letters of Credit have either been fully drawn or expired (without any pending drawings), such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

Notwithstanding the foregoing, Secured Hedging Obligations and Secured Cash Management Obligations shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Hedge Counterparty or Cash Management Bank (or Lender that is an Affiliate thereof). Each Hedge Counterparty and Cash Management Bank which is not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article VIII hereof for itself and its Affiliates as if a “Lender” party hereto.

ARTICLE VIII

The Administrative Agent

SECTION 8.01. Authorization and Action. (a) Each Lender, on behalf of itself and any of its Affiliates that are Secured Parties, and each Issuing Bank hereby irrevocably appoints the entity named as Administrative Agent in the heading of this Agreement and its successors and assigns to serve as the administrative agent and collateral agent under the Loan Documents and each Lender and each Issuing Bank authorizes the Administrative Agent to take such actions as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent under such agreements and to exercise such powers as are reasonably incidental thereto. In addition, to the extent required under the laws of any jurisdiction other than within the United States, each Lender and each Issuing Bank hereby grants to the Administrative Agent any required powers of attorney to execute and enforce any Collateral Document governed by the laws of such jurisdiction on such Lender’s or such Issuing Bank’s behalf. Without limiting the foregoing, each Lender and each Issuing Bank hereby authorizes the Administrative Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Administrative Agent is a party, and to exercise all rights, powers and remedies that the Administrative Agent may have under such Loan Documents.

(b)           As to any matters not expressly provided for herein and in the other Loan Documents (including enforcement or collection), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, pursuant to the terms in the Loan Documents), and, unless and until revoked in writing, such instructions shall be binding upon each Lender and each Issuing Bank; provided, however, that the Administrative Agent shall not be required to take any action that (i) the Administrative Agent in good faith believes exposes it to liability unless the Administrative Agent receives an indemnification and is exculpated in a manner satisfactory to it from the Lenders and the Issuing Banks with respect to such action or (ii) is contrary to this Agreement or any other Loan Document or applicable law, including any action that may be in violation of the automatic stay under any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors; provided, further, that the Administrative Agent may seek clarification or direction from the Required Lenders prior to the exercise of any such instructed action and may refrain from acting until such clarification or direction has been provided. Except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower, any Subsidiary or any Affiliate of any of the foregoing that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. Nothing in this Agreement shall require the Administrative Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(c)            In performing its functions and duties hereunder and under the other Loan Documents, the Administrative Agent is acting solely on behalf of the Lenders and the Issuing Banks (except in limited circumstances expressly provided for herein relating to the maintenance of the Register), and its duties are entirely mechanical and administrative in nature. Without limiting the generality of the foregoing:

(i)	the Administrative Agent does not assume and shall not be deemed to have assumed any obligation or duty or any other relationship as the agent, fiduciary or trustee of or for any Lender, Issuing Bank, any other Secured Party or holder of any other obligation other than as expressly set forth herein and in the other Loan Documents, regardless of whether a Default or an Event of Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” (or any similar term) herein or in any other Loan Document with reference to the Administrative Agent is not intended to connote any fiduciary duty or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties); additionally, each Lender agrees that it will not assert any claim against the Administrative Agent based on an alleged breach of fiduciary duty by the Administrative Agent in connection with this Agreement and/or the transactions contemplated hereby; and

(ii)	nothing in this Agreement or any Loan Document shall require the Administrative Agent to account to any Lender for any sum or the profit element of any sum received by the Administrative Agent for its own account; and

(iii)	where the Administrative Agent is required or deemed to act as a trustee in respect of any Collateral over which a security interest has been created pursuant to a Loan Document expressed to be governed by the laws of the United States of America, or is required or deemed to hold any Collateral “on trust” pursuant to the foregoing, the obligations and liabilities of the Administrative Agent to the Secured Parties in its capacity as trustee shall be excluded to the fullest extent permitted by applicable law;

(d)            The Administrative Agent may perform any of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any of their respective duties and exercise their respective rights and powers through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities pursuant to this Agreement. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agent.

(e)            None of any Co-Syndication Agent, any Documentation Agent or any Arranger shall have obligations or duties whatsoever in such capacity under this Agreement or any other Loan Document and shall incur no liability hereunder or thereunder in such capacity, but all such persons shall have the benefit of the indemnities provided for hereunder.

(f)           In case of the pendency of any proceeding with respect to any Loan Party under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Loan or any reimbursement obligation in respect of any LC Disbursement shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(i)	to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Disbursements and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent (including any claim under Sections 2.12, 2.13, 2.15, 2.17 and 9.03) allowed in such judicial proceeding; and

(ii)	to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender, each Issuing Bank and each other Secured Party to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, the Issuing Banks, or the other Secured Parties to pay to the Administrative Agent any amount due to it, in its capacity as the Administrative Agent, under the Loan Documents (including under Section 9.03). Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or Issuing Bank or to authorize the Administrative Agent to vote in respect of the claim of any Lender or Issuing Bank in any such proceeding.

(g)            The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Banks, and, except solely to the extent of the Borrower’s rights to consent pursuant to and subject to the conditions set forth in this Article, none of the Borrower or any Subsidiary, or any of their respective Affiliates, shall have any rights as a third party beneficiary under any such provisions. Each Secured Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and of the Guarantees of the Obligations provided under the Loan Documents, to have agreed to the provisions of this Article.

SECTION 8.02. Administrative Agent’s Reliance, ~~Indemnification~~Limitation of Liability, Etc (a) Neither the Administrative Agent nor any of its Related Parties shall be (i) liable for any action taken or omitted to be taken by such party, the Administrative Agent or any of its Related Parties under or in connection with this Agreement or the other Loan Documents (x) with the consent of or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents) or (y) in the absence of its own gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and non-appealable judgment) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document (including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page) or for any failure of any Loan Party to perform its obligations hereunder or thereunder.

(b)            The Administrative Agent shall be deemed not to have knowledge of (i) notice of any of the events or circumstances set forth or described in Section 5.02 unless and until written notice thereof stating that it is a “notice under Section 5.02” in respect of this Agreement and identifying the specific clause under said Section is given to the Administrative Agent by the Borrower, or (ii) notice of any Default or Event of Default unless and until written notice thereof (stating that it is a “notice of Default” or a “notice of an Event of Default”) is given to the Administrative Agent by the Borrower, a Lender or an Issuing Bank, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (A) any statement, warranty or representation made in or in connection with any Loan Document, (B) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (C) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default or Event of Default, as applicable, (D) the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, ~~or~~ (E) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items (which on their face purport to be such items) expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent or (F) the creation, perfection or priority of Liens on the Collateral. Notwithstanding anything herein to the contrary, the Administrative Agent shall not be liable for, or be responsible for any ~~claim, liability, loss, cost or expense~~Liabilities, costs or expenses suffered by the Borrower, any Subsidiary, any Lender or any Issuing Bank as a result of, any determination of the Revolving Credit Exposure, any of the component amounts thereof or any portion thereof attributable to each Lender or Issuing Bank, or any U.S. Dollar Equivalent.

(c)            Without limiting the foregoing, the Administrative Agent (i) may treat the payee of any promissory note as its holder until such promissory note has been assigned in accordance with Section 9.04, (ii) may rely on the Register to the extent set forth in Section 9.04(b), (iii) may consult with legal counsel (including counsel to the Borrower), independent public accountants and other experts selected by it, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (iv) makes no warranty or representation to any Lender or Issuing Bank and shall not be responsible to any Lender or Issuing Bank for any statements, warranties or representations made by or on behalf of any Loan Party in connection with this Agreement or any other Loan Document, (v) in determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, may presume that such condition is satisfactory to such Lender or Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or Issuing Bank sufficiently in advance of the making of such Loan or the issuance of such Letter of Credit and (vi) shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any notice, consent, certificate or other instrument or writing (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated by the proper party or parties (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).

SECTION 8.03. Posting of Communications (a) The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make any Communications available to the Lenders and the Issuing Banks by posting the Communications on IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”).

(b)           Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Effective Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders, each of the Issuing Banks and the Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the Approved Electronic Platform, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders, each of the Issuing Banks and the Borrower hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.

(c)            THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, ANY ARRANGER, ANY DOCUMENTATION AGENT, ANY CO-SYNDICATION AGENT OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER, ANY ISSUING BANK OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM.

“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to this Section, including through an Approved Electronic Platform.

(d)            Each Lender and each Issuing Bank agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender and Issuing Bank agrees (i) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s or Issuing Bank’s (as applicable) email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.

(e)            Each of the Lenders, each of the Issuing Banks and the Borrower agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.

(f)             Nothing herein shall prejudice the right of the Administrative Agent, any Lender or any Issuing Bank to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

SECTION 8.04. The Administrative Agent Individually With respect to its Commitment, Loans (including Swingline Loans), Letter of Credit Commitments and Letters of Credit, the Person serving as the Administrative Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or Issuing Bank, as the case may be. The terms “Issuing Banks”, “Lenders”, “Required Lenders” and any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity as a Lender, Issuing Bank or as one of the Required Lenders, as applicable. The Person serving as the Administrative Agent and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust or other business with, the Borrower, any Subsidiary or any Affiliate of any of the foregoing as if such Person was not acting as the Administrative Agent and without any duty to account therefor to the Lenders or the Issuing Banks.

SECTION 8.05. Successor Administrative Agent      (a) The Administrative Agent may resign at any time by giving 30 days’ prior written notice thereof to the Lenders, the Issuing Banks and the Borrower, whether or not a successor Administrative Agent has been appointed. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent, which shall be a bank with an office in New York, New York or an Affiliate of any such bank. In either case, such appointment shall be subject to the prior written approval of the Borrower (which approval may not be unreasonably withheld and shall not be required while an Event of Default has occurred and is continuing). Upon (x) the acceptance of any appointment as Administrative Agent by a successor Administrative Agent and (y) at all times until the Collateral Release Event has occurred, subject to the execution and filing or recording of any financing statements, or amendments thereto, and any other instruments or notices as may be necessary or desirable or as the Required Lenders may reasonably request in order to (i) continue the perfection of the Liens granted or purported to be granted by the Collateral Documents or (ii) otherwise ensure that the Collateral Requirement is satisfied, such successor Administrative Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Administrative Agent. Upon the acceptance of appointment as Administrative Agent by a successor Administrative Agent, the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. Prior to any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the retiring Administrative Agent shall take such action as may be reasonably necessary to assign to the successor Administrative Agent its rights as Administrative Agent under the Loan Documents.

(b)            Notwithstanding paragraph (a) of this Section, in the event no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, the retiring Administrative Agent may give notice of the effectiveness of its resignation to the Lenders, the Issuing Banks and the Borrower, whereupon, on the date of effectiveness of such resignation stated in such notice, (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents; provided that, solely for purposes of maintaining any security interest granted to the Administrative Agent under any Collateral Document for the benefit of the Secured Parties, the retiring Administrative Agent shall continue to be vested with such security interest as collateral agent for the benefit of the Secured Parties, and continue to be entitled to the rights set forth in such Collateral Document and any other Loan Document, and, in the case of any Collateral in the possession of the Administrative Agent, shall continue to hold such Collateral, in each case until such time as a successor Administrative Agent is appointed and accepts such appointment in accordance with this Section (it being understood and agreed that the retiring Administrative Agent shall have no duty or obligation to take any further action under any Collateral Document, including any action required to maintain the perfection of any such security interest), and (ii) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent; provided that (A) all payments required to be made hereunder or under any other Loan Document to the Administrative Agent for the account of any Person other than the Administrative Agent shall be made directly to such Person and (B) all notices and other communications required or contemplated to be given or made to the Administrative Agent shall directly be given or made to each Lender and each Issuing Bank. Following the effectiveness of the Administrative Agent’s resignation from its capacity as such, the provisions of this Article and Section 9.03, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent and in respect of the matters referred to in the proviso under clause (i) above.

SECTION 8.06. Acknowledgements of Lenders and Issuing Banks (a) Each Lender and each Issuing Bank represents ~~that~~and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility, (ii) it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender or Issuing Bank, in each case in the ordinary course of ~~its business and that~~business, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument (and each Lender and each Issuing Bank agrees not to assert a claim in contravention of the foregoing), (iii) it has, independently and without reliance upon the Administrative Agent, any Arranger, any Co-Syndication Agent, any Documentation Agent, or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder and (iv) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or such Issuing Bank, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender and each Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Arranger, any ~~Co-Syndication~~Co- Syndication Agent, any Documentation Agent, or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrower and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

(b)            Each Lender, by delivering its signature page to this Agreement on the Effective Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Effective Date.

(c) (i) Each Lender hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine.  A notice of the Administrative Agent to any Lender under this Section 8.06(c) shall be conclusive, absent manifest error.

(ii) Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment.  Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(iii) The Borrower and each other Loan Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party.

(iv) Each party’s obligations under this Section 8.06(c) shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.

SECTION 8.07. Certain ERISA Matters (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)            such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,

(ii)            the prohibited transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable so as to exempt from the prohibitions of Section 406 of ERISA and Section 4975 of the Code such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii)           (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv)           such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)           In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that none of the Administrative Agent, or any Arranger, any Co-Syndication Agent, any Documentation Agent or any of their respective Affiliates is a fiduciary with respect to the Collateral or the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).

(c)            The Administrative Agent, and each Arranger, Co-Syndication Agent and Documentation Agent hereby informs the Lenders that each such Person is not undertaking to provide investment advice or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments, this Agreement and any other Loan Documents (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

SECTION 8.08. Guarantee Matters The Lenders irrevocably authorize the Administrative Agent to release any Guarantor from its obligations under the Guaranty in the event that such Guarantor ceases to be a Significant Subsidiary.  The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding such Guarantor’s status as a Subsidiary or a Significant Subsidiary, or any certificate prepared by any Loan Party in connection therewith.

SECTION 8.09. Collateral Matters (a) Except with respect to the exercise of setoff rights in accordance with Section 9.08 or with respect to a Secured Party’s right to file a proof of claim in an insolvency proceeding, no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Administrative Agent on behalf of the Secured Parties in accordance with the terms thereof. In such capacity, the Administrative Agent is a “representative” of the Secured Parties within the meaning of the term “secured party” as defined in the UCC. In the event that any Collateral is hereafter pledged by any Person as collateral security for the Obligations, the Administrative Agent is hereby authorized, and hereby granted a power of attorney, to execute and deliver on behalf of the Secured Parties any Loan Documents necessary or appropriate to grant and perfect a Lien on such Collateral in favor of the Administrative Agent on behalf of the Secured Parties.

(b)           The Secured Parties irrevocably authorize the Administrative Agent, at its option and in its discretion, to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.02(a) or (d). The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders or any other Secured Party for any failure to monitor or maintain any portion of the Collateral.

(c)            The Secured Parties hereby irrevocably authorize the Administrative Agent to release any Liens granted to the Administrative Agent by any Loan Parties on any Collateral (i) upon the payment in full in cash of all Obligations (other than (x) any Letters of Credit which have been cash collateralized or otherwise become subject to credit support satisfactory to the Issuing Bank, (y) Secured Hedging Obligations and Secured Cash Management Obligations and (z) contingent indemnification obligations for which no claim has been made) and the termination of all Commitments, (ii) constituting property being sold or disposed of if the Loan Party disposing of such property certifies to the Administrative Agent that the sale or disposition is made in compliance with the terms of this Agreement (and the Administrative Agent may rely conclusively on any such certificate, without further inquiry), and to the extent that the property being sold or disposed of constitutes 100% of the Equity Interests of a Subsidiary, the Administrative Agent is authorized to release any Guaranty provided by such Subsidiary, (iii) constituting property leased to a Loan Party under a lease which has expired or been terminated in accordance with its terms, (iv) as required to effect any sale or other disposition of such Collateral in connection with any exercise of remedies of the Administrative Agent and the Lenders pursuant to Article VII, (v) as required pursuant to the terms of the Security Agreement or any other Loan Document, including in connection with the occurrence of the Collateral Release Event (as such event is determined to have occurred in Administrative Agent’s judgment (not to be unreasonably withheld, conditioned or delayed)), or (vi) that is or becomes an Excluded Asset. Any such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral. Any execution and delivery by the Administrative Agent of documents in connection with any such release shall be without recourse to or warranty by the Administrative Agent.

SECTION 8.10. Credit Bidding. The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which a Loan Party is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Administrative Agent at the direction of the Required Lenders on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid, (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Secured Parties’ ratable interests in the Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 9.02 of this Agreement), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Obligations which were credit bid, interests, whether as equity, partnership interests, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of Obligations credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Secured Parties pro rata with their original interest in such Obligations and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.

ARTICLE IX

Miscellaneous

SECTION 9.01. Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(i)            if to the Borrower, to it at 26901 Malibu Hills Road, Calabasas Hills, CA 91301, Attention of Matthew Clark (Telecopy No. (866) 788-8849); with a copy of any notice of the occurrence of a Default to be also delivered to 26901 Malibu Hills Road, Calabasas Hills, CA 91301, Attention of General Counsel (Telecopy No. (818) 871-3110);

(ii)            if to the Administrative Agent, Issuing Bank or Swingline Lender, to JPMorgan Loan Services, JPMorgan Chase Bank, 10 South Dearborn, L2 Floor, Chicago, Illinois 60603, Attention of ~~Michael Stevens~~Christopher Jefferson (Facsimile No. (844) 490-5663; email jpm.agency.cri@jpmorgan.com), with a copy to JPMorgan Chase Bank, 2029 Century Park East, 38th Floor, Los Angeles, California 90067, Attention of ~~Tim Martin~~Jeff Bailard;

(iii)            if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through Approved Electronic Platforms, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b)            Notices and other communications to ~~the~~any Loan Party, Lenders and the Issuing Bank hereunder may be delivered or furnished by using Approved Electronic Platforms pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address in accordance with this Section 9.01 shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website in accordance with this Section 9.01 shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c)            Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.

SECTION 9.02. Waivers; Amendments. (a) No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of such Default at the time.

(b)          Subject to Section 2.13(b) and Section 9.02(c) below, neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.08(c) or 2.17(b) or (c) in a manner that would alter the ratable reduction of Commitments or the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) release all or substantially all of the value of the Guaranty, except to the extent permitted by Section 8.08, ~~or~~ (vi) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender, (vii) change any of the provisions of Section 7.03, without the written consent of each Lender, or (viii) except as provided elsewhere in this Agreement or in any Collateral Document (including, without limitation, the occurrence of the Collateral Release Event), release all or substantially all of the Collateral without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Issuing Bank or the Swingline Lender hereunder (including any amendments or modifications to Section 2.19) without the prior written consent of the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be; and provided further that no such agreement shall amend or modify the provisions of Section 2.05 without the prior written consent of the Administrative Agent and the Issuing Bank.

(c)          If the Administrative Agent and the Borrower acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Loan Document, then the Administrative Agent and the Borrower shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment shall become effective without any further action or consent of any other party to this Agreement.

(d)          If any action to be taken by the Lenders or the Administrative Agent hereunder requires the unanimous consent, authorization, or agreement of all Lenders and if such action has received the consent, authorization, or agreement of the Required Lenders but not all of the Lenders, then the Administrative Agent (after receipt of a request from the Borrower), upon at least 5 Business Days prior irrevocable notice, may permanently replace any Lender (a “Holdout Lender”) that failed to give its consent, authorization, or agreement with one or more other Lenders willing to provide such consent, authorization or agreement (each, a “Replacement Lender”) reasonably acceptable to the Administrative Agent, and the Holdout Lender shall have no right to refuse to be replaced hereunder. Such notice to replace the Holdout Lender shall specify an effective date for such replacement, which date shall not be later than 10 Business Days after the date such notice is given and no more than 60 days after the date such consent, authorization or agreement was sought. Prior to the effective date of such replacement, the Holdout Lender and each Replacement Lender shall execute and deliver an Assignment and Assumption, subject only to the Holdout Lender being repaid the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder without any premium or penalty of any kind whatsoever. If the Holdout Lender shall refuse or fail to execute and deliver any such Assignment and Assumption prior to the effective date of such replacement, the Holdout Lender shall be deemed to have executed and delivered such Assignment and Assumption. The replacement of any Holdout Lender shall be made in accordance with the terms of Section 9.04.

SECTION 9.03. Expenses; Limitation of Liability; Indemnity; ~~Damage Waiver~~Etc.. (a) Expenses. The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable and documented or invoiced out-of-pocket fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable documented or invoiced out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all documented or invoiced out-of-pocket expenses incurred by the Administrative Agent, the Lenders or the Issuing Bank, including the documented or invoiced fees, charges and disbursements of counsel for the Administrative Agent, the Issuing Bank or any one counsel retained on behalf of the Lenders, in connection with the enforcement or protection of its or their rights in connection with this Agreement and the other Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)         Limitation of Liability. To the extent permitted by applicable law, (i) no Loan Party shall assert, and each Loan Party hereby waives, any claim against the Administrative Agent, any Arranger, any Co-Syndication Agent, any Documentation Agent, any Issuing Bank and any Lender, and any Related Party of any of the foregoing Persons (each such Person being called a “Lender-Related Person”) for any Liabilities arising from the use by others of information or other materials (including, without limitation, any personal data) obtained through telecommunications, electronic or other information transmission systems (including the Internet), except to the extent such Liabilities are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of such Lender-Related Person, and (ii) no party hereto shall assert, and each such party hereby waives, any Liabilities against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that, nothing in this Section 9.03(b) shall relieve any Loan Party of any obligation it may have to indemnify an Indemnitee, as provided in Section 9.03(c), against any special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.

(c)          ~~(b)~~ Indemnity. The Borrower shall indemnify the Administrative Agent, each Co-Syndication Agent, each Documentation Agent, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all ~~losses, claims, damages, liabilities~~Liabilities and related reasonable and documented expenses, including the fees, charges and disbursements of ~~any counsel for any Indemnitee~~one counsel (and if reasonably necessary, one local counsel per relevant jurisdiction) for all Indemnitees (and solely in the case of a conflict of interest, (x) one additional counsel for each group of affected Indemnitees and (y) if reasonably necessary, one local counsel per relevant jurisdiction but excluding allocated fees and costs of in-house counsel), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, (ii) the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (~~ii~~iii) any action taken in connection with this Agreement, including, but not limited to, the payment of principal, interest and fees, (iv) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (~~iii~~v) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or any Environmental Liability resulting from the handling of Hazardous Materials or violation of Environmental Laws, related in any way to the Borrower or any of its Subsidiaries or (~~iv~~vi) any actual or prospective ~~claim, litigation, investigation, arbitration, or proceeding~~Proceeding relating to any of the foregoing, whether or not such ~~claim, litigation, investigation, arbitration or proceeding~~Proceeding is brought by the Borrower or ~~its~~any other Loan Party or any of their respective equity holders, Affiliates, creditors, or any other third Person and whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such ~~losses, claims, damages, liabilities~~Liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (A) the bad faith, gross negligence or willful misconduct of such Indemnitee or any Related Party of such Indemnitee, (B) a claim brought by a Loan Party against an Indemnitee for a material breach of such Indemnitee’s obligations hereunder, or (C) any dispute solely among Indemnitees (other than any claims against an Indemnitee in its capacity or in fulling its role as an agent or arranger or any similar role hereunder or in any other Loan Document and other than any claims arising out of any act or omission of the Borrower or any of its Subsidiaries). This Section 9.03(~~b~~c) shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.

(d)          ~~(c)~~ Lender Reimbursement. To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, the Issuing Bank or the Swingline Lender under paragraph (a) ~~or~~, (b) or (c) of this Section, each Lender severally agrees to pay to the Administrative Agent, the Issuing Bank ~~or~~, the Swingline Lender and each Related Party of any of the foregoing Persons (each, an “Agent-Related Person”), as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or ~~indemnified loss, claim, damage, liability~~Liability or related expense, as the case may be, was incurred by or asserted against the ~~Administrative Agent, the Issuing Bank or the Swingline Lender~~Agent-Related Person in its capacity as such. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

~~(d) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that nothing in this clause (d) shall relieve the Borrower of any obligation it may have to indemnify an Indemnitee against special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.~~

(e)          Payments. All amounts due under this Section 9.03 shall be payable not later than ten days after written demand therefor.

SECTION 9.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)        (i)           Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Persons (other than any Ineligible Institution) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment, participations in Letters of Credit and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld, conditioned or delayed) of:

(A)         the Borrower; provided that the Borrower shall be deemed to have consented to an assignment unless it shall have objected thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof; provided further that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default under clause (a), (b), (h) or (i) of ~~Article VII~~Section 7.01 has occurred and is continuing, any other assignee;

(B)         the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment of any Commitment to an assignee that is a Lender (other than a Defaulting Lender) with a Commitment immediately prior to giving effect to such assignment;

(C)         the Issuing Bank; and

(D)         the Swingline Lender.

(ii)          Assignments shall be subject to the following additional conditions:

(A)        except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

(B)        each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(C)         the parties to each assignment shall execute and deliver to the Administrative Agent (x) an Assignment and Assumption or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, together with a processing and recordation fee of $3,500; and

(D)        the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower, the Loan Parties and their related parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

For the purposes of this Section 9.04(b), the terms “Approved Fund” and “Ineligible Institution” have the following meanings:

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Ineligible Institution” means (a) a natural person, (b) a Defaulting Lender, (c) the Borrower or any of its Affiliates, or (d) a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof; provided that, such holding company, investment vehicle or trust shall not constitute an Ineligible Institution if it (x) has not been established for the primary purpose of acquiring any Loans or Commitments, (y) is managed by a professional advisor, who is not such natural person or a relative thereof, having significant experience in the business of making or purchasing commercial loans, and (z) has assets greater than $25,000,000 and a significant part of its activities consist of making or purchasing commercial loans and similar extensions of credit in the ordinary course of its business.

(iii)         Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv)         The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v)          Upon its receipt of (x) a duly completed Assignment and Assumption executed by an assigning Lender and an assignee or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.06(b), 2.17(d) or 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c)          (i)            Any Lender may, without the consent of, or notice to, the Borrower, the Administrative Agent, the Issuing Bank or the Swingline Lender sell participations to one or more banks or other entities (a “Participant”), other than an Ineligible Institution, in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 (subject to the requirements and limitations therein, including the requirements under 2.16(f) (it being understood that the documentation required under Section 2.16(f) shall be delivered to the participating Lender and the information and documentation required under Section 2.16(g) will be delivered to the Borrower and the Administrative Agent)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided that such Participant (A) agrees to be subject to the provisions of Section 2.19 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Section 2.14 or 2.16, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.18(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.17(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d)         Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the other Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Documents shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any other Loan Document or any provision hereof or thereof.

SECTION 9.06. Counterparts; Integration; Effectiveness; Electronic Execution. (a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(b)         Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 9.01), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and ~~any agreement, notice or other communication required by this Agreement to be “written” or “in writing”,~~/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of ~~the~~an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to ~~any document to be signed in connection with~~ this Agreement, any other Loan Document and ~~the transactions contemplated hereby~~/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be~~, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act~~; provided that nothing herein shall require the Administrative Agent to accept ~~electronic signatures~~Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, each party hereto shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of such other party without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (ii) upon the request of any party hereto, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, ~~the Borrower~~each party hereto hereby (~~a~~A) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders and the Loan Parties, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement ~~or~~, any other Loan ~~Documents (in each case, including with respect to any signature pages thereto)~~Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original ~~and (b~~; (B) each party hereto may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record); (C) waives any argument, defense or right to contest the legal effect, validity or enforceability of ~~the Loan Documents~~this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of ~~any Loan Documents~~this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages ~~hereto.~~thereto; and (D) waives any claim against any other party for any Liabilities arising solely from any party’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of any Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

SECTION 9.06. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.07. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, the Issuing Bank and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender, the Issuing Bank or any such Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender, the Issuing Bank or their respective Affiliates, irrespective of whether or not such Lender, the Issuing Bank or any such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch office or Affiliate of such Lender or the Issuing Bank different from the branch office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so setoff shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.19 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Bank, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, the Issuing Bank and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the Issuing Bank or their respective Affiliates may have. Each Lender and the Issuing Bank agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

SECTION 9.08. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement and the other Loan Documents shall be construed in accordance with and governed by the law of the State of New York; provided that (i) the determination of the accuracy of any Specified Acquisition Agreement Representation and whether as a result of any inaccuracy thereof The Cheesecake Factory Restaurants, Inc. or the Borrower has the right to terminate its obligations pursuant to the Project North MIPA or otherwise decline to consummate the FRC Acquisition pursuant to the Project North MIPA as a result of a breach of such representations and warranties in the Project North MIPA, (ii) the interpretation of whether a Target Material Adverse Effect has occurred and (iii) the determination of whether either of the Project North Acquisitions has been consummated in accordance with the terms of the applicable Project North Acquisition Agreement shall (x) in the case of the Project North MIPA, be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof and (y) in the case of the Project North Option Exercise Agreements, be governed by, and construed in accordance with, the laws of the State of Arizona, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

(b)          The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in the Borough of Manhattan), and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement ~~or~~, any other Loan Document, the Collateral or the transactions relating hereto or thereto, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may (and any such claims, cross-claims or third party claims brought against the Administrative Agent or any of its Related Parties may only) be heard and determined in such federal court (to the extent permitted by law) or New York State court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.

(c)          The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)          Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.09. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.10. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.11. Confidentiality. (a) Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any Governmental Authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party to this Agreement or under any other Loan Document, (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (B) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (vii) with the consent of the Borrower or (viii) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section or (B) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, “Information” means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrower and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

(b)          EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 9.12(a) FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWER AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

(c)          ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.

SECTION 9.12. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the NYFRB Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.13. USA PATRIOT Act. Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) hereby notifies the Borrower that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act.

SECTION 9.14. California Judicial Reference. If any action or proceeding is filed in a court of the State of California by or against any party hereto in connection with any of the transactions contemplated by this Agreement or any other Loan Document, (a) the parties agree, and hereby agree to advise the applicable court, that the adjudication of any such action or proceeding (and all related claims) shall be made pursuant to California Code of Civil Procedure Section 638 by a referee (who shall be a single active or retired judge) who shall hear and determine all of the issues in such action or proceeding (whether of fact or of law) and report a statement of decision, provided that at the option of any party to such proceeding, any such issues pertaining to a “provisional remedy” as defined in California Code of Civil Procedure Section 1281.8 shall be heard and determined by the court, and (b) without limiting the generality of Section 9.03, the Borrower shall be solely responsible to pay all fees and expenses of any referee appointed in such action or proceeding.

SECTION 9.15. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from the Borrower hereunder in the currency expressed to be payable herein (the “Specified Currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the Specified Currency with such other currency at the Administrative Agent’s New York office on the Business Day preceding that on which final judgment is given. The obligations of the Borrower in respect of any sum due to any Lender, the Issuing Bank or the Administrative Agent hereunder shall, notwithstanding any judgment in a currency other than the Specified Currency, be discharged only to the extent that on the Business Day following receipt by such Lender, the Issuing Bank or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such other currency such Lender or the Administrative Agent (as the case may be) may in accordance with normal banking procedures purchase the Specified Currency with such other currency; if the amount of the Specified Currency so purchased is less than the sum originally due to such Lender, the Issuing Bank or the Administrative Agent, as the case may be, in the Specified Currency, the Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender, the Issuing Bank or the Administrative Agent, as the case may be, against such loss.

SECTION 9.16. No Fiduciary Duty, etc. (a) The Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that no Credit Party will have any obligations except those obligations expressly set forth herein and in the other Loan Documents and each Credit Party is acting solely in the capacity of an arm’s length contractual counterparty to the Borrower with respect to the Loan Documents and the transactions contemplated herein and therein and not as a financial advisor or a fiduciary to, or an agent of, the Borrower or any other Person. The Borrower agrees that it will not assert any claim against any Credit Party based on an alleged breach of fiduciary duty by such Credit Party in connection with this Agreement and the transactions contemplated hereby. Additionally, the Borrower acknowledges and agrees that no Credit Party is advising the Borrower as to any legal, tax, investment, accounting, regulatory or any other matters in any jurisdiction. The Borrower shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated herein or in the other Loan Documents, and the Credit Parties shall have no responsibility or liability to the Borrower with respect thereto.

(b)            The Borrower further acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party, together with its Affiliates, is a full service securities or banking firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, any Credit Party may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, the Borrower and other companies with which the Borrower may have commercial or other relationships. With respect to any securities and/or financial instruments so held by any Credit Party or any of its customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion.

(c)          In addition, the Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party and its affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which the Borrower may have conflicting interests regarding the transactions described herein and otherwise. No Credit Party will use confidential information obtained from the Borrower by virtue of the transactions contemplated by the Loan Documents or its other relationships with the Borrower in connection with the performance by such Credit Party of services for other companies, and no Credit Party will furnish any such information to other companies. The Borrower also acknowledges that no Credit Party has any obligation to use in connection with the transactions contemplated by the Loan Documents, or to furnish to the Borrower, confidential information obtained from other companies.

SECTION 9.17. Acknowledgement and Consent to Bail-In of ~~EEA~~Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any ~~EEA~~Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of ~~an EEA~~the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)        the application of any Write-Down and Conversion Powers by ~~an EEA~~the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an ~~EEA~~Affected Financial Institution; and

(b)          the effects of any Bail-In Action on any such liability, including, if applicable:

(i)           a reduction in full or in part or cancellation of any such liability;

(ii)          a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such ~~EEA~~Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)         the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of ~~any EEA~~the applicable Resolution Authority.

SECTION 9.18. Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedging Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

SECTION 9.19. Amendment and Restatement. The Existing Loan Agreement shall, as of the Effective Date, be deemed to be amended and restated in its entirety in the form of, and pursuant to, this Agreement, and the Existing Loan Agreement shall thereafter be of no further force or effect except to evidence (i) the representations and warranties of the parties hereto prior to the Effective Date and (ii) any agreement to be performed or required to be performed pursuant to the Existing Loan Agreement prior to the Effective Date.  Notwithstanding the foregoing, this Agreement and the documents executed and delivered in connection herewith and the transactions contemplated hereby do not constitute a novation, payment and reborrowing or termination of any of the obligations of the Loan Parties under the Existing Loan Agreement or the other Loan Documents (as defined in the Existing Loan Agreement) as in effect prior to the Effective Date or a novation or payment and reborrowing of any amount owing under the Existing Loan Agreement as in effect prior to the Effective Date.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective authorized officers as of the day and year first above written.

THE CHEESECAKE FACTORY INCORPORATED

By
Name:
Title:

Signature Page to Credit Agreement

JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent, Issuing Bank and Swingline Lender

By
Name:
Title:

Signature Page to Credit Agreement

JPMORGAN CHASE BANK, N.A., as a Lender

By
Name:
Title:

Signature Page to Credit Agreement

[ ], as a Lender

By
Name:
Title:

Signature Page to Credit Agreement

SCHEDULE 2.01

Commitments and Applicable Percentages

Revolving Lenders	Commitment	Applicable Percentage
JPMorgan Chase Bank, N.A.	$75,000,000	18.75%
Bank of America, N.A.	$65,000,000	16.25%
Wells Fargo Bank, National Association	$65,000,000	16.25%
Bank of the West	$60,000,000	15.00%
U.S. Bank, National Association	$45,000,000	11.25%
COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH	$45,000,000	11.25%
TD Bank, N.A.	$45,000,000	11.25%

	$400,000,000	100.0%

EXHIBIT A

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Loan Agreement identified below (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Loan Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Loan Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Loan Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:	______________________________

2.	Assignee:	______________________________ [and is an Affiliate/Approved Fund of [identify Lender]1]

3.	Borrower(s):	The Cheesecake Factory Incorporated, a Delaware corporation

4.	Administrative Agent:	JPMorgan Chase Bank, N.A., as the administrative agent under the Loan Agreement

5.	Loan Agreement:	The $400,000,000 Third Amended and Restated Loan Agreement dated as of July 30, 2019 among the Borrower, the Lenders parties thereto, the Administrative Agent, and the other agents parties thereto

1 Select as applicable

6.	Assigned Interest:

Facility Assigned		Aggregate Amount of Commitment/Loans for all Lenders		Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans[2]
Revolving Commitment	$		$			%
	$		$			%
	$		$			%

Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The Assignee agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower, the Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By
Title:

2 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

[Consented to and][3] Accepted:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By
Title:

[Consented to:][4]

THE CHEESECAKE FACTORY INCORPORATED

By
Title:

3To be added only if the consent of the Administrative Agent is required by the terms of the Loan Agreement.

4To be added only if the consent of the Borrower is required by the terms of the Loan Agreement.

ANNEX 1

THE CHEESECAKE FACTORY INCORPORATED

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Loan Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, (iv) any requirements under applicable law for the Assignee to become a lender under the Loan Agreement or to charge interest at the rate set forth therein form time to time, or (v) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Loan Agreement and under applicable law, (ii) it satisfies the requirements, if any, specified in the Loan Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Loan Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Loan Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender or any of their respective Related Parties, and (vi) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Loan Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, any Co-Syndication Agent or Documentation Agent, the Assignor or any other Lender or any of their respective Related Parties, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. ~~Delivery~~Acceptance and adoption of the terms of this Assignment and Assumption by the Assignee and the Assignor by Electronic Signature or delivery of an executed counterpart of a signature page of this Assignment and Assumption by ~~telecopy~~any Approved Electronic Platform shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT B-1

FORM OF COMPLIANCE CERTIFICATE (MINIMUM LIQUIDITY – MONTHLY)1

For the Calendar Month Ended: ___________, _____

To:	JPMorgan Chase Bank, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Third Amended and Restated Loan Agreement, dated as of July 30, 2019 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”, the terms defined therein being used herein as therein defined), among The Cheesecake Factory Incorporated, a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.

The undersigned Financial Officer hereby certifies as of the date hereof that he/she is the ________________ of the Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Borrower, and that:

1.           The Borrower was required to comply with a minimum monthly Liquidity test, as set forth in Section 6.09~~[~~(c)~~][(d)]~~ of the Agreement, for the most recent calendar month (the “Testing Period”).

2.           The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower during the Testing Period.

3.           A review of the activities of the Borrower during such Testing Period has been made under the supervision of the undersigned with a view to determining whether during such Testing Period the Borrower performed and observed all its obligations under the Loan Documents, and

1 To be tested beginning with the calendar month ending May 31, 2020 and continuing through the calendar month ending ~~February 28, 2021, and, subject to Section 6.09(d) of the Agreement, March 30~~December 31, 2021 (and for each calendar month thereafter until the Administrative Agent shall have received a certificate pursuant to Section 5.01(c) of the Agreement for a fiscal quarter ending on or after ~~March 30~~December 28, 2021 demonstrating that the Borrower is in compliance with Sections 6.09(a)-(b) of the Agreement ~~or Section (d)(i) of the Agreement, as applicable,~~ as of the last day of such fiscal quarter).

[select one:]

[to the ~~best~~ knowledge of the undersigned during such Testing Period, the Borrower performed and observed each covenant and condition of the Loan Documents applicable to it.]

--or--

[the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

4.           The representations and warranties of the Borrower contained in the Agreement are true and correct in all material respects as of the date of this Certificate, other than the representations and warranties that specifically refer to an earlier date~~.~~, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date; provided that any representation and warranty qualified by “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects.

5.           The covenant analyses and information set forth on Schedule 1 attached hereto are true and accurate on and as of the date of this Certificate.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of _____________.

THE CHEESECAKE FACTORY INCORPORATED

By:

Name:

Title:

For the Last Day of the Calendar Month ended ___________________(“Testing Date”)

SCHEDULE 1
to the Compliance Certificate
($ in 000’s)

I.	Section 6.09~~[~~(c)~~][(d)]~~  – Minimum Liquidity.

A.	Aggregate amount of unrestricted cash and Cash Equivalents of the Borrower and its Subsidiaries held in the United States and Canada as of the Testing Date:	$__________________
B.	Aggregate unused Commitments as of the Testing Date:	$__________________
C.	Total (sum of Line I.A + Line I.B):	$__________________
Minimum required: $~~65,000,000~~100,000,000

EXHIBIT B-2

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date: ___________, _____

To:      JPMorgan Chase Bank, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Third Amended and Restated Loan Agreement, dated as of July 30, 2019 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”, the terms defined therein being used herein as therein defined), among The Cheesecake Factory Incorporated, a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.

The undersigned Financial Officer hereby certifies as of the date hereof that he/she is the ________________ of the Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Borrower, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1.           The Borrower has delivered to the Administrative Agent the year-end audited financial statements required by Section 5.01(a) of the Agreement for the fiscal year of the Borrower ended as of the above date, together with the report and opinion of an independent public accountant required by such section.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1.           The Borrower has delivered to the Administrative Agent the unaudited financial statements required by Section 5.01(b) of the Agreement for the fiscal quarter of the Borrower ended as of the above date (the “Subject Quarter”). Such financial statements fairly present in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries in accordance with GAAP as at such date and for such period, subject to normal year-end audit adjustments and the absence of footnotes.

2.           The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by the attached financial statements.

3.           A review of the activities of the Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower performed and observed all its obligations under the Loan Documents, and

[select one:]

[to the ~~best~~ knowledge of the undersigned during such fiscal period, the Borrower performed and observed each covenant and condition of the Loan Documents applicable to it.]

--or--

[the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

4.           The representations and warranties of the Borrower contained in the Agreement are true and correct in all material respects as of the date of this Certificate, other than the representations and warranties that specifically refer to an earlier date~~.~~, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date; provided that any representation and warranty qualified by “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects.

5.           No change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 of the ~~Loan~~ Agreement[, except:

[if any such change has occurred, describe the change and specify the effect of the change on the financial statements accompanying this Certificate]].

6.           The covenant analyses and information set forth on Schedules 1, 2 and 3 attached hereto are true and accurate on and as of the date of this Certificate.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of _____________.

THE CHEESECAKE FACTORY INCORPORATED

By:

Name:

Title:

For the Quarter/Year ended ___________________(“Statement Date”)

SCHEDULE 1
to the Compliance Certificate
($ in 000’s)

I.	Section 6.09(a) – Net Adjusted Leverage Ratio.

A.	Debt at Statement Date as set forth on Schedule 2:	$

B.	Rental Expense for four consecutive fiscal quarters ending on Statement Date (“Subject Period”), other than non-cash Rental Expense but including cash payments in respect of non-cash Rental Expense for a prior period:	$

C.	Unrestricted domestic cash and Cash Equivalents of the Borrower and its Subsidiaries on Statement Date:	$

D.	EBITDAR for Subject Period as set forth on Schedule 2:	$

E.	Net Adjusted Leverage Ratio (((i) sum of (x) Line I.A + (y) 8 x Line I.B – (z) Line I.C - $25 million) ÷ (ii) Line I.D):	_______ to 1.00

Maximum permitted: 4.75 to 1.00

II.	Section 6.09(b) – EBITDAR to Interest and Rental Expense.

A.	EBITDAR for the Subject Period as set forth on Schedule 2:	$

B.	Cash Interest Expense for the Subject Period:	$

C.	Rental Expense for Subject Period, other than non-cash Rental Expense but including cash payments in respect of non-cash Rental Expense for a prior period:	$

D.	EBITDAR to Interest and Rental Expense ((i) Line II.A ÷ (ii) sum of Line II.B + Line II.C):	_______ to 1.00

Minimum required: 1.90 to 1.00

For the Quarter/Year ended ___________________(“Statement Date”)

SCHEDULE 2
to the Compliance Certificate
($ in 000’s)

DEBT
(in accordance with the definition of Debt as set forth in the Agreement)

Type of Debt[1]	Amount at Statement Date
all obligations for borrowed money or with respect to deposits or advances of any kind all obligations evidenced by bonds, debentures, notes or similar instruments all obligations upon which interest charges are customarily paid all obligations under conditional sale or other title retention agreements relating to property acquired by such Person all obligations in respect of the deferred purchase price of property or services (excluding (w) trade accounts payable in the ordinary course of business, (x) any earn-out obligation until such obligation becomes or would constitute a liability on the balance sheet of such Person in accordance with GAAP, (y) expenses accrued in the ordinary course of business and (z) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller, unless such amounts or obligations would constitute a liability on the balance sheet of such Person in accordance with GAAP) [2]
all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed
Guarantees of Indebtedness of others
Capital Lease Obligations
= Debt

1 The Debt of any Person of any partnership or joint venture in which such Person is a general partner or a joint venturer, as applicable, except to the extent (i) such Debt is expressly made non-recourse to such Person or (ii) such Person’s liability for such Debt is otherwise limited in recourse or amount, but only up to the amount of the value of the assets to which recourse is limited or the amount of such limit. For the avoidance of doubt, it is understood and agreed that any amounts classified as Deemed Landlord Financing Liabilities shall not be deemed to be Debt for purposes hereof.

2 Not to include any earn-out obligations or similar deferred obligations of the Borrower or any Subsidiary incurred or created in connection with either of the Project North Acquisitions.

EBITDA
(in accordance with the definition of EBITDA as set forth in the Agreement)

EBITDA	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Twelve Months Ended
Net Income
+ Interest Expense
+ net provision for income taxes payable
+ depreciation expense
+ amortization expense
+ non-cash stock option expense
+ non-recurring, non-cash charges or losses
+ reasonable and documented costs and expenses incurred in connection with any Permitted Acquisition (whether or not consummated) and supported by documentation provided to the Administrative Agent
+ pre-opening expenses related to Permitted Acquisitions and expenses relating to business restructuring and strategic initiatives[3]
+ non-cash Rental Expense[4]
- non-recurring integration costs
- non-cash gains
- all EBITDA of any joint venture or other non-wholly owned Subsidiary of the Borrower, except to the extent of any amounts distributed to the Borrower in cash
- cash payments representing non-cash Rental Expense added back in prior periods
= EBITDA

3 Provided that such adjustments and add-backs shall not exceed an aggregate amount equal to 15% of total EBITDA (calculated after giving effect to EBITDA adjustments/add-backs).

4 Note: assumed that the portion of such non-cash Rental Expense for such period resulting from adjustments related to the adoption of FAS 842 is $21,000,000, so long as the Borrower reasonably believes that the actual amount of such adjustments for such period is within $5,000,000 of such amount.

EBITDAR
(in accordance with the definition of EBITDAR as set forth in the Agreement)

EBITDAR	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Twelve Months Ended
EBITDA
+ Rental Expense[5]
= EBITDAR

5 Other than non-cash Rental Expense but including cash payments in respect of non-cash Rental Expense for a prior period.

For the Quarter/Year ended ___________________(“Statement Date”)

SCHEDULE 3
to the Compliance Certificate
($ in 000’s)

I.            Section 6.01 – Indebtedness.

a.	Section 6.01 (e): As of the Statement Date, aggregate principal amount of Indebtedness of the Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (provided that such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement):	$

Maximum permitted: $50,000,000

b.	Section 6.01(f): As of the Statement Date, aggregate principal amount of secured Indebtedness of the Borrower or any Subsidiary (in addition to that permitted under Section 6.01(e)):	$

Maximum permitted: $15,000,000

c.	Section 6.01(j): As of the Statement Date, aggregate principal amount of Indebtedness in the form of earn-outs (in addition to those permitted under Section 6.01(i)), indemnification, incentive, non-compete, consulting or other similar arrangements and other contingent obligations in respect of Permitted Acquisitions (both before and after any liability associated therewith becomes fixed):	$

Maximum permitted: $50,000,000

c.	Section 6.01(l):

[To be used while the Covenant Relief Period is in effect]

As of the Statement Date, aggregate principal amount of unsecured Indebtedness of the Borrower (including, without limitation, unsecured Indebtedness that is convertible into equity, but excluding any other unsecured indebtedness of the Borrower permitted pursuant to Sections 6.01(a) through and including Section 6.01(k) of the Agreement), subject to the Administrative Agent’s prior written consent:[6]	$

6 Note: Permitted so long as (i) the Borrower is in pro forma compliance with Section 6.09(c) of the Agreement, adjusted to give pro forma effect to the actual amount of Debt outstanding after the incurrence of such Indebtedness; (ii) such Indebtedness does not restrict the right of the Borrower or any of its Subsidiaries to grant Liens on their assets to the Administrative Agent (for the benefit of itself and the other Secured Parties), and (iii) such Indebtedness has covenants, if any, that are no more restrictive than those included in the Agreement as in effect at the time of incurrence thereof (or, if such Indebtedness is Convertible Indebtedness, has covenants that are no more restrictive than those customary for convertible notes).

Maximum permitted: $75,000,000

As of the Statement Date, aggregate principal amount of unsecured Indebtedness of the Borrower (including, without limitation, unsecured Indebtedness that is convertible into equity, but excluding any other unsecured indebtedness of the Borrower permitted pursuant to Sections 6.01(a) through and including Section 6.01(k) of the Agreement), the net cash proceeds of which are used to either prepay the dividend on the Borrower’s preferred Equity Interests and/ or redeem or repurchase the Borrower’s preferred Equity Interests outstanding on the Second Amendment Effective Date:[7]	$

Maximum permitted: $350,000,000

[To be used after the end of the Covenant Relief Period]

~~c.~~	~~Section 6.01(i):~~ As of the Statement Date, aggregate principal amount of unsecured Indebtedness of the Borrower~~, other than~~ (including, without limitation, unsecured Indebtedness that is convertible into equity, but excluding any other unsecured indebtedness of the Borrower permitted pursuant to Sections 6.01(a) through and including Section 6.01(k) ~~(including, without limitation, unsecured Indebtedness that is convertible into equity) (Note: permitted so long as (i) the Borrower is in compliance with Section 6.09 of the Loan Agreement as set forth in the most recent Compliance Certificate received by the Administrative Agent, adjusted to give pro forma effect to the actual amount of Debt outstanding after the incurrence of such Indebtedness, (ii) such Indebtedness does not restrict the right of the Borrower or any Subsidiary to grant Liens on their assets to the Credit Parties, (iii) such Indebtedness does not require any repayment thereof prior to the date that is six months after the Maturity Date and (iv) such Indebtedness has covenants, if any, that are no more restrictive than those included in this Agreement as in effect at the time of incurrence thereof~~of the Agreement):[8]	$

7Note: Permitted so long as (i) the aggregate amount of such Indebtedness does not exceed the amount required to complete such transactions and pay for related and customary transaction costs, fees and expenses; (ii) such Indebtedness does not mature or require amortization payments prior to the date that is six (6) months after the Maturity Date; (iii) such Indebtedness does not restrict the right of the Borrower or any of its Subsidiaries to grant Liens on their assets to the Administrative Agent (for the benefit of itself and the other Secured Parties), and (iv) such Indebtedness has covenants, if any, that are no more restrictive than those included in the Agreement as in effect at the time of incurrence thereof (or, if such Indebtedness is Convertible Indebtedness, has covenants that are no more restrictive than those customary for convertible notes).

8Note: Permitted so long as (i) the Borrower is in compliance with Section 6.09(b) of the Agreement as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 5.01(c) of the Agreement, adjusted to give pro forma effect to the actual amount of Debt outstanding after the incurrence of such Indebtedness; (ii) such Indebtedness does not mature or require amortization payments prior to the date that is six (6) months after the Maturity Date; (iii) such Indebtedness does not restrict the right of the Borrower or any Subsidiary to grant Liens on their assets to the Administrative Agent (for the benefit of itself and the other Secured Parties); and (iv) such Indebtedness has covenants, if any, that are no more restrictive than those included in the Agreement as in effect at the time of incurrence thereof (or, if such Indebtedness is Convertible Indebtedness, has covenants that are no more restrictive than those customary for convertible notes).

Maximum permitted: $300,000,000

II.            Section 6.04 – Investments, Loans, Advances, Guarantees and Acquisitions.

a.	Section 6.04(f): Aggregate investments by the Borrower or any Subsidiary pursuant to Section 6.04(~~f~~g) of the Agreement (other than the Project North Acquisitions subject to the conditions set forth in such clause (~~f~~g)) since the Effective Date:	$

Maximum permitted: $300,000,000

III.            Section 6.06 – Restricted Payments.

a.	Section 6.06(a)(iv):

[To be used while the Covenant Relief Period is in effect]

Aggregate amount of Restricted Payments declared and/or made by the Borrower with respect to its preferred Equity Interests:	$

Maximum permitted: $5,250,000 per each fiscal quarter ending on or prior to December 28, 2021

~~a.~~	~~Section 6.06(d)/(e)/(f):~~ Aggregate amount of Restricted Payments declared and/or made by the Borrower ~~(in the case of clauses (d) and (f), in the form of dividends or other distributions made since Effective Date (whether in cash, securities or other property)~~ with respect to ~~any~~its preferred Equity Interests ~~in the Borrower or any Subsidiary, or in the form of redemptions or repurchases of~~using the net cash proceeds of unsecured Indebtedness permitted pursuant to Section 6.01(l) of the Agreement for purposes of prepaying the dividend on the Borrower’s preferred Equity Interests ~~in the Borrower)~~and/or redeeming or repurchasing the Borrower’s preferred Equity Interests:[9]	$

9Note: Permitted only if no Default or Event of Default shall be then continuing at the time of such making or declaration and, after giving pro forma effect to such Restricted Payments, the Borrower shall be in compliance with Section 6.09(c) of the Agreement.

Maximum permitted: $350,000,000

[To be used after the end of the Covenant Relief Period]

~~Portion of such~~Aggregate amount of Restricted Payments declared and/or made by the Borrower (other than Restricted Payments made pursuant to ~~clause (e~~clauses (b)(i) through (iii) of Section 6.06 of the Agreement) (at a time when (i) no Default or Event of Default was then continuing and (ii) after giving pro forma effect thereto, the Net Adjusted Leverage Ratio did not exceed 4.25 to 1.00, or subject to ~~clause~~ Section 6.06(~~f~~b)(vi) of the Agreement, when declared at such time):	$

Maximum permitted ~~pursuant to clause (e)~~: $100,000,000

EXHIBIT C-1

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Third Amended and Restated Loan Agreement dated as of July 30, 2019 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), among The Cheesecake Factory Incorporated, a Delaware corporation, as borrower, JPMorgan Chase Bank, N.A., as Administrative Agent, the other agents parties thereto, and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.16 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF LENDER]
By:
Name:
Title:

Date: ________ __, 20[ ]

EXHIBIT C-2

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Third Amended and Restated Loan Agreement dated as of July 30, 2019 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), among The Cheesecake Factory Incorporated, a Delaware corporation, as borrower, JPMorgan Chase Bank, N.A., as Administrative Agent, the other agents parties thereto, and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.16 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF PARTICIPANT]
By:
Name:
Title:

Date: ________ __, 20[ ]

EXHIBIT C-3

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Third Amended and Restated Loan Agreement dated as of July 30, 2019 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), among The Cheesecake Factory Incorporated, a Delaware corporation, as borrower, JPMorgan Chase Bank, N.A., as Administrative Agent, the other agents parties thereto, and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.16 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-~~8BEN-Eo r~~8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF PARTICIPANT]
By:
Name:
Title:

Date: ________ __, 20[ ]

EXHIBIT C-4

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Third Amended and Restated Loan Agreement dated as of July 30, 2019 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), among The Cheesecake Factory Incorporated, a Delaware corporation, as borrower, JPMorgan Chase Bank, N.A., as Administrative Agent, the other agents parties thereto, and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.16 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to ~~this~~the Loan Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF LENDER]
By:
Name:
Title:

Date: ________ __, 20[ ]

~~EXHIBIT D~~

~~[FORM OF]~~

~~ACKNOWLEDGMENT AND REAFFIRMATION AGREEMENT~~

~~This Acknowledgement and Reaffirmation Agreement (as amended, restated, supplemented or otherwise modified from time to time, this “Reaffirmation”) is entered into as of July 30, 2019, by and among The Cheesecake Factory Restaurants, Inc., The Cheesecake Factory Bakery Incorporated, TCF Co. LLC, Grand Lux Café, LLC, Middle East IP Corporation and TCF California Holding Company (collectively, the “Reaffirming Parties”), and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”).~~

~~RECITALS~~

~~A.            Reference is made to (i) that certain Second Amended and Restated Guaranty, dated as of December 22, 2015 (as amended, supplemented or otherwise modified from time to time, the “Guaranty”), executed by the Reaffirming Parties in favor of the Administrative Agent, for the ratable benefit of the holders of the Guarantied Obligations (as defined therein), and (ii) that certain Third Amended and Restated Loan Agreement, dated as of the date hereof (the “Loan Agreement”), among The Cheesecake Factory Incorporated, as the borrower, the lenders party thereto and the Administrative Agent, which, upon satisfaction of the terms and conditions set forth therein, will amend and restate the Existing Loan Agreement in its entirety as set forth therein. Unless otherwise defined herein or the context otherwise requires, terms used in this Reaffirmation have the meanings provided in the Loan Agreement.~~

~~B.            As a condition precedent to entering into the Loan Agreement, the Administrative Agent and the Lenders have required that the Reaffirming Parties enter into this Reaffirmation.~~

~~AGREEMENT~~

~~NOW, THEREFORE, in order to induce the Administrative Agent and the Lenders to enter into the Loan Agreement and for other good and valuable consideration, the receipt and adequacy of which hereby is acknowledged, the Reaffirming Parties hereby agree as follows:~~

~~(a)            Each of the Reaffirming Parties:~~

~~(i)            expressly and knowingly ratifies and reaffirms its respective liability under each of the Loan Documents (including, without limitation, the Guaranty) to which it is a party and expressly agrees to be and remain liable under the terms of each such Loan Document to which it is a party, in each case, in accordance with the terms thereof, and that, as of the date hereof, it has no defense, offset, deduction or counterclaim whatsoever against any Lender or with respect to the obligations of such Reaffirming Party relating to any such Loan Document;~~

~~(ii)            agrees that, except as expressly contemplated by the Loan Agreement or any other Loan Document executed in connection therewith, each Loan Document (including, without limitation, the Guaranty) to which it is a party shall remain in full force and effect and is hereby ratified and confirmed;~~

~~(iii)            agrees that each reference to “Loan Agreement” in the Loan Documents (including, without limitation, the Guaranty) to which it is a party shall be deemed to refer to the Loan Agreement as defined herein as the same may be further amended, restated, supplemented or otherwise modified from time to time; and~~

~~(iii)            agrees that the execution of this Reaffirmation is not required by the terms of the Loan Documents or by applicable law for the continued validity and enforceability of any Loan Document (including, without limitation, the Guaranty) to which it is a party in accordance with its respective terms but that this Reaffirmation is executed to induce the Lenders and the Administrative Agent to approve of and otherwise enter into the Loan Agreement.~~

~~(b)            This Reaffirmation is a Loan Document and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with all of the terms and provisions of the Loan Agreement.~~

~~(c)            This Reaffirmation shall be binding upon and inure to the benefit of the parties hereto and to their respective successors and permitted assigns.~~

~~(d)            This Reaffirmation represents the agreement of the Reaffirming Parties and the Administrative Agent with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.~~

~~(e)            This Reaffirmation shall be governed by, and construed in accordance with, the laws of the State of New York.~~

~~(f)            The terms of Sections 9.06 (Counterparts; Integration; Effectiveness; Electronic Execution), 9.09 (Governing Law; Jurisdiction; Consent to Service of Process) and 9.10 (Waiver of Jury Trial) of the Loan Agreement are incorporated herein as though set forth in full.~~

~~[Signatures Immediately Follow]~~

~~IN WITNESS WHEREOF, each of the undersigned intending to be legally bound hereby has caused this Reaffirmation Agreement to be executed as of the date first above written.~~

~~REAFFIRMING PARTIES:~~

~~THE CHEESECAKE FACTORY RESTAURANTS, INC.~~

~~By:~~	~~______________________________________~~
~~Name:~~
~~Title:~~

~~THE CHEESECAKE FACTORY BAKERY INCORPORATED~~

~~By:~~	~~______________________________________~~
~~Name:~~
~~Title:~~

~~TCF CO. LLC~~

~~By:~~	~~______________________________________~~
~~Name:~~
~~Title:~~

~~GRAND LUX CAFÉ, LLC~~

~~By:~~	~~______________________________________~~
~~Name:~~
~~Title:~~

~~MIDDLE EAST IP CORPORATION~~

~~By:~~	~~______________________________________~~
~~Name:~~
~~Title:~~

~~TCF CALIFORNIA HOLDING COMPANY~~

~~By:~~	~~______________________________________~~
~~Name:~~
~~Title:~~

~~ADMINISTRATIVE AGENT:~~

~~JPMORGAN CHASE BANK, N.A.~~

~~By:~~
~~Name:~~
~~Title:~~

EXHIBIT B
to Second Amendment
to Third Amended and Restated Loan Agreement

Third Amended and Restated Guaranty

[Attached]

THIRD AMENDED AND RESTATED GUARANTY

THIS THIRD AMENDED AND RESTATED GUARANTY (as it may hereafter be amended, supplemented, modified or restated from time to time, this “Guaranty”), dated as of March 30, 2021, is executed and delivered by each Person that is a signatory hereto and any Person that executes and delivers a Joinder hereto after the date hereof (each, a “Guarantor” and, collectively, the “Guarantors”), in favor of JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, together with any successor appointed pursuant to Article VIII of the Loan Agreement referred to below, the “Administrative Agent”) for the benefit of itself and the other Secured Parties under the Loan Agreement referred to below.

WHEREAS, the Administrative Agent is party to a Third Amended and Restated Loan Agreement dated as of July 30, 2019 (as amended, supplemented, modified or restated from time to time, the “Loan Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined) with The Cheesecake Factory Incorporated, a Delaware corporation (“Borrower”), and the banks and financial institutions party thereto from time to time as lenders (collectively, the “Lenders”). Additionally, as contemplated by the Loan Agreement, certain Secured Parties may, from time to time, offer Cash Management Services and/or enter into Hedge Agreements with Borrower and/or the Guarantors.

WHEREAS, the Guarantors are party to the Second Amended and Restated Guaranty, dated as of December 22, 2015 (as amended, supplemented or otherwise modified prior to the date hereof, the “Existing Guaranty”), in favor of the Administrative Agent and the Lenders.

WHEREAS, each of the Guarantors will derive substantial direct and indirect benefit from the transactions contemplated by the Loan Agreement and the aforementioned Cash Management Services and Hedge Agreements.

NOW, THEREFORE, in consideration of the foregoing and in order to induce the Secured Parties to make the credit extensions contemplated under the Loan Agreement, offer Cash Management Services and enter into Hedge Agreements, the Guarantors hereby agree, jointly and severally, that the Existing Guaranty is hereby amended and restated in its entirety as follows:

1.            Definitions and Construction.

(a)            Definitions. The following terms, as used in this Guaranty, shall have the following meanings:

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Excluded Swap Obligation” shall mean, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) (a) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Guarantor or the grant of such security interest becomes or would become effective with respect to such Swap Obligation or (b) in the case of a Swap Obligation subject to a clearing requirement pursuant to Section 2(h) of the Commodity Exchange Act (or any successor provision thereto), because such Guarantor is a “financial entity,” as defined in Section 2(h)(7)(C)(i) the Commodity Exchange Act (or any successor provision thereto), at the time the Guarantee of such Guarantor becomes or would become effective with respect to such related Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Guarantied Obligations” shall mean all Obligations at any time and from time to time owing to any one or more Secured Parties and arising under the Loan Agreement or any other Loan Document, all Secured Cash Management Obligations and all Secured Hedge Obligations, or any one or more of the foregoing, but in the case of each Guarantor, for the avoidance of doubt, excluding any Excluded Swap Obligations of such Guarantor.  Without limiting the generality of the foregoing, each Guarantor’s liability shall extend to all amounts that constitute part of the Guarantied Obligations and would be owed by any Loan Party to any Secured Party under the Loan Agreement, any other Loan Document, any agreement relating to any Cash Management Services and any Hedge Agreement, but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any Loan Party.

“Joinder” shall mean a joinder to this Guaranty, substantially in the form of Exhibit A hereto, executed by a Significant Subsidiary of Borrower to the extent required by, and in accordance with, Section 5.09 of the Loan Agreement.

“Notes” shall mean any promissory notes made by Borrower in favor of a Lender evidencing Loans made by such Lender at the request of such Lender.

“Qualified ECP Guarantor” shall mean, in respect of any Swap Obligation, each Guarantor that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes or would become effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

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(b)            Construction. Unless the context of this Guaranty clearly requires otherwise, (i) references to the plural include the singular, references to the singular include the plural, and the part includes the whole; (ii) the term “including” is not limiting, and the term “or” has the inclusive meaning represented by the phrase “and/or”; (iii) the words “hereof,” “herein,” “hereby,” “hereunder,” and other similar terms refer to this Guaranty as a whole and not to any particular provision of this Guaranty; and (iv) any reference in this Guaranty to any of the following documents includes any and all alterations, amendments, extensions, modifications, renewals, supplements or restatements thereto or thereof, as applicable: the Loan Agreement, this Guaranty, the Notes, any other Loan Documents, any agreement relating to any Cash Management Services and any Hedge Agreement. Neither this Guaranty nor any uncertainty or ambiguity herein shall be construed or resolved against the Secured Parties or any Guarantor, whether under any rule of construction or otherwise. On the contrary, this Guaranty has been reviewed by the Guarantors, the Secured Parties and their respective counsel, and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the Secured Parties and the Guarantors.

2.            Guarantied Obligations. Each Guarantor, jointly and severally, hereby irrevocably and unconditionally guaranties to the Administrative Agent for the benefit of Secured Parties, as and for its own debt, until payment in full thereof in cash (other than any contingent obligations not yet asserted and Secured Cash Management Obligations and Secured Hedge Obligations as to which arrangements satisfactory to the applicable counterparty shall have been made) has been made, the due and punctual payment of the Guarantied Obligations, in each case when and as the same shall become due and payable, whether at maturity, by acceleration, or otherwise; it being the intent of each Guarantor that the guaranty set forth herein shall be a guaranty of payment and not a guaranty of collection; provided, however, that each Guarantor shall be liable under this Guaranty for the maximum amount of such liability that can be incurred without rendering this Guaranty, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount.

Each Guarantor represents and warrants to the Administrative Agent for the benefit of Secured Parties that (a) this Guaranty has not been given with an intent to hinder, delay or defraud any creditor of such Guarantor; (b) such Guarantor is not engaged, or about to engage, in any business or transaction for which its assets (other than those necessary to satisfy its obligations under this Guaranty) are unreasonably small in relation to the business or transaction, nor does such Guarantor intend to incur, or believe or reasonably should believe that it will incur, debts beyond its ability to pay as they become due; and (c) such Guarantor is not insolvent at the time it gives this Guaranty, and the giving of this Guaranty will not result in such Guarantor’s becoming insolvent. Each Guarantor hereby covenants and agrees that, as long as this Guaranty remains in effect, such Guarantor (i) shall incur no indebtedness beyond its ability to repay the same in full in accordance with the terms thereof; and (ii) shall not take any action, or suffer to occur any omission, which could give rise to a claim by any third party to set aside this Guaranty, or in any manner impair Secured Parties’ rights and privileges hereunder or thereunder.

3

3.           Continuing Guaranty. This Guaranty includes Guarantied Obligations arising under successive transactions continuing, compromising, extending, increasing, modifying, releasing, or renewing the Guarantied Obligations, changing the interest rate, payment terms, or other terms and conditions thereof, or creating new or additional Guarantied Obligations after prior Guarantied Obligations have been satisfied in whole or in part. To the maximum extent permitted by law, each Guarantor hereby waives any right to revoke this Guaranty as to future Indebtedness. If such a revocation is effective notwithstanding the foregoing waiver, each Guarantor acknowledges and agrees that (a) no such revocation shall be effective until written notice thereof has been received by the Administrative Agent, (b) no such revocation shall apply to any Guarantied Obligations in existence on such date (including any subsequent continuation, extension, or renewal thereof, or change in the interest rate, payment terms, or other terms and conditions thereof), (c) no such revocation shall apply to any Guarantied Obligations made or created after such date to the extent made or created pursuant to a legally binding commitment of Secured Parties in existence on the date of such revocation, (d) no payment by any Guarantor, Borrower, or from any other source, prior to the date of such revocation, shall reduce the maximum obligation of such Guarantor hereunder, and (e) any payment by Borrower or from any source other than such Guarantor subsequent to the date of such revocation shall first be applied to that portion of the Guarantied Obligations as to which the revocation is effective and which is not, therefore, guarantied hereunder, and to the extent so applied shall not reduce the maximum obligations of such Guarantor hereunder.

4.            Performance under this Guaranty. In the event that Borrower fails to make any payment of any Guarantied Obligations on or before the due date thereof, each Guarantor immediately shall cause such payment to be made.

5.            Primary Obligations. This Guaranty is a primary and original obligation of each Guarantor, is not merely the creation of a surety relationship, and is an absolute, unconditional, and continuing guaranty of payment and performance which shall remain in full force and effect without respect to future changes in conditions, including any change of law or any invalidity or irregularity with respect to the issuance of the Notes or any other Loan Document. Each Guarantor agrees that it is directly, jointly and severally with each other Guarantor, liable to the Administrative Agent for the benefit of Secured Parties, that the obligations of such Guarantor hereunder are independent of the obligations of Borrower or any other Guarantor, and that a separate action may be brought against such Guarantor, whether such action is brought against Borrower or another Guarantor or whether Borrower or any such other Guarantor is joined in such action. Each Guarantor agrees that its liability hereunder shall be immediate and shall not be contingent upon the exercise or enforcement by Secured Parties of whatever remedies they may have against Borrower or any other Guarantor, or the enforcement of any lien or realization upon the Collateral or any other Secured Parties may at any time possess. Each Guarantor agrees that any release which may be given by Secured Parties to Borrower or any other Guarantor shall not release such Guarantor. Each Guarantor consents and agrees that Secured Parties shall be under no obligation to marshal any property or assets of Borrower or any other Guarantor in favor of such Guarantor, or against or in payment of any or all of the Guarantied Obligations.

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6.            Waivers.

(a)            To the fullest extent permitted by applicable law, each Guarantor hereby waives: (i) notice of acceptance hereof; (ii) notice of any loans or other financial accommodations made or extended under the Loan Agreement, or the creation or existence of any Guarantied Obligations; (iii) notice of the amount of the Guarantied Obligations, subject, however, to such Guarantor’s right to make inquiry of Administrative Agent to ascertain the amount of the Guarantied Obligations at any reasonable time; (iv) notice of any adverse change in the financial condition of Borrower or of any other fact that might increase such Guarantor’s risk hereunder; (v) notice of presentment for payment, demand, protest, and notice thereof as to the Notes or any other instrument; (vi) notice of any Default or Event of Default under the Loan Agreement or similar notices under any Hedge Agreement or any agreements relating to any Cash Management Services; (vii) notice of any acceptance by the Secured Parties of any additional collateral or guarantees for the Guarantied Obligations or any portion thereof; and (viii) all other notices (except if such notice is specifically required to be given to a Guarantor under this Guaranty or any other Loan Document to which such Guarantor is party) and demands to which such Guarantor might otherwise be entitled.

(b)            To the fullest extent permitted by applicable law, each Guarantor waives the right by statute or otherwise to require Secured Parties to institute suit against Borrower or to exhaust any rights and remedies which Secured Parties have or may have against Borrower. In this regard, each Guarantor agrees that it is bound to the payment of each and all Guarantied Obligations, whether now existing or hereafter accruing, as fully as if such Guarantied Obligations were directly owing to Secured Parties by such Guarantor. Each Guarantor further waives any defense arising by reason of any disability or other defense (other than the defense that the Guarantied Obligations have been paid in full) of Borrower or by reason of the cessation from any cause whatsoever of the liability of Borrower in respect thereof.

(c)            To the maximum extent permitted by law, each Guarantor hereby waives: (i) any rights to assert against Secured Parties any defense (legal or equitable) (other than defense of payment in full in cash of Guarantied Obligations), set-off, counterclaim, or claim which such Guarantor may now or at any time hereafter have against Borrower or any other party liable to Secured Parties; (ii) any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of sufficiency, validity, or enforceability of the Guarantied Obligations, other than the defense that the Guarantied Obligations have been paid in full; (iii) any defense arising by reason of any claim or defense based upon an election of remedies by Secured Parties; (iv) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement thereof, and any act which shall defer or delay the operation of any statute of limitations applicable to the Guarantied Obligations shall similarly operate to defer or delay the operation of such statute of limitations applicable to such Guarantor’s liability hereunder; and (v) all other rights and defenses the assertion or exercise of which would in any way diminish the liability of such Guarantor hereunder, other than the defense that the Guarantied Obligations have been paid in full. Notwithstanding the foregoing, this Section 6(c) shall not be deemed to waive any portion of any right of subrogation, reimbursement, contribution or indemnification or similar right that would not be waived pursuant to the provisions of Section 6(e).

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(d)            WITHOUT LIMITING THE GENERALITY OF ANY OTHER WAIVER OR OTHER PROVISION SET FORTH IN THIS GUARANTY, EACH GUARANTOR HEREBY WAIVES, TO THE MAXIMUM PERMITTED BY LAW, ANY AND ALL BENEFITS OR DEFENSES THAT MAY BE DERIVED FROM OR AFFORDED BY LAW WHICH LIMITS THE LIABILITY OF OR EXONERATES GUARANTIES OR SURETIES OR REQUIRES SECURED PARTIES TO EXHAUST REMEDIES AGAINST BORROWER PRIOR TO COMMENCING ANY ACTION OR FORECLOSURE AGAINST SUCH GUARANTOR OR ITS PROPERTIES INCLUDING, WITHOUT LIMITATION, THE BENEFITS OF CALIFORNIA CIVIL CODE §§2787 THROUGH AND INCLUDING §2855, CALIFORNIA CIVIL CODE §§2899 AND 3433, CALIFORNIA CODE OF CIVIL PROCEDURE §§580A, 580B, 580C, 580D, AND 726, AND CHAPTER 2 OF TITLE 14 OF THE CALIFORNIA CIVIL CODE, AND ANY SUCCESSOR PROVISIONS OF SUCH SECTIONS, OR ANY SIMILAR LAWS OF THE STATE OF CALIFORNIA OR OF ANY OTHER APPLICABLE JURISDICTION.

WITHOUT LIMITING THE GENERALITY OF ANY OTHER WAIVER OR OTHER PROVISION SET FORTH IN THIS GUARANTY, EACH GUARANTOR WAIVES ALL RIGHTS AND DEFENSES ARISING OUT OF AN ELECTION OF REMEDIES BY ANY SECURED PARTY, EVEN THOUGH SUCH ELECTION OF REMEDIES, SUCH AS A NONJUDICIAL FORECLOSURE WITH RESPECT TO SECURITY FOR THE GUARANTIED OBLIGATIONS, HAS DESTROYED GUARANTOR’S RIGHTS OF SUBROGATION AND REIMBURSEMENT AGAINST BORROWER BY THE OPERATION OF APPLICABLE LAW INCLUDING §580D OF THE CALIFORNIA CODE OF CIVIL PROCEDURE OR ANY SIMILAR LAWS OF THE STATE OF CALIFORNIA OR OF ANY OTHER APPLICABLE JURISDICTION.

(e)	(1) Notwithstanding anything to the contrary elsewhere contained herein or in any other Loan Document, until payment in full in cash of the Guarantied Obligations (other than any contingent obligations not yet asserted and Secured Cash Management Obligations and Secured Hedge Obligations as to which arrangements satisfactory to the applicable counterparty shall have been made), each Guarantor hereby waives with respect to Borrower and its respective successors and assigns (including any surety) and any other party any and all rights at law or in equity, to subrogation, to reimbursement, to exoneration, to contribution, to setoff or to any other rights that could accrue to a surety against a principal, to a guarantor against a maker or obligor, to an accommodation party against the party accommodated, or to a holder or transferee against a maker and which such Guarantor may have or hereafter acquire against Borrower or any other party in connection with or as a result of Borrower’s execution, delivery and/or performance of the Loan Agreement or any other Loan Document. Each Guarantor agrees that it shall not have or assert any such rights against Borrower or Borrower’s successors and assigns or any other Person (including any surety), either directly or as an attempted setoff to any action commenced against such Guarantor by Borrower (as borrower or in any other capacity) or any other Person until the Guaranteed Obligations have been paid in full in cash to the Secured Parties. Each Guarantor hereby acknowledges and agrees that this waiver is intended to benefit the Secured Parties and shall not limit or otherwise affect any of Borrower’s liability hereunder, under any other Loan Document to which Borrower is a party, or the enforceability hereof or thereof.

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(2)            To the extent any waiver of subrogation contained in subparagraph (e)(1) is unenforceable, each Guarantor shall, until the Guarantied Obligations shall have been paid in full (other than Secured Cash Management Services Obligations and Secured Hedge Obligations as to which arrangements satisfactory to the applicable Secured Party have been made), the Commitments shall have terminated and all Letters of Credit shall have expired or been terminated or canceled (or the reimbursement obligations in respect thereof shall have been secured with cash collateral or letters of credit in a manner reasonably satisfactory to the Issuing Bank), withhold exercise of (x) any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against Borrower or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including without limitation (i) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against Borrower, (ii) any right to enforce, or to participate in, any claim, right or remedy that any Secured Party now has or may hereafter have against Borrower, and (iii) any benefit of, and any right to participate in, any Collateral or security now or hereafter held by the Secured Parties, and (y) any right of contribution such Guarantor may have against any other Guarantor (including without limitation any such right of contribution). Each Guarantor further agrees that, to the extent the agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against Borrower or against any Collateral or other collateral or security described in any of the Loan Documents, and any rights of contribution Guarantor may have against any such other Guarantor, shall be junior and subordinate to any rights the Administrative Agent or any other Secured Party may have against Borrower, to all right, title and interest the Secured Parties may have in any such collateral or security, and to any right the Secured Parties may have against such other Guarantor. The Administrative Agent, on behalf of itself and the other Secured Parties, may use, sell or dispose of any item of Collateral or other collateral or security described in any of the Loan Documents as it sees fit without regard to any subrogation rights any Guarantor may have, and upon any such disposition or sale any rights of subrogation Guarantors may have shall terminate. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement or indemnification rights at any time when all Guarantied Obligations shall not have been paid in full, such amount shall be held in trust for the Administrative Agent on behalf of itself and the other Secured Parties and shall forthwith be paid over to the Administrative Agent for the benefit of itself and the other Secured Parties to be credited and applied against the Guarantied Obligations, whether matured or unmatured, in accordance with Section 12 of this Guaranty.

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7.            Releases. Each Guarantor consents and agrees that, without notice to or by such Guarantor and without affecting or impairing the obligations of such Guarantor hereunder, the Administrative Agent (including, for the avoidance of doubt, acting at the instruction of the Required Lenders) may, by action or inaction, compromise or settle, extend the period of duration or the time for the payment, or discharge the performance of, or may refuse to, or otherwise not enforce, or may, by action or inaction, release all or any one or more parties to, any one or more of the Loan Agreement, the Notes, or any of the other Loan Documents or may grant other indulgences to Borrower in respect thereof, or may amend, supplement or otherwise modify in any manner and at any time (or from time to time) any one or more of the Loan Agreement, the Notes or any of the other Loan Documents, any Hedge Agreements or any agreements relating to any Cash Management Services, or may, by action or inaction, release or substitute any other Guarantor, if any, of the Guarantied Obligations, or may enforce, exchange, release, or waive, by action or inaction, any security for the Guarantied Obligations (including any Collateral) or any other guaranty of the Guarantied Obligations, or any portion thereof, or may transfer or consent to the transfer by any Loan Party of any or all of the Collateral or any other collateral or security described in the Loan Documents or otherwise. Notwithstanding anything to the contrary contained in this Guaranty, the occurrence of any Collateral Release Event under the Loan Agreement shall not in any manner discharge, affect or impair the Guarantied Obligations or the obligations and agreements of the Guarantors in this Guaranty, which, in each case, shall continue in full force and effect.

8.            No Election. The Administrative Agent for the benefit of Secured Parties shall have the right to seek recourse against any Guarantor to the fullest extent provided for herein and no election by Secured Parties to proceed in one form of action or proceeding, or against any Guarantor or other party, or on any obligation, shall constitute a waiver of Secured Parties’ right to proceed in any other form of action or proceeding or against any other Guarantor or other parties unless Secured Parties have expressly waived such right in writing. Specifically, but without limiting the generality of the foregoing, no action or proceeding by Secured Parties under any document or instrument evidencing the Guarantied Obligations shall serve to diminish the liability of Guarantors under this Guaranty except to the extent that Secured Parties shall have realized payment in full in cash of the Guarantied Obligations (other than any contingent obligations not yet asserted and Secured Cash Management Obligations and Secured Hedge Obligations as to which arrangements satisfactory to the applicable counterparty shall have been made) by such action or proceeding.

9.            Reinstatement. In the event that, for any reason, all or any portion of payments of any Guarantied Obligations to Secured Parties is rescinded, set aside or restored, whether voluntarily or involuntarily, after the making thereof, including upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, the obligation or part thereof intended to be satisfied thereby shall be revived and continued in full force and effect as if said payment or payments had not been made and each Guarantor shall be liable for the full amount Secured Parties are required to repay plus any and all costs and expenses (including attorneys’ fees) paid by Secured Parties in connection therewith.

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10.          Financial Condition of Borrower. Each Guarantor represents and warrants to the Administrative Agent for the benefit of Secured Parties that it is currently informed of the financial condition of Borrower and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Guarantied Obligations. Each Guarantor further represents and warrants to the Administrative Agent for the benefit of Secured Parties that it has read and understands the terms and conditions of the Loan Agreement, the Notes and the other Loan Documents. Each Guarantor hereby covenants that it will continue to keep itself informed of Borrower’s financial condition, the financial condition of other guarantors, if any, and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Guarantied Obligations. Each Guarantor hereby expressly waives and relinquishes any duty on the part of any Secured Party (should any such duty exist) to disclose to any Guarantor any matter, fact or thing related to the business, operations or condition (financial or otherwise) of Borrower and its Subsidiaries or their properties, whether now known or hereafter known by the Secured Parties during the life of this Guaranty. With respect to any of the Guarantied Obligations, the Secured Parties need not inquire into the powers of Borrower or any Subsidiary thereof or the officers or employees acting or purporting to act on their behalf, and all Guarantied Obligations made or created in good faith reliance upon the professed exercise of such powers shall be binding and enforceable.

11.          Subordination. Each Guarantor hereby agrees that after the occurrence and during the continuance of an Event of Default any and all present and future indebtedness of Borrower owing to such Guarantor shall be postponed in favor of and subordinated to payment in full in cash of the Guarantied Obligations (other than any contingent obligations not yet asserted and Secured Cash Management Obligations and Secured Hedge Obligations as to which arrangements satisfactory to the applicable counterparty shall have been made). Each Guarantor agrees that amounts paid over to the Administrative Agent for the benefit of Secured Parties pursuant to the subordination provisions of this Section 11 shall be separate and apart from, and shall not be credited to, the liability of such Guarantor pursuant to Section 2.

12.          Payments; Application. All payment to be made hereunder by any Guarantor shall be (a) made in lawful money of the United States of America at the time of payment, in immediately available funds, and without setoff, deduction (whether for Taxes or otherwise) or counterclaim, and (b) applied in accordance with the terms set forth in Section 7.03 of the Loan Agreement.

13.          Attorneys’ Fees and Other Costs. Each Guarantor agrees to pay, on demand, all reasonable attorneys’ fees and all other reasonable costs and expenses which may be incurred by Secured Parties in the enforcement of this Guaranty or in any way arising out of, or consequential to the protection, assertion, or enforcement of the Guarantied Obligations (or any security therefor), irrespective of whether suit is brought.

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14.          Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, to the applicable party at its address or facsimile number set forth below or at such other address or facsimile number as may be designated by such party in a notice to the other parties. Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).

If to any Guarantor:     The Cheesecake Factory Incorporated
26901 Malibu Hills Road
Calabasas Hills, California 91301
Attention: Matthew Clark
Facsimile: (866) 788-8849

With a copy of any notice of the occurrence of a Default to:

26901 Malibu Hills Road

Calabasas Hills, California 91301

Attention: General Counsel

Facsimile: (818) 871-3110

If to Administrative Agent:

JPMorgan Loan Services
JPMorgan Chase Bank, N.A.
10 South Dearborn
L2 Floor
Chicago, Illinois 60603
Attention: Christopher Jefferson
Facsimile: (844) 490-5663
Email: jpm.agency.cri@jpmorgan.com

With copies to:            JPMorgan Chase Bank, N.A.

2029 Century Park East

38th Floor

Los Angeles, California 90067

Attention: Jeff Bailard

and

Mayer Brown LLP
1221 Avenue of the Americas
New York, NY 10020
Attention: Adam C. Wolk
Facsimile: (212) 849-5957

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15.          Cumulative Remedies. No remedy under this Guaranty or under the Loan Agreement, the Notes or any other Loan Document is intended to be exclusive of any other remedy, but each and every remedy shall be cumulative and in addition to any and every other remedy given under this Guaranty, the Loan Agreement, the Notes or any other Loan Document, and those provided by law. No delay or omission by Secured Parties to exercise any right under this Guaranty shall impair any such right nor be construed to be a waiver thereof. No failure on the part of Secured Parties to exercise, and no delay in exercising, any right under this Guaranty shall operate as a waiver thereof; nor shall any single or partial exercise of any right under this Guaranty preclude any other or further exercise thereof or the exercise of any other right.

16.          Severability of Provisions. Any provision of this Guaranty that is prohibited or unenforceable under applicable law shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

17.          Entire Agreement; Amendments. This Guaranty constitutes the entire agreement among each Guarantor and Secured Parties pertaining to the subject matter contained herein. This Guaranty may not be altered, amended, or modified, nor may any provision hereof be waived or noncompliance therewith consented to, except by means of a writing executed by each Guarantor and Administrative Agent. Any such alteration, amendment, modification, waiver, or consent shall be effective only to the extent specified therein and for the specific purpose for which given. No course of dealing and no delay or waiver of any right or default under this Guaranty shall be deemed a waiver of any other, similar or dissimilar, right or default or otherwise prejudice the rights and remedies hereunder.

18.          Successors and Assigns. Subject to the terms of the Loan Agreement, this Guaranty shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the Secured Parties and their successors and assigns; provided, however, no Guarantor may assign this Guaranty or delegate any of its duties hereunder without the Administrative Agent’s prior written consent and any unconsented to assignment shall be absolutely void. In the event of any assignment or other transfer of rights by Secured Parties in accordance with the terms of the Loan Agreement, the rights and benefits herein conferred upon Secured Parties shall automatically extend to and be vested in such assignee or other transferee.

19.          GOVERNING LAW, JURISDICTION; WAIVER OF JURY TRIAL.

(a)            THE VALIDITY OF THIS GUARANTY, ITS CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT, AND THE RIGHTS OF EACH GUARANTOR AND EACH SECURED PARTY, SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

(b)            Each Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in the Borough of Manhattan), and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty or the transactions relating hereto or thereto, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may (and any such claims, cross-claims or third party claims brought against the Administrative Agent or any of its Related Parties may only) be heard and determined in such federal court (to the extent permitted by law) or New York State court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guaranty shall affect any right that any Secured Party may otherwise have to bring any action or proceeding relating to this Guaranty against any Guarantor or its properties in the courts of any jurisdiction.

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(c)         Each Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty in any court referred to in paragraph (b) of this Section. Each Guarantor hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)         Each Guarantor irrevocably consents to service of process in the manner provided for notices in Section 14. Nothing in this Guaranty will affect the right of any Guarantor or any Secured Party to serve process in any other manner permitted by law.

(e)        TO THE MAXIMUM EXTENT PERMITTED BY LAW, GUARANTORS AND SECURED PARTIES HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH GUARANTOR AND EACH SECURED PARTY REPRESENTS THAT IT HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS GUARANTY MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

20.          Joint and Several Liability. The liability of the Guarantors hereunder shall be joint and several.

21.       California Judicial Reference. If any action or proceeding is filed in a court of the State of California by or against any party hereto in connection with any of the transactions contemplated by this Guaranty or any other Loan Document, (a) the parties agree, and hereby agree to advise the applicable court, that the adjudication of any such action or proceeding (and all related claims) shall be made pursuant to California Code of Civil Procedure Section 638 by a referee (who shall be a single active or retired judge) who shall hear and determine all of the issues in such action or proceeding (whether of fact or of law) and report a statement of decision, provided that at the option of any party to such proceeding, any such issues pertaining to a “provisional remedy” as defined in California Code of Civil Procedure Section 1281.8 shall be heard and determined by the court, and (b) without limiting the generality of Section 13, Borrower shall be solely responsible to pay all fees and expenses of any referee appointed in such action or proceeding.

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22.          Headings; Counterparts; Electronic Signatures. Section headings used herein are for convenience of reference only, are not part of this Guaranty and shall not affect the construction of, or be taken into consideration in interpreting, this Guaranty. This Guaranty may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. The provisions set forth in Sections 9.06(b) of the Loan Agreement shall apply herein as if fully set forth herein, mutatis mutandis.

23.          Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Guarantor to honor all of its obligations under this Guaranty in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 23 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 23 or otherwise under this Guaranty voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 23 shall remain in full force and effect until the Guarantied Obligations have been paid in full in cash (other than any contingent obligations not yet asserted and Secured Cash Management Obligations and Secured Hedge Obligations as to which arrangements satisfactory to the applicable counterparty shall have been made) subject to Section 9. Each Qualified ECP Guarantor intends that this Section 23 constitute, and this Section 23 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

24.          Amendment and Restatement. The Existing Guaranty shall, as of the date hereof, be deemed to be amended and restated in its entirety in the form of, and pursuant to, this Guaranty, and the Existing Guaranty shall thereafter be of no further force or effect except to evidence (a) the representations and warranties of the Guarantors prior to the date hereof and (b) any agreement to be performed or required to be performed pursuant to the Existing Guaranty prior to the date hereof. Notwithstanding the foregoing, this Guaranty and the documents executed and delivered in connection herewith do not constitute a novation, payment and reborrowing or termination of any of the obligations of the Guarantors under the Existing Guaranty as in effect prior to the date hereof.

[Signatures Immediately Follow]

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IN WITNESS WHEREOF, each of the undersigned has executed and delivered this Guaranty as of the day and year first written above.

The Cheesecake Factory Restaurants, Inc.

By:	/s/ Matthew Clark
Name:
Title:

The Cheesecake Factory Bakery Incorporated

By:	/s/ Matthew Clark
Name:
Title:

TCF Co. LLC

By: The Cheesecake Factory Incorporated
Its: Sole Member

By:	/s/ Matthew Clark
Name:
Title:

Grand Lux CAFE, LLC

By: The Cheesecake Factory Restaurants, Inc.
Its: Managing Member

By:	/s/ Matthew Clark
Name:
Title:

Signature Page to Third Amended and Restated Guaranty

MIDDLE EAST IP CORPORATION

By:	/s/ Matthew Clark
Name:
Title:

TCF CALIFORNIA HOLDING COMPANY

By:	/s/ Matthew Clark
Name:
Title:

north restaurants LLC

By: The Cheesecake Factory Restaurants, Inc.
Its: Managerr

By:	/s/ Matthew Clark
Name:
Title:

FOX RESTAURANT CONCEPTS LLC

By: FRC Management LLC
Its: Manager

By:	/s/ Samuel F. Fox
Name:
Title:

Signature Page to Third Amended and Restated Guaranty

Acknowledged and agreed as of the date first above written:

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:	/s/ Marshall J. Trenckmann
Name:
Title:

Signature Page to Third Amended and Restated Guaranty

EXHIBIT A
TO
GUARANTY

FORM OF JOINDER TO GUARANTY

This Joinder to Guaranty (this “Joinder”), dated as of __________, 20__, relates to the Third Amended and Restated Guaranty dated as of [●], 2021 (as amended, supplemented or otherwise modified prior to the date hereof, the “Guaranty”), among the Significant Subsidiaries of the Borrower (as defined below) parties thereto as Guarantors (collectively, the “Guarantors”) in favor of JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, together with any successor appointed pursuant to Article VIII of the Loan Agreement referred to below, the “Administrative Agent”), and each of the other Secured Parties under the Loan Agreement referred to below.

In compliance with Section 5.09 of the Third Amended and Restated Loan Agreement dated as of July 30, 2019 (as amended, supplemented, modified or restated from time to time, the “Loan Agreement”; capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement) among The Cheesecake Factory Incorporated, a Delaware corporation (the “Borrower”), the Administrative Agent and the Lenders party thereto from time to time, ____________, a ____________ (the “Additional Guarantor”), hereby agrees as follows:

1.          Joinder. The Guaranty is hereby amended to add as a party, and more specifically, as a Guarantor, thereunder, the Additional Guarantor.

2.         Representations and Warranties. The Additional Guarantor represents and warrants to the Administrative Agent and the other Secured Parties that each of the representations and warranties of a Guarantor contained in the Guaranty is hereby made by the Additional Guarantor as of the date hereof and is true and correct as to the Additional Guarantor as of the date hereof.

3.         Additional Guarantor as Guarantor. The Additional Guarantor assumes all of the obligations and liabilities of a Guarantor under the Guaranty, agrees to be bound thereby as if the Additional Guarantor were an original party to the Guaranty and shall be a Guarantor for all purposes under the Loan Documents.

4.          Effectiveness. This Joinder shall become effective on the date hereof upon the execution hereof by the Additional Guarantor and the Administrative Agent and delivery hereof to the Administrative Agent.

5.          Governing Law. This Joinder shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of law.

[Signatures Immediately Follow]

IN WITNESS WHEREOF, the undersigned has executed and delivered this Joinder as of the day and year first written above.

[Name of Additional Guarantor]

By:
Name:
Title:

Notice Address:

[_______]
[_______]
Attention: [_______]
Facsimile: [_______]

ACKNOWLEDGED AND AGREED:

JPMorgan Chase Bank, N.A., as Administrative Agent

By:
Name:
Title: